As filed with the Securities and Exchange Commission on November 9, 2005

Registration File No. 333-______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(781) 843-3812

(Name, address and telephone number of agent for service)

Copies to:

Robert L. Frome, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York 10022 (212) 451-2300	Douglas S. Ellenoff, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)		Amount of registration fee

common stock, par value $0.001 per share (2)	$25,300,000	(2)	$2,977.81

common stock, par value $0.001 per share, underlying warrants issued in connection with a private placement	$962,500	(3)	$113.29

common stock, par value $0.001 per share, issued in connection with the conversion of a note in connection with a private placement (3)	$2,914,323	(4)	$343.02

Warrant to be issued to Maxim Group LLC in connection with offering	—		—
Shares of Common Stock underlying the Underwriter’s Warrant	$2,159,608		$254.19

Total Registration Fee	$31,336,431		$3,688.31

______________
(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Includes shares of common stock that the underwriter has an option to purchase solely to cover over-allotments, if any.
(3)	There are also being registered such additional securities to cover certain anti-dilution events in the warrant.
(4)

Represents shares of common stock issuable upon the assumed conversion of the principal and accrued interest as well as an additional amount to cover certain anti-dilution events on an aggregate $2,000,000 of our convertible promissory notes bearing interest at an adjustable rate of Wall Street Journal Prime plus two and one-half percent (2.5%) issued in connection with our private financing on September 30, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

This Registration Statement contains a prospectus (“Company Prospectus”) which will be used in connection with an underwritten offering of the Company’s Common Stock. Following the Company Prospectus, there are alternate pages to be included in a second prospectus (“Selling Securityholder Prospectus”), which will be used by selling stockholders in connection with an offering by them for their own accounts of common stock issuable in connection with (i) the conversion of certain convertible notes (“Convertible Notes”) which were delivered in connection with a private placement consummated in September 2005 (“September 2005 Bridge Financing”); and (ii) Common Stock issuable upon the exercise of warrants which were granted in the September 2005 Bridge Financing, from time to time in open market transactions. The Selling Securityholder Prospectus will be identical to the Company Prospectus, except for changes indicated by the alternate pages, which follow after the Company Prospectus.

The information in this prospectus is not complete and may be changes. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated November 9, 2005

                                        Shares

Common Stock

We are offering                               shares of our common stock on behalf of our company, Pipeline Data Inc. Our common stock is quoted on the Over the Counter Bulletin Board, the regulated quotation service maintained by the National Association of Securities Dealers, Inc., under the symbol “PDA.” On November 8, 2005, the last reported sales price of our common stock was $ 0.95 per share. We have applied to have our common stock approved for trading on the American Stock Exchange under the symbol “PPD”, subject to notice of issuance.

This prospectus contains important information that you should know before investing. Please read it before you invest and keep it for future reference.

The registration statement of which this prospectus forms a part also registers up to 440,548 shares (on a post-reverse stock split basis) of our common stock on behalf of a selling stockholder, which shares underlie a convertible promissory note and warrant purchased from us in a private financing in September 2005. The shares of our common stock offered by the selling stockholder are not part of or conditioned on the closing of this offering.

Investing in our common stock involves a high degree of risk. You should carefully read the “Risk Factors“ section of this prospectus beginning on page 9 before investing in our securities.

	Per Share	Total(1)

Public offering price	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to us, before offering related expenses(3)	$	$
______________
(1)

We have granted the underwriter a 45-day option to purchase up to an additional                        shares of our common stock at the public offering price, less the underwriting discount. If this over-allotment option is exercised in full, the total public offering price will be $                       , the total underwriting discount will be $                      and the total proceeds, before expenses, to us would be $                    . In connection with this offering, we have also agreed to sell to the underwriter for $100 a warrant to purchase up to a total of                         shares at an exercise price of $                    . The shares underlying the underwriter’s warrant will be offered pursuant to this prospectus.

(2)	Excludes a non-accountable expense allowance of 2% of the gross proceeds of the offering, or $ per share ($ in the aggregate) payable to the underwriter.
(3)	We estimate that we will incur approximately $ in offering expenses in connection with this offering.

The shares of common stock being sold by us are being sold on a firm commitment basis. The underwriter has the option to purchase up to 15% of underwritten shares of common stock within 45 days from the date of this prospectus to cover over-allotments, if any. The underwriter expects to deliver the shares being sold by us on or about                             , 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is                             , 2005.

You should rely only on the information contained in this document or to which we have referred you. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports in this prospectus.

Unless otherwise indicated, all information in this prospectus assumes that the underwriter will not exercise their option to purchase shares to cover over-allotments. Unless specifically referred to herein, all information in this prospectus assumes that the one-for-eight reverse stock split of our outstanding common stock, as approved by our board of directors but which is subject to stockholder approval at our upcoming stockholders meeting scheduled for November 28, 2005, has not taken place.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, but does not contain all the information that is important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” beginning on page 9, and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

In this prospectus, we define a merchant as “active” if the merchant’s account status is considered open by us and the merchant is able to process payment transactions. Unless otherwise specified or the context otherwise requires, references in this prospectus to “Pipeline,” “we,” “our” and “us” refer to Pipeline Data Inc. and its subsidiaries on a consolidated basis.

Our Business

We are an integrated provider of merchant payment processing services and other related software products. We currently deliver credit and debit card-based payment processing and related services to approximately 15,000 small to medium-sized merchants who operate either in a physical “brick and mortar” business environment or over the Internet. Our payment processing services enable merchants to process both traditional card-present, or “swipe,” transactions, as well as card-not-present transactions. A traditional card-present transaction, occurs whenever a cardholder physically presents a credit or debit card to a merchant at the point-of-sale. Card-not-present transactions occur whenever the customer does not physically present a payment card at the point-of-sale, including over the Internet or by mail, fax or telephone.

Our primary customer base consists of small to medium-sized merchants. We estimate that there are approximately 4.6 million merchants in the United States, representing 5.7 million locations, of which we estimate there to be 3.2 small to medium-sized merchants currently accepting Visa and MasterCard credit cards. We believe that the small to medium-sized merchant market offers us significant growth opportunities for the “first time” installation and subsequent servicing of credit card authorization and payment systems.

We market and sell our services primarily through three lines of distribution: the Internet, banks and Independent Sales Organizations, which we refer to herein as ISOs, which we define as any non-bank party that sells card-based payment processing services to merchants. We have contractual relationships with 54 banks, comprising over 420 bank branch locations, and with 48 credit unions that serve as referral sources for our products and services. We also have relationships with over 30 ISOs that act as a non-employee, external sales force in communities throughout the United States. We also market over the Internet, targeting small to medium-sized e-commerce businesses.

We derive the majority of our revenue from fee income related to payment transaction processing, which is primarily comprised of a percentage of the dollar amount of each transaction we process, as well as a flat fee per transaction. We have outsourced a portion of our services to third-party processors including, but not limited to, CTS Holdings, Inc. (a wholly owned subsidiary of First Data Corp), Nova Information Systems, Inc. and Wells Fargo Bank, to whom, in each case, we remit a portion of the fee income for services they provide. We operate through several wholly owned subsidiaries:

•	SecurePay.com, Inc., which we refer to herein as SecurePay;
•	Northern Merchant Services, Inc., which we refer to herein as NMSI;
•	Pipeline Data Processing, Inc., which we refer to herein as PDP;

•	Pipeline Data Portfolio Acquisitions, Inc., which we refer to herein as Pipeline Acquisitions; and
•	Aircharge, Inc., which we refer to herein as Aircharge.

Industry Overview

Over the past ten years, the usage of non-cash forms of payment, such as credit and debit cards, has steadily increased. According to The Nilson Report, a leading industry publication that tracks the transaction processing industry, purchases by U.S. consumers using credit cards will grow from $1.47 trillion in 2003 to $2.28 trillion in 2008. The Nilson Report has additionally forecasted that purchase volume by U.S. consumers using Visa credit cards should increase 63% from 2003 through 2008 and MasterCard usage is also forecasted to increase by 46%. The Federal Services Policy Committee of the Federal Reserve System reported that for the first time in United States history, the 44.5 billion electronic payment transactions in 2003 exceeded the 36.7 billion check transactions for the same period. The dollar volume on electronic payment transactions as reported by Nilson totaled $27.4 trillion in 2004 versus checks sustaining dollar volume of $39.3 trillion for the same period. This shift in electronic payment reflects the expanding role of technology and its impact on consumer spending within retail, financial and banking businesses that are likely to continue for the foreseeable future.

We believe there is and will continue to be promising opportunities in offering transaction processing services to small to medium-sized merchants. The proliferation of credit and debit cards has made the acceptance of card-based payment a necessity for businesses, from large to small, in order to remain competitive. As a result, many of these existing and new small to medium-sized businesses are seeking to provide customers with the ability to pay for merchandise and services using credit or debit cards, including those in industries that have historically accepted cash and paper checks as the only forms of payment for their merchandise and services.

Our Strategy

Our strategy is to build our business through acquisitions and organic growth. We intend to aggressively grow the number of merchant accounts serviced through the solicitation of new merchant accounts and the acquisition of merchant portfolios and compatible businesses. We will seek to achieve greater profitability by continuing to build efficient and scalable processing and servicing platforms. Management has strong relationships and extensive experience in the payment processing industry and a history of providing reliable, customer-focused service to our merchants. Our platform of services is very flexible, enabling merchant customization and scalability to meet the requirements of high transaction volumes.

Our strategic objectives are to:

•	Make strategic acquisitions of merchant account portfolios and of compatible payment businesses;
•	Expand our portfolio of merchant clients through our internal sales efforts and through banks and ISOs;
•	Grow our relationships with banks and ISOs;
•	Expand our marketing efforts; and
•	Continue to create and exploit operating efficiencies.

Recent Developments

Charge.com Acquisition

On July 19, 2005, our newly-created subsidiary entered into a merger agreement to acquire Charge.com, Inc., a significant participant in the merchant account acquiring sector. Capitalizing on highly optimized search engine placement, extensive affiliate channels and unique referral programs, Charge.com has developed a comprehensive Internet-based sales organization with more than 8,000 merchant account clients. For the year ended 2004, Charge.com reported $2.3 million in audited operating income and has acquired approximately 500 new merchant accounts per month during 2004. Charge.com has experienced earnings growth in excess of 30% in each of the last three years. Our merger agreement with Charge.com provides that we will acquire all the stock of Charge.com in exchange for:

•	Seven Million Five Hundred Thousand ($7,500,000) Dollars in immediately negotiable funds; and
•

The number of shares of our restricted common stock that have an aggregate market value of Nine Million Five Hundred Thousand ($9,500,000) Dollars, which shares are subject to twelve (12) month lock-up provisions and of which shares valued at Five Million Five Hundred Thousand ($5,500,000) Dollars shall be afforded certain price protection provisions. The former Charge.com stockholders will be granted standard piggy-back registration rights with respect to the shares received in the acquisition, commencing from the expiration of a twelve (12) month lock-up period commencing from the closing of this offering.

We intend to use approximately $8.5 million of the proceeds from this offering in connection with our acquisition of Charge.com.

Aircharge Acquisition

On October 7, 2005, and effective September 30, 2005, our wholly-owned subsidiary, Aircharge, Inc., acquired World Products, Inc. d.b.a. AIRCHARGE, one of the first companies to deploy a cellular phone-based credit card acceptance solution for mobile business merchants. In this prospectus, we refer to this newly acquired company as Aircharge. Aircharge was founded in 1999 and provides wireless payment products and value added services to the credit card and check-processing marketplace. Aircharge was recently selected by Sprint Nextel Corp. (NYSE:S) as a national “Industry Solutions Partner” to provide credit card acceptance solutions to business customers. Aircharge currently offers payment processing solutions, credit card processing and wireless check conversion on all Nextel Java-enabled phones. Pursuant to our merger agreement with Aircharge, we acquired all the stock of Aircharge in exchange for:

•	Two Hundred Thousand ($200,000) Dollars in immediately negotiable funds.
•

A promissory note in the principal amount of Five Hundred Twenty-Five Thousand ($525,000) Dollars bearing interest at LIBOR, convertible into shares of our common stock at $12.00 per share (after giving effect to our proposed one-for-eight reverse stock split).

•

One Hundred Twelve Thousand Five Hundred Shares (112,500) of our restricted common stock. The former Aircharge stockholders will be subject to a twelve (12) month lock-up period commencing from the closing of this offering.

•	An additional One Hundred Twenty Five Thousand Shares (112,500) of our restricted common stock may be issued subject to performance incentives.

Private Financing

On September 30, 2005, we entered into a financing arrangement with CAMOFI Master LDC, an affiliate of Centrecourt Asset Management LLC. Under the arrangement, we issued CAMOFI Master LDC a $2,000,000 convertible note that will mature on September 30, 2008. The convertible note bears interest at an adjustable rate of Wall Street Journal Prime Rate plus two and one-half percent (2.5%). The note is convertible into registered shares of our common stock at a fixed conversion price of $8.80 per share. To secure the obligations under our CAMOFI Master LDC note, we entered into a security agreement, dated September 30, 2005, under which we granted to CAMOFI Master LDC a second priority security interest in our assets, which interest is junior to the security interest we previously issued to Laurus Master Fund Ltd. Assuming that we use proceeds from this offering to repay our outstanding debt to Laurus Master Fund Ltd., CAMOFI Master LDC will have a first priority security interest in all of our assets and in the assets of our subsidiaries. Pursuant to the financing arrangement, we issued CAMOFI Master LDC warrants to purchase 87,500 shares of our common stock. The warrants have a five year term and have an exercise price of $8.80 per share. The shares of our common stock underlying the CAMOFI Master LDC note and warrant are being registered for resale pursuant to the registration statement of which this prospectus is a part.

Our Recent Financial Results

Our revenues are derived primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, fees charged to merchants for these processing services are based on a variable percentage of the dollar amount of each transaction as well as an additional pre-determined transaction fee; we refer to these fees as interchange fees in this prospectus. Merchant customers may also be charged miscellaneous fees, including statement fees, annual fees, monthly minimums fees, fees for handling payment chargebacks, gateway fees and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (such as MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Included in the cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to our merchant customers.

For the six months ended June 30, 2005, we generated net revenues of $10,753,982 as compared to revenues of $6,949,854 for the six months ended June 30, 2004. Our cost of goods and services sold aggregated $7,961,215 as compared to $5,557,077 for the six months ended June 30, 2004, and yielded a gross profit of $2,792,767 as compared to $1,392,777 for the six months ended June 30, 2004. Our operating expenses aggregated approximately $2,433,697 for the six months ended June 30, 2005 as compared to $1,185,050 for the six months ended June 30, 2004, and consisted of the following categories as a percentage of revenues for the six months ended June 30, 2005: salaries and payroll costs: $1,641,786 (15.3%), selling, general and administrative expenses: $740,584 (6.9%), and depreciation and amortization: $51,327 (0.5%).

Corporate Information

The mailing address and the telephone number of our principal executive offices is 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169, (617) 405-2600.

The Offering

Common stock offered	shares
Common stock immediately outstanding after this offering	shares
Use of proceeds	We intend to use the estimated net proceeds from this offering as follows:
• Eight Million Five Hundred Thousand ($8,500,000) Dollars as partial consideration for the acquisition of Charge.com and related expenses associated with such acquisition;
• repay all outstanding indebtedness, or Seven Million Two Hundred Fifty Thousand ($7,250,000) Dollars, we owe to Laurus Master Fund, Ltd.; and
• up to ($ ) Dollars for working capital.
Current OTCBB and Proposed AMEX symbol	Currently, our common stock is trading on the OTCBB under the symbol PPDA. We have applied for listing on the American Stock Exchange, or AMEX, and have requested the symbol “PPD”.
Risk Factors	See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

The total number of outstanding shares of common stock above excludes the shares underlying the over-allotment option to the underwriter in connection with this offering and:

•

gives effect to a one for eight reverse stock split of our outstanding common stock as approved by our board of directors and, pending stockholder approval, shall be effective upon closing this offering; and

•

excludes Nine Million Five Hundred Thousand ($9,500,000) Dollars in shares to be issued as partial consideration for our contemplated acquisition of Charge.com as well as any additional shares in connection with price protection provisions for certain of such shares;

•

excludes any shares to be issued in connection with the conversion of a promissory note issued to the former stockholders of Aircharge as well as additional shares in connection with performance incentives;

•

excludes 1,231,736 shares issuable upon exercise of common stock options and put options at a weighted average exercise price of $10.16 including an aggregate of 251,875 shares of common stock issuable upon exercise of stock options to be granted to certain of our officers, directors, employees and service providers immediately following the closing of this offering or in connection with certain of our acquisitions;

•	excludes 455,337 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $12.56 per share;

•

excludes up to 440,548 shares of common stock issuable upon the conversion of Convertible Notes and upon the exercise of warrants held by CAMOFI Master LDC, exclusive of any accrued interest on the Convertible Notes or pursuant to certain anti-dilution provisions in the Convertible Notes and warrants; and

•	excludes 669,097 shares of common stock issuable upon the conversion of secured convertible notes held by Laurus Master Fund Ltd. which will be paid off with proceeds from this offering.

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Summary Selected Consolidated Financial Data

We derived the following summary selected consolidated financial data from our consolidated financial statements, which have been audited by Drakeford & Drakeford, LLC, independent accountants and from our unaudited consolidated financial statements for the period ending June 30, 2005. Historical results are not necessarily indicative of the results to be expected in the future. You should read the summary selected consolidated financial data presented below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes to those financial statements appearing elsewhere in this prospectus. For a review of the possible effect of the acquisition of Charge.com, see the “Pro Forma Financial Information” section of this prospectus. The following share and per share data does not reflect our proposed reverse stock split.

Summary Consolidated Statements of Operations Data:

	For the years ended December 31		Six months ended June 30,

	2004	2003	2005	2004

			(Unaudited)	(Unaudited)

Revenue	$15,565,134	$10,246,955	$10,753,982	$6,949,854

Cost of goods and services sold	12,443,970	8,532,958	7,961,215	5,557,077

Gross profit	3,121,164	1,713,997	2,792,767	1,392,777

Total operating Expenses	3,115,172	1,961,210	2,433,697	1,185,050

Net (loss) from operations	5,992	(247,213)	359,070	207,727

Total other income (expenses)	(303,213)	(52,577)	(283,888)	(94,882)

Income (loss) before income tax benefit	(297,221)	(299,790)	75,182	112,845

Benefit from income taxes	0	0	150,501	0

Net income (loss)	$(297,221)	$(299,790)	$225,683	$112,845

Net earnings (loss) per common share:
Basic	$(.01)	$(.02)	$0.01	$0.01
Diluted	$(.01)	$(.02)	$0.01	$0.00

Weighted average shares outstanding:
Basic	21,107,818	12,902,851	26,532,907	18,925,500
Diluted	21,107,818	12,902,851	29,214,053	28,185,240

Summary Consolidated Balance Sheet Data:

	December 31, 2004	June 30, 2005 (Unaudited)	As adjusted(1)	Pro Forma as adjusted(2)

Total Current Assets	$1,529,073	$1,865,045
Total Other Assets	$11,431,087	$11,501,633
Total Assets	$13,307,252	$13,865,405
Current Liabilities	$1,567,988	$1,550,525
Long-Term Liabilities	$5,756,737	$5,326,972
Stockholders’ Equity	$5,982,530	$6,987,908
______________
(1)

As adjusted to reflect the sale of                    shares of common stock offered hereby at an assumed public offering price of $                     per share, after deducting the underwriter’s discount and the underwriter’s expenses but excluding all other offering-related and acquisition expenses. Does not include shares of common stock issuable by us pursuant to the over-allotment option.

(2)

Pro forma as adjusted to reflect: (i) the sale of                      shares of common stock offered hereby at an assumed public offering price of $                     per share, (ii) the application of the estimated net proceeds as set forth in “Use of Proceeds,” after deducting the underwriter’s discount, the underwriter’s expenses and all other offering-related and acquisition expenses, (iii) the issuance of                     shares of common stock in connection with the Aircharge and Charge.com acquisitions (but does not include                     shares of common stock which may be earned as contingent consideration); (iv) the issuance of warrants to purchase                     shares and $2,000,000 of Senior Subordinated Convertible Notes convertible into                     shares of our common stock held by CAMOFI Master LDC. Does not include shares issuable by us pursuant to the underwriter’s over-allotment option.

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information in this prospectus, including our financial statements and related footnotes, you should carefully consider the following risk factors before deciding to invest in our securities. If any of the following risks actually occur, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to our Business

We have a history of operating losses and will need to generate significant revenue to achieve or maintain our profitability.

Since inception, we have been engaged in start-up activities and have acquired payment processing businesses and portfolios of merchant accounts to grow our business, both of which require substantial capital and other expenditures. As a result, we have not maintained profitability and may continue to incur losses in the future. While gross profit for the six months ended June 30, 2005 grew to $2,792,767 from $1,392,777 for the six months ended June 30, 2004, we had a net loss of $297,221 for the year ended December 31, 2004 and a net loss of $299,790 for the year ended December 31, 2003. We expect our cash needs to increase significantly for the next several years as we:

•	acquire additional payment processing businesses and portfolios of merchant accounts;
•	increase awareness of our services;
•	expand our customer support and service operations;
•	hire additional marketing, customer support and administrative personnel; and
•	implement new and upgraded operational and financial systems, procedures and controls.

As a result of these continuing and new expenses, we need to generate significant revenues to achieve and maintain profitability. To date, our operations have been supported by financings and through sales of our securities, including an aggregate $6,000,000 secured convertible debt facility, represented by three secured convertible notes, secured from Laurus Master Fund, Ltd. as well as a $2,000,000 convertible debt facility secured from CAMOFI Master LDC. If we do not continue to increase our revenues, our business, results of operations and financial condition could be materially and adversely affected.

We have incurred substantial levels of debt, which could impair our financial and operating flexibility.

We have incurred substantial debt in connection with the financing of our operations and acquisitions. As of June 30, 2005, the outstanding principal and interest under three secured convertible notes to Laurus Master Fund, Ltd. was $5,544,672 ($5,507,867 in principal) and under a series of convertible notes to individual investors was $539,204. Subsequent to June 30, 2005 we incurred additional debt in the principal amount of: (i) $2,000,000 in a private placement and (ii) $525,000 in connection with our acquisition of Aircharge. We may incur additional debt in the future in order to pursue our acquisition strategy or for other purposes. Substantial indebtedness could impair our ability to obtain additional financing for working capital expenditures or further acquisitions. Covenants governing any indebtedness we incur would likely restrict our ability to take specific actions, including our ability to pay dividends or distributions, redeem or repurchase our capital stock, issue, sell or allow distributions on capital stock of our subsidiaries, enter into transactions with affiliates, merge, consolidate or sell our assets, or make capital expenditure investments. In addition, the use of a substantial portion of the cash generated by our operations is used to cover debt service obligations. Security interests granted on our assets could limit our financial and business flexibility.

If an event of default occurs under the secured convertible notes we issued to Laurus Master Fund, Ltd., it could result in a material adverse effect on our business, operating results, or financial condition as Laurus maintains a first priority security interest in all of our assets and in the assets of our subsidiaries.

We issued Laurus Master Fund, Ltd. a total of $6,000,000 in secured convertible notes as follows: a $2,000,000 secured convertible note on February 27, 2004, a $1,000,000 secured convertible note on June 16, 2004, and a $3,000,000 secured convertible note on August 31, 2004. As of June 30, 2005, the outstanding principal owed to Laurus Master Fund, Ltd. was $5,507,867, while outstanding interest was $36,805. While we plan to use a portion of the proceeds of this offering to repay all of our outstanding debt owed to Laurus, investors should be aware that the following events constitute events of default under these notes:

•	failure to pay interest and principal payments when due;
•	a breach of any material covenant or term or condition of the note or in any agreement made in connection therewith;
•	a breach of any material representation or warranty made in the note or in any agreement made in connection therewith;
•	an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us;
•	any form of bankruptcy or insolvency proceeding instituted by or against us, which is not vacated within 90 days;
•	any money judgment or similar final process filed against us for more than $250,000, which shall remain unvacated, unbonded or unstayed for a period of 90 days;
•	our failure to timely deliver registered shares of our common stock when due upon conversions of the note;
•	quotation or trading of our common stock suspended for 5 consecutive days or 5 days during any 10 consecutive days from a principal market; or
•	a change in control.

If we default on any of the notes, the holder has the right to accelerate the full outstanding principal amount and demand immediate payment. In addition, following default, we will be required to pay 125% of the outstanding principal amount of the note and any interest accrued thereon. We intend to repay all of our indebtedness owed to Laurus Master Fund, Ltd. ($7,250,000) out of the proceeds of this offering.

If an event of default occurs under the secured convertible note we issued to CAMOFI Master LDC, it could result in a material adverse effect on our business, operating results, or financial condition as CAMOFI Master LDC maintains a first priority security interest in all of our assets and in the assets of our subsidiaries.

In September 2005, we issued $2,000,000 of Senior Subordinated Convertible Notes to CAMOFI Master LDC. Assuming that we use proceeds from this offering to repay all of our outstanding debt owed to Laurus, CAMOFI Master LDC will have a first priority security interest in all of our assets and in the assets of our subsidiaries. The following events constitute events of default under these notes:

•	failure to pay interest and principal payments when due;
•

a breach of any material covenant or term or condition of the note, in any agreement made in connection therewith or in any other material agreement, lease, document or instrument to which the we or our subsidiaries are bound;

•	a breach of any material representation or warranty made in the note or in any agreement made in connection therewith;
•	an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us;
•	any form of bankruptcy or insolvency proceeding instituted by or against us, which is not vacated within 60 days;
•	any money judgment or similar final process filed against us for more than $50,000, which shall remain unvacated, unbonded or unstayed for a period of 90 days;
•	our failure to timely deliver registered shares of our common stock when due upon conversions of the note;
•	quotation or trading of our common stock suspended for 5 consecutive trading days or more than 10 consecutive trading days or 15 non-consecutive trading days during any 12 month period; or
•	a change in control;
•	our failure to timely deliver registered shares of our common stock when due upon conversions of the note.

If we default on our obligations to CAMOFI Master LDC under applicable agreements, the cash required to pay such amounts will most likely come out of our working capital. Since we rely on our working capital for our day to day operations, such a default on the note would have a material adverse effect on our business, operating results, or financial condition. In such event, we may be forced to restructure, file for bankruptcy, sell assets or cease operations, any of which would put your investment dollars, and the value of our common stock, at significant risk. Further, our obligations under the notes are secured by substantially all of our assets. Failure to fulfill our obligations under the notes and related agreements could lead to loss of these assets, which would be detrimental to our operations.

The restrictions on our activities contained in the Laurus Master Fund, Ltd. financing documents could negatively impact our ability to obtain financing from other sources.

So long as 50% of the principal amount of two Laurus Master Fund, Ltd. secured convertible notes aggregating $3,000,000 is outstanding and 25% of the principal amount of one secured convertible Laurus note in the face amount of $3,000,000 is outstanding, the Laurus Master Fund, Ltd. financing documents restrict us from incurring additional debt without the prior approval of Laurus Master Fund, Ltd., subject to certain specified exceptions. To the extent that Laurus Master Fund, Ltd. declined to approve a debt financing that does not otherwise qualify for an exception to the consent requirement, we would be unable to obtain such debt financing. In addition, subject to certain exceptions, we have granted to Laurus Master Fund, Ltd. a right of first refusal to provide additional financing to us in the event that we propose to engage in additional debt financing. Laurus Master Fund, Ltd.’s right of first refusal could act as a deterrent to third parties which may be interested in providing us with debt financing or purchasing our equity securities. To the extent that such financing is required for us to conduct our operations, these restrictions could materially adversely impact our ability to achieve our operational objectives.

Low market prices for our common stock would result in greater dilution to our stockholders, and could negatively impact our ability to convert the Laurus Master Fund, Ltd. debt into equity.

The market price of our common stock significantly impacts the extent to which the respective Laurus Master Fund, Ltd. and CAMOFI Master LDC debts are convertible into shares of our common stock and the dilution that will occur to our stockholders. The lower the market price of our common stock as of the respective times of any such conversion on either the obligation owed to Laurus Master Funds Ltd. or CAMOFI Master LDC, the more shares we will be required to issue to Laurus Master Fund, Ltd. and/or to CAMOFI Master LDC to convert the principal and interest payments then due. If the market price of our common stock falls below thresholds of $1.00 and $1.15 (on a pre-reverse stock split basis) with respect to the Laurus Master Fund, Ltd. debt and $1.10 (on a pre-reverse stock split basis) with respect to the CAMOFI Master Fund LDC debt, we will be unable to convert any such repayments of principal and interest into equity, and we will be required to make such repayments in cash. Our operations could be materially adversely impacted if we are required to make repeated cash payments on the unrestricted portion of the Laurus Master Fund, Ltd. debt or the CAMOFI Master LDC debt.

Additional authorized shares of our common stock and preferred stock available for issuance may adversely affect the market for our common stock.

We are authorized to issue 11,875,000 shares of our common stock. As of June 30, 2005, there were 26,876,188 shares of common stock issued and outstanding (on a pre-reverse stock split basis). However, the total number of shares of our common stock issued and outstanding does not include an aggregate of 8,883,678 shares (on a pre-reverse stock split basis) reserved in anticipation of the exercise of options or warrants and an additional 3,524,385 shares of our common stock issuable upon the exercise or conversion of warrants and a convertible note (on a pre-reverse stock split basis) held by CAMOFI Master LDC exclusive of any accrued interest on the Convertible Notes. In addition, we anticipate that we will issue Nine Million Five Hundred Thousand ($9,500,000) Dollars in shares of our restricted common stock in connection with the acquisition of Charge.com as well as any additional shares in connection with price protection provisions for certain of such shares. We also anticipate that we will issue Nine Hundred Thousand (900,000) shares (on a pre-reverse stock split basis) of our restricted common stock in connection with the acquisition of Aircharge as well as any additional shares in connection with the conversion of a $525,000 promissory note and a potential one million (1,000,000) share issuance (on a pre-reverse stock split basis) in connection with performance incentives. To the extent such options or warrants are exercised or the contemplated acquisitions of Charge.com and

Aircharge are consummated, the holders of our common stock may experience further dilution. In addition, to the extent we issue securities in future acquisitions or financings, including securities as in the case of the Laurus Master Fund, Ltd. financing, which are convertible into or exchangeable for equity securities, investors will experience additional dilution.

In addition to the above referenced shares of common stock which may be issued without stockholder approval, we have Six Hundred Twenty Five Thousand (625,000) shares of authorized preferred stock, the terms of which may be fixed by our board of directors. We have issued preferred stock in the past, and our board of directors has the authority, without stockholder approval, to create and issue one or more additional series of such preferred stock and to determine the voting, dividend, conversion and other rights of holders of such preferred stock. The issuance of any of such series of preferred stock will have an adverse effect on the holders of common stock.

The full impact of our recent acquisitions on our operating results is not fully reflected in our historical financial results, which, as a result, are not necessarily indicative of our future results of operations.

Since December 31, 2004, we have expanded our card-based payment processing services through the acquisition of two portfolios of merchant accounts in the first quarter of 2005. These acquisitions have contributed to and will contribute to a substantial portion of our anticipated total pro forma revenues for 2005. The full impact of these acquisitions on our operating results are not fully reflected in our historical results of operations due to the recent nature of these acquisitions and their varying stages of integration. As a result of these acquisitions, our historical results may not be indicative of results to be expected in future periods.

Increased consolidation in the market in which we operate will have an impact on price and availability of acquisition, joint venture and alliance opportunities.

Historically, our growth strategy has been materially dependent upon the purchase of additional merchant portfolios and acquisition of operating businesses and this strategy will continue in the future. We face significant competition from other transaction processors for available acquisition, joint venture and alliance opportunities. These transaction processors potentially deprive us of acquisition opportunities and may cause the purchase price of such transactions to increase. We cannot give any assurances that the historical or current level or pricing of acquisition opportunities will continue to exist, that we will be able to acquire merchant portfolios, operating businesses or transaction processing assets that satisfy our criteria or that any such transaction will be on favorable terms.

We have faced, and may in the future face, significant chargeback liability if our merchants refuse or cannot reimburse chargebacks resolved in favor of their customers.

We have potential liability for chargebacks associated with the transactions we process. If a billing dispute between a merchant and a cardholder is not ultimately resolved in favor of the merchant, the disputed transaction is “charged back” to the merchant’s bank and credited to the account of the cardholder.

We also have potential liability for losses caused by fraudulent credit card transactions. Card fraud occurs when a merchant’s customer uses a stolen card (or a stolen card number in a card-not-present transaction) to purchase merchandise or services. In a traditional “card-present transaction,” if the merchant swipes the card, receives authorization for the transaction from the card issuing bank and verifies the signature on the back of the card against the paper receipt signed by the customer, the card issuing bank remains liable for any loss. In a fraudulent “card-not-present” transaction, even if the merchant receives authorization for the transaction, the merchant is liable for any loss arising from the transaction. Many of the merchants that we serve are businesses that transact a percentage of their sales over the Internet or in response to telephone or mail orders. Because their sales are card-not-present transactions, these merchants are more vulnerable to customer fraud. Because we target merchants that process card-not-present transactions over the Internet, by telephone and by mail, we experience and expect to continue to experience chargebacks arising from cardholder fraud. Such chargebacks could negatively impact our financial results. Moreover, if we, or our processing banks, are unable to collect the chargeback from the merchant’s account, or if the merchant ceases operations, refuses or is financially unable due to bankruptcy or other reasons to reimburse the merchant’s bank for the chargeback, we bear the loss for the amount of the refund paid to the cardholder’s bank. We are not insured against this risk.

We face potential liability for merchant or customer fraud. We may not be able to accurately anticipate this liability, which could result in lost sales to us.

Merchant fraud occurs when a merchant, rather than a customer, knowingly uses a stolen or counterfeit card or card number to record a false sales transaction, or intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. Any time a merchant is unable to satisfy a chargeback, we are responsible for that chargeback. We have established systems and procedures to detect and reduce the impact of merchant fraud. In addition to credit review, we monitor merchant transactions against a series of standards developed to detect merchant fraud and excessive chargebacks. We apply varying levels of scrutiny in our evaluation of applications and underwriting of prospective merchants accounts, ranging from basic due diligence for merchants with a low-risk profile to a more thorough and detailed review for higher risk merchants. The results of this review serve as the basis for our decision whether to accept or reject a merchant account, and also provide the criteria for establishing reserve requirements, processing limits, average transaction amounts and pricing. It also assists us in monitoring merchant transactions for those accounts that exceed pre-determined criteria. We maintain rolling reserves, meaning we withhold a varying percentage of at risk merchants’ processing volume, to offset potential losses. The average reserve we maintain is 13% of our merchants’ processing volume. Despite our efforts to detect merchant fraud, we cannot assure you that these measures are or will be effective. It is possible that we will experience significant amounts of merchant fraud in the future, which could increase our chargeback liability. Increased chargeback liability may have a material adverse effect on our business, financial condition, results of operations and ability to continue business operations.

If our merchants experience adverse business conditions, they may generate fewer transactions for us to process or become insolvent, increasing our exposure to chargeback liabilities.

General economic conditions have caused some of the merchants we serve to experience difficulty in supporting their current operations and implementing their business plans. If these merchants make fewer sales of their products and services, we will have fewer transactions to process, resulting in lower revenues.

In addition, in a recessionary environment, the merchants we serve could be subject to a higher rate of insolvency which could adversely affect us financially. We bear credit risk for chargebacks related to billing disputes between credit card holders and bankrupt merchants. If a merchant seeks relief under bankruptcy laws or is otherwise unable or unwilling to pay, we may be liable for the full transaction amount of a chargeback.

We rely on bank sponsors, which have substantial discretion with respect to certain elements of our business practices, in order to process bankcard transactions; if these sponsorships are terminated and we are not able to secure or migrate merchant portfolios to new bank sponsors, we will not be able to conduct our business.

Because we are not a bank, we are unable to belong to and directly access the Visa and MasterCard bankcard associations. Visa and MasterCard operating regulations require us to be sponsored by a bank in order to process bankcard transactions. We are currently registered with Visa and MasterCard through the sponsorship of banks that are members of the card associations. Our sponsoring banks include HSBC, US Bancorp and Wells Fargo Bank N.A. If these sponsorships are terminated and we are unable to secure a bank sponsor, we will not be able to process bankcard transactions. Furthermore, our agreements with our sponsoring banks give the sponsoring banks substantial discretion in approving certain elements of our business practices, including our solicitation, application and qualification procedures for merchants, the terms of our agreements with merchants, the processing fees that we charge, our customer service levels and our use of ISOs, which we define as any non-bank party that sells card-based payment processing services to merchants, that markets and services electronic credit card authorization and payment systems to merchants located throughout the United States. We are unable to guarantee that our sponsoring banks’ actions under these agreements will not be detrimental to us.

If we, or our bank sponsors, fail to adhere to the standards of the Visa and MasterCard credit card associations, our registrations with these associations could be terminated and we could be required to stop providing payment processing services for Visa and MasterCard.

Substantially all of the transactions we process involve Visa or MasterCard. If we, or our bank sponsors, fail to comply with the applicable requirements of the Visa and MasterCard credit card associations, Visa or MasterCard could suspend or terminate our registration. The termination of our registration or any changes in the Visa or MasterCard rules that would impair their or our registration could require us to stop providing payment processing services.

We rely on other card payment processors and service providers; if they fail or no longer agree to provide their services, our merchant relationships could be adversely affected and we could lose business.

We rely on agreements with several other large payment processing organizations to enable us to provide card authorization, data capture, settlement and merchant accounting services and access to various reporting tools for the merchants we serve. We also rely on third parties to whom we outsource specific services, such as reorganizing and accumulating daily transaction data on a merchant-by-merchant and card issuer-by-card issuer basis and forwarding the accumulated data to the relevant bankcard associations. Our card payment processors include CTS Holdings, Inc. (a wholly owned subsidiary of First Data Corp.) and Nova Information Systems, Inc.

The termination by our service providers of their arrangements with us or their failure to perform their services efficiently and effectively may adversely affect our relationships with the merchants whose accounts we serve and may cause those merchants to terminate their processing agreements with us.

To acquire and retain merchant accounts, we depend on a group of banks and ISOs as referral sources and loss of any of these referral sources may cause us to lose an effective method of marketing our products and services to merchants.

We have contractual relationships with 54 banks, comprising over 420 bank branch locations, and 48 credit unions that serve as referral sources for our products and services to merchants seeking to establish an account with a payment processor. Our failure to maintain our relationships with these banks could adversely affect our revenues and internal growth and increase our merchant attrition.

We have contractual relationships with over 30 ISOs to market our services to merchants seeking to establish an account with a payment processor. Our failure to maintain our relationships with our existing ISOs and those serving other service providers that we may acquire, and to recruit and establish new relationships with other ISOs, could adversely affect our revenues and internal growth and increase our merchant attrition.

On occasion, we experience increases in interchange and sponsorship fees; if we cannot pass these increases along to our merchants, our margins will be reduced.

We pay interchange fees or assessments to card associations for each transaction we process using their credit and debit cards. From time to time, the card associations increase the interchange fees that they charge processors and the sponsoring banks. For example, Visa and MasterCard have increased their interchange fees for “card-present” retail transactions by an average of 0.09% in April 2005. At their sole discretion, our sponsoring banks have the right to pass any increases in interchange fees on to us. In addition, our sponsoring banks may seek to increase their Visa and MasterCard sponsorship fees to us, all of which are based upon the dollar amount of the payment transactions we process. If we are not able to pass these fee increases along to merchants through corresponding increases in our processing fees, our margins will be reduced.

Unauthorized disclosure of merchant and cardholder data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation.

We collect and store sensitive data about merchants and cardholders, including names, addresses, social security numbers, drivers license numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. In addition, we maintain a database of cardholder data relating to specific transactions, including payment card numbers and cardholder addresses, in order to process the transactions and for fraud prevention and other internal processes. If a person penetrates our network security or otherwise misappropriates sensitive merchant or cardholder data, we could be subject to liability or business interruption. These claims also could result in protracted and costly litigation.

Although we generally require that our agreements with our ISOs and service providers who have access to merchant and customer data include confidentiality obligations that restrict these parties from using or disclosing any customer or merchant data except as necessary to perform their services under the applicable agreements, we cannot assure you that these contractual measures will prevent the unauthorized disclosure of merchant or customer data. In addition, our agreements with financial institutions require us to take certain protective measures to ensure the confidentiality of merchant and consumer data. Any failure to adequately take these protective measures could result in protracted or costly litigation. Although we are working with Visa/MasterCard to fulfill our requirements to them regarding their cardholder information and security procedures, we are currently not compliant. Noncompliance could result in the loss of our Visa/MasterCard sponsorship and/or material interruptions in our ability to store and transmit card data.

The loss of key personnel or damage to their reputations could adversely affect our relationships with ISOs, card associations, bank sponsors and our other service providers, which would adversely affect our business.

Our ability to run our business depends upon the continued services of our senior management and other key employees, in particular MacAllister Smith, our Chief Executive Officer, all of whom have substantial experience in the payment processing industry and the small to medium-sized merchant markets in which we offer our services. In addition, our ability to execute our business strategy will depend in large part upon the reputation and influence within the industry of Mr. Smith, who has, along with our other senior managers, over their years in the industry, developed long-standing and highly favorable relationships with ISOs, card associations, bank sponsors and other payment processing and service providers. We would expect that the loss of the services of one or more of our key employees, particularly Mr. Smith, would have an adverse effect on our operations. We would also expect that any damage to the reputation of our senior managers, including Mr. Smith, would adversely affect our business. We do not currently maintain any “key person” life insurance on any of our employees.

We may become subject to certain state taxes that currently are not passed through to our merchants.

We, like other transaction processing companies, may be subject to state taxation of certain portions of our fees charged to merchants for our services. Application of this tax is an emerging issue in the transaction processing industry and the states have not yet adopted uniform guidelines. If we are required to pay such taxes and are not able to pass this tax expense through to our merchant customers, our financial condition and results of operations could be adversely affected.

The payment processing industry is highly competitive and such competition is likely to increase, which may further adversely influence our prices to merchants, and as a result, our profit margins.

The market for card processing services is highly competitive. The level of competition has increased in recent years, and other providers of processing services have established a sizable market share in the small to medium-sized merchant processing sector. Some of our competitors are financial institutions, subsidiaries of financial institutions or well-established payment processing companies that have substantially greater capital and technological, management and marketing resources than we have. Some of our competitors are large associations, such as Costco, BJ’s Wholesale Club, chambers of commerce, community associations and trade associations that may offer lower rates based on a better buy rate or as a “loss leader” and, thus, attract customers who “shop price” or, alternatively, attract business out of association loyalty. There are also a large number of small providers of processing services that provide various ranges of services to small to medium-sized merchants. Our competition may influence the prices we can charge, attract employees and our sales force away from us and requires us to control costs aggressively in order to maintain acceptable profit margins. In addition, our competitors continue to consolidate as large banks merge and combine their networks. This consolidation may also require that we increase the consideration we pay for future acquisitions and could adversely affect the number of attractive acquisition opportunities presented to us.

Increased attrition in merchant charge volume due to an increase in closed merchant accounts that we cannot anticipate or offset with new accounts may reduce our revenues.

We experience attrition in merchant charge volume in the ordinary course of business resulting from several factors, including business closures, transfers of merchants’ accounts to our competitors and account “closures” that we initiate due to heightened credit risks relating to, and contract breaches by, a merchant. During 2004, we experienced average attrition of 1% of merchant transaction charge volume per month. In addition, substantially all of our processing contracts with merchants may be terminated by either party on relatively short notice, allowing merchants to move their processing accounts to other providers with minimal financial liability and cost. Increased attrition in merchant charge volume may have a material adverse effect on our financial condition and results of operations. We may not be able to accurately predict the level of attrition in the future, particularly in connection with our recent acquisitions of merchant account portfolios. If we are unable to increase our transaction volume or establish accounts with new merchants in order to counter the effect of this attrition, or, if we experience a higher level of attrition in merchant charge volume than we anticipate, our revenues will decrease.

Our operating results are subject to seasonality, and if our revenues are below our seasonal norms during our historically stronger third and fourth quarters, our net income could be lower than expected.

We have experienced in the past, and expect to continue to experience, seasonal fluctuations in our revenues as a result of consumer spending patterns. Historically, revenues have been weaker during the first two quarters of the calendar year and stronger during the third and fourth quarters. If, for any reason, our revenues are below seasonal norms during the third or fourth quarter, our operating results could be negatively affected.

Our systems may fail due to factors beyond our control, which could interrupt our business or cause us to lose business and would likely increase our costs.

We depend on the efficient and uninterrupted operations of our computer network systems, software and data centers. We do not presently have fully redundant systems. Our systems and operations could be exposed to damage or interruption from fire, natural disaster, power loss, telecommunications failure, unauthorized entry and computer viruses. Our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur. Defects in our systems, errors or delays in the processing of payment transactions or other difficulties could result in:

•	additional development costs;
•	diversion of technical and other resources;
•	loss of merchants;
•	loss of merchant and cardholder data;
•	negative publicity;
•	harm to our business or reputation; or
•	exposure to fraud losses or other liabilities.

We face uncertainty about additional financing for our future capital needs, which may prevent us from growing our business.

If we are unable to increase our revenues, we will need to raise additional funds to finance our future capital needs. Additional financing may be required if we:

•	Decide to expand faster than planned;
•	need to respond to competitive pressures; or
•	need to acquire complementary products, businesses or technologies.

If we raise additional funds through the sale of equity or convertible debt securities, these transactions may dilute the value of our outstanding common stock or trigger contractual obligations to issue additional shares of our common stock to Laurus or CAMOFI Master LDC. We may also decide to issue securities, including debt securities, which have rights, preferences and privileges senior to our common stock. We cannot assure you that we will be able to raise additional funds on terms favorable to us, or at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs. This may prevent us from increasing our market share, capitalizing on new business opportunities, remaining competitive in our industry or continuing our business operations as a whole.

We currently rely solely on common law to protect our intellectual property; should we seek additional protection in the future, we may fail to register our trademarks or otherwise obtain intellectual property protection, causing us to potentially lose our rights to use these marks.

Currently, we have no patents or trademarks or copyrights and we rely on common law rights to protect our marks and logos. We do not rely heavily on the recognition of our marks to obtain and maintain business. We have recently applied for trademark registration for certain of our marks. However, we cannot assure you that any such applications will be approved. Even if they are approved, these trademarks may be challenged by others and/or invalidated. Our trademark registrations may not be approved because third parties own these trademarks, or our use of these trademarks may be restricted or completely prohibited unless we enter into agreements with these parties, which may not be available on commercially reasonable terms or at all.

New and potential governmental regulations designed to protect or limit access to consumer information could adversely affect our ability to provide the services we provide our merchants.

Due to the increasing public concern over consumer privacy rights, governmental bodies in the United States and abroad have adopted, and are considering adopting additional laws and regulations restricting the purchase, sale and sharing of personal information about customers. For example, the Gramm-Leach-Bliley Act requires non-affiliated third party service providers to financial institutions to take certain steps to ensure the privacy and security of consumer financial information. We believe our present activities fall under exceptions to the consumer notice and opt-out requirements contained in this law for third -party service providers to financial institutions because we provide business-to-business services and not business-to-consumer services. The law, however, is new and there have been very few rulings on its interpretation. We believe that current legislation permits us to access and use this information as we do now. The laws governing privacy generally remain unsettled, however, and even in areas where there has been some legislative action, such as the Gramm-Leach-Bliley Act and other consumer statutes, it is difficult to determine whether and how existing and proposed privacy laws will apply to our business. Limitations on our ability to access and use customer information could adversely affect our ability to provide the services we offer to our merchants or could impair the value of these services.

Several states have proposed legislation that would limit the use of personal information gathered using the Internet. Some proposals would require proprietary online service providers and Web site owners to establish privacy policies. Congress has also considered privacy legislation that could further regulate use of consumer information obtained over the Internet or in other ways. The Federal Trade Commission has also recently settled a proceeding with one on-line service regarding the manner in which personal information is collected from users and provided to third parties. Our compliance with these privacy laws and related regulations could materially affect our operations.

Changes to existing laws or the passage of new laws could, among other things:

•	create uncertainty in the marketplace that could reduce demand for our services;
•	limit our ability to collect and to use merchant and cardholder data;
•	increase the cost of doing business as a result of litigation costs or increased operating costs; or
•	in some other manner have a material adverse effect on our business, results of operations and financial condition.

We are subject to federal and state laws regarding anti-money laundering, including the Patriot Act, and if we break any of these laws we could be subject to significant fines and/or penalties, and our ability to conduct business could be limited.

We are subject to U.S. federal anti-money laundering laws and the requirements of the Office of Foreign Assets Control, which prohibit us from transmitting money to specified countries or on behalf of prohibited individuals. The money transfer business has been subject to increased scrutiny following the events of September 11, 2001. The Patriot Act, enacted following those events, mandates several new anti-money laundering requirements. The federal government or the states may elect to impose additional anti-money laundering requirements. Changes in laws or regulations that impose additional regulatory requirements, including the Patriot Act, could increase our compliance and other costs of doing business, and therefore have an adverse effect on our results of operation.

Failure to comply with the laws and regulatory requirements of federal and state regulatory authorities could result in, among other things, revocation of required registrations, loss of approved status, termination of contracts with banks, administrative enforcement actions and fines, class action lawsuits, cease and desist orders and civil and criminal liability. The occurrence of one or more of these events could materially adversely affect our business, financial condition and results of operations.

If we were to inadvertently transmit money on behalf of, or unknowingly conduct business with, a prohibited individual, we could be required to pay significant damages, including fines and penalties. Likewise, any intentional or negligent violation of anti-money laundering laws by our employees could lead to significant fines and/or penalties, and could limit our ability to conduct business in some jurisdictions.

Risks Relating to Acquisitions

We may not be able to integrate Charge.com, Aircharge, other recent acquired companies or potential future acquisitions into our company, and resources available to assist our acquired companies may be insufficient.

We have made strategic acquisitions and we intend to continue to make such acquisitions in accordance with our business plan. A portion of the use of proceeds from this offering will be used to fund our pending acquisition of Charge.com. In addition, we have also recently acquired Aircharge. Each acquisition involves a number of risks, including:

•	the diversion of our management’s attention to the assimilation and ongoing assistance with the operations and personnel of the acquired business, which could strain the management resources;
•	the potential for our affiliated companies to grow rapidly and adversely affect our ability to assist our affiliated companies as intended;
•	possible adverse effects on our results of operations and cash flows,
•	possible inability by us to achieve the intended objective of the acquisition;
•	possible inability by acquisition target to achieve promised goals; and
•	possible inability by acquisition target to retain and maintain strategic contracts.

Our inability to assist our affiliated companies as intended or to acquire and integrate businesses under our business plan could negatively impact our operations, financial results and cash flows.

In addition, the unaudited pro forma combined consolidated financial data presented in this prospectus to reflect our acquisitions of Charge.com and Aircharge may not accurately reflect our future performance.

We have previously acquired, and expect to continue to acquire, other providers of payment processing services and portfolios of merchant processing accounts. These acquisitions entail risks in addition to those incidental to the normal conduct of our business.

Revenues generated by acquired businesses or account portfolios may be less than anticipated, resulting in losses or a decline in profits, if any, as well as potential impairment charges.

In evaluating and determining the purchase price for a prospective acquisition, we estimate the future revenues from that acquisition based on the historical transaction volume of the acquired provider of payment processing services or portfolio of merchant accounts. Following an acquisition, it is customary to experience some attrition in the number of merchants serviced by an acquired provider of payment processing services or included in an acquired portfolio of merchant accounts. Should the rate of post-acquisition merchant attrition exceed the rate we have forecasted, the revenues generated by the acquired providers of payment processing services or portfolio of accounts may be less than we estimated, which could result in losses or a decline in profits, as well as potential impairment of asset charges.

We may fail to uncover all liabilities of acquisition targets through the due diligence process prior to an acquisition, exposing us to potentially large, unanticipated costs.

Prior to the consummation of any acquisition, we perform a due diligence review of the provider of payment processing services or portfolio of merchant accounts that we propose to acquire. Our due diligence review, however, may not adequately uncover all of the contingent or undisclosed liabilities we may incur as a consequence of the proposed acquisition. If any undiscovered, contingent or undisclosed liabilities materialize, our results of operations could be negatively affected.

Acquisitions that we may undertake would involve a number of inherent risks, any of which could cause us not to realize the anticipated benefits to result.

Our strategy has been and will likely continue to include expanding our operations and capabilities through acquisitions of businesses and assets. Acquisition transactions involve various inherent risks, such as:

•

uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates;

•	the potential loss of key customers, management and employees of an acquired business;
•	the ability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction;
•	problems that could arise from the integration of the acquired business; and
•	unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition or other transaction rationale.

Any one or more of these factors could cause us not to realize the benefits anticipated to result from the acquisition of businesses or assets or could result in unexpected liabilities associated with acquisition candidates.

We may not fully maximize our business relationship with Sprint Nextel Corp.

We acquired Aircharge in part due to its classification as a national “Industry Solutions Partner” of Sprint Nextel Corp. (NYSE:S). We believe that this classification should allow us to provide credit card acceptance solutions to Sprint Nextel Corp.’s business customers. There can be no assurance, however, that Sprint Nextel Corp. will continue such classification or that such classification will be successfully integrated into our business model. If Sprint does not continue such classification or we are unable to successfully integrate such classification into our business model, there can be no assurance that Sprint Nextel Corp. will continue to provide us with such access to their customers.

The inability of the sellers of companies we may acquire to fulfill their indemnification obligations to us under our acquisition agreements could increase our liabilities, our costs for acquisition and adversely affect our results of operations and financial position.

We have required in the past, and expect that in the future, under our acquisition agreements, the respective sellers will agree to retain responsibility for and indemnify us against damages resulting from certain third-party claims or other liabilities. Our inability to obtain such agreements or the failure of any seller to satisfy its obligations with respect to claims and retained liabilities covered by the acquisition agreements could have an adverse effect on our results of operations and financial position, as claimants may successfully assert that we are liable for those claims and/or retained liabilities. In addition, we expect that certain obligations of the sellers to indemnify us will terminate upon expiration of the applicable indemnification periods and will not cover damages in excess of the applicable coverage limits. The incurrence of unexpected losses and assertion of third-party claims after the expiration of the applicable indemnification period or in excess of the applicable coverage limit, or the failure of any seller to satisfy its indemnification obligations with respect to breaches of its representations and warranties, could have an adverse effect on our results of operations and financial position.

We may encounter delays and operational difficulties in completing the necessary transfer of data processing functions and connecting systems links required by acquisitions, resulting in increased costs for, and a delay in the realization of revenues from, acquisitions.

The acquisition of a provider of payment processing services, as well as a portfolio of merchant processing accounts, requires the transfer of various data processing functions and connecting links to our systems and those of our own third -party service providers. If the transfer of these functions and links does not occur rapidly and smoothly, payment processing delays and errors may occur, resulting in a loss of revenues, increased merchant attrition and increased expenditures to correct the transitional problems, which could preclude our attainment of or reduce our operating results.

Special non-recurring and integration costs associated with acquisitions could adversely affect our operating results in the periods following these acquisitions.

In connection with some acquisitions, we may incur non-recurring severance expenses, restructuring charges and change of control payments. These expenses, charges and payments, as well as the initial costs of integrating the personnel and facilities of an acquired business with those of our existing operations, may adversely affect our operating results during the initial financial periods following an acquisition. In addition, the integration of newly-acquired companies may lead to diversion of management attention from other ongoing business concerns.

Our facilities, personnel and financial and management systems may not be adequate to effectively manage the future expansion we believe necessary to increase our revenues and remain competitive.

We anticipate that future expansion will be necessary in order to increase our revenues. In order to effectively manage our expansion, we may need to attract and hire additional sales, administrative, operations and management personnel. We cannot assure you that our facilities, personnel, financial and management systems and controls will be adequate to support the expansion of our operations and provide adequate levels of service to our merchants and ISOs. If we fail to effectively manage our growth, our business could be harmed.

We have significant intangible assets and goodwill, the carrying value of which we may have to reduce if our revenues relating to these assets decline.

We have acquired numerous intangible assets related to purchased portfolios of merchant accounts and business operations. These intangible assets represent a substantial portion of our total assets. Statement of Financial Accounting Standards Nos. 141 and 142 require us to periodically re-examine the value of our purchased assets. A material decline in the revenues generated from any of our purchased portfolios of merchant accounts or business operations could reduce the fair value of the portfolio or operations. In that case, we may be required to reduce the carrying value of the related intangible asset. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” for a discussion of how we test impairment of the assets. Additionally, changes in accounting policies or rules that affect the way in which we reflect these intangible assets in our financial statements, or the way in which we treat the assets for tax purposes, could have a material adverse effect on our financial condition.

Risks Relating to this Offering

Our executive officers, directors and principal stockholders have substantial control over our business, and their interests may not be aligned with the interests of our other stockholders.

Following this offering, our officers and directors, together with their affiliates, will beneficially own approximately           % of our outstanding common stock. In addition, assuming the Charge.com acquisition is consummated, our officers and directors and the founders of Charge.com, together with their respective affiliates, will beneficially own approximately            % of our outstanding common stock. Accordingly, these stockholders, acting together, will be able to exert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders may dictate the day-to-day management of our business. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination or a sale of all or substantially all of our assets.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could depress our stock price.

Sales of substantial amounts of our common stock in the public market, or the perception in the public markets that these sales may occur, could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities or to make acquisitions through the issuance of additional shares of our common stock or other equity securities. Upon completion of this offering, there will be            shares of our common stock outstanding. In addition, there will be           options to purchase an equal number of shares outstanding under our Non-Statutory Incentive Stock Option Plan, including, without limitation, options issued to former executives of Aircharge and options to be issued to the principals of Charge.com. In addition, we anticipate that we will issue Nine Million Five Hundred Thousand ($9,500,000) Dollars in shares of our restricted common stock in connection with the acquisition of Charge.com as well as any additional shares in connection with price protection provisions for certain of such shares. We also anticipate that: (i) pursuant to our acquisition of Aircharge, we will issue additional shares in connection with the conversion of a $525,000 promissory note and a potential one million (1,000,000) share issuance (on a pre-reverse stock split basis) in connection with performance incentives and (ii) pursuant to our recently completed private placement with CAMOFI Master LDC, we may issue up to an additional 2,819,508 shares (on a pre-reverse stock split basis) in connection with the conversion of a $2,000,000 convertible promissory note, including interest thereon, and the exercise of warrants or pursuant to certain anti-dilution provisions. Our current stock option and warrant holders and holders of convertible promissory notes, on a fully-diluted basis assuming exercise of all outstanding options and warrants and conversion of the convertible promissory notes, are expected to own           % of the outstanding shares of our common stock, or           % if the underwriter’ over-allotment option is exercised in full. Such amount does not include 5,388,539 shares issuable upon the conversion of secured convertible notes held by Laurus Master Fund, which notes are expected to be repaid in full with the proceeds from this offering.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

Commencing July 15, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Assigned to accounting issues at present are only our Chief Financial Officer and one staff accountant, which may be deemed to be inadequate. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Moreover, in the course of our testing, financial reporting deficiencies may be uncovered which could cause us to restate our financial results. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses, which as a smaller public company may be disproportionately high.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, new SEC regulations and stock market rules, are creating uncertainty for development companies such as us. These new and changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards will likely result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent registered public accounting firm’s audit of that assessment will require the commitment of significant financial and managerial resources. We expect these efforts to require the continued commitment of significant resources. Further, our board members, chief executive officer and chief financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could slow down our business. If we are unable to fully comply with new or changed laws, regulations and standards, or if our efforts differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed and our stock price may suffer.

The price of our common stock may be volatile, which could cause our investors to incur trading losses and fail to resell their shares at or above the price they paid for them. While we have applied to have our shares approved for quotation on the American Stock Exchange, our securities are currently quoted on the OTCBB and, thus, your ability to sell your shares in the secondary market may be limited.

We cannot predict the extent to which investor interest will lead to the development of an active and liquid trading market in our common stock. The initial public offering price for the shares will be determined by negotiations between the representatives of the underwriter and us and may not be indicative of the market price of the common stock that will prevail in the trading market. The market price of the common stock may decline below the initial public offering price. Some companies that have had volatile market prices for their securities have been subject to securities class action suits filed against them. If a suit were to be filed against us, regardless of the outcome, it could result in substantial costs and a diversion of our management’s attention and resources. This could have a material adverse effect on our business, results of operations and financial condition.

We have applied to have our common stock approved for trading on the AMEX. Therefore, in order for our common stock to be listed on the AMEX we will need to satisfy the initial listing standards of AMEX, including: (i) a $3.00 per share trading price for 90 trading days, (ii) 400 public stockholders and one million shares publicly held, (iii) stockholders’ equity of $4,000,000 and (iv) market value of public float of $15,000,000. We believe we satisfy all of these standards other than the minimum price requirement to be approved for trading on the AMEX and, thus, intend to effect a reverse split of the outstanding shares of our common stock in order to effect a plan to meet this requirement. No assurance can be given that a listing will be obtained on the AMEX. If we do not meet the initial listing requirements for our common stock to be listed on the AMEX, our shares of common stock would continue to be quoted on the regulated quotation service by the National Association of Securities Dealers, Inc.

If we cannot meet the continuing listing requirements of the American Stock Exchange and related rules, such exchange may delist our securities, which could negatively affect our company, the price of our securities and your ability to sell our securities.

Simultaneously with the consummation of this offering, our shares of common stock are expected to trade on the AMEX. In the future, we may not be able to meet the continuing listing requirements of AMEX and AMEX rules, which require, among other things, a majority of “independent” directors on our board of directors and timely filing of our quarterly and annual reports with the SEC. If we are unable to satisfy the AMEX criteria for continued listing, our common stock could be subject to delisting. Trading, if any, of our common stock would thereafter be conducted in the over-the-counter market, in the so-called “pink sheets” or on the National Association of Securities Dealers, Inc.’s “electronic bulletin board.” As a consequence of any such delisting, the public price of our common stock could be adversely affected and a stockholder would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of, our common stock.

We will have broad discretion over how we use the proceeds of this offering, and we may use them for corporate purposes that do not immediately enhance our profitability or market share.

Our management will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We will use Fifteen Million Seven Hundred Fifty Thousand ($15,750,000) Dollars or            % of the estimated net proceeds for the repayment of debt as well as to fund the contemplated acquisition of Charge.com and, therefore, this amount will be unavailable to support our operations. We may use the remaining net proceeds for corporate purposes that do not immediately enhance our profitability or increase our market value.

You will suffer immediate and substantial dilution as a result of this offering.

The initial public offering price per share is expected to be substantially higher than the net tangible book value per share immediately after the offering. As a result, you will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. Assuming an

offering price of $          , you will incur immediate and substantial dilution of $           in the net tangible book value per share of the common stock from the price you paid. We also have outstanding warrants to purchase 542,837 shares of our common stock at a weighted average exercise price of $12.00 per share and stock options to purchase 1,231,736 shares of our common stock at a weighted average exercise price of $10.24 per share. We also have outstanding Two Million ($2,000,000) Dollars of a convertible promissory note which we do not intend to repay with the proceeds of this offering and accrued interest thereon that is convertible into shares of our common stock. To the extent these warrants or options are exercised, or the convertible subordinated promissory notes are converted, there will be further dilution.

Our certificate of incorporation, our bylaws and Delaware law contain provisions that preserve our current management.

Our certificate of incorporation and by-laws may discourage, delay or prevent a change in our management team that stockholders may consider favorable. These provisions include:

•	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;
•	eliminating the ability of stockholders to call special meetings of stockholders;
•	permitting stockholder action by written consent; and
•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

These provisions could allow our board of directors to affect your rights as a stockholder since our board of directors can make it more difficult for common stockholders to replace members of the board. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace our current management team.

Provisions of Delaware law could discourage a takeover you may consider favorable or could cause current management to become entrenched and difficult to replace.

We are subject to provisions of the Delaware corporation law that, in general, prohibit any business combination with a beneficial owner of 15% or more of our common stock for three years unless the holder’s acquisition of our stock was approved in advance by our board of directors. These provisions could affect our stock price adversely.

Penny stock regulations may impose certain restrictions on the marketability of our securities.

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our common stock and warrants may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities.

Investors should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Further, under the terms of a loan agreement, we are restricted from paying cash dividends and making other distributions to our stockholders.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we implement our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors. You can identify forward-looking statements generally by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “should,” “could,” “would,” “seeks,” “pro forma,” “anticipates,” “estimates,” “continues,” or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Business,” as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under “Risk Factors” and “Description of Business.” These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements, which risks, uncertainties and other factors may include, without limitation:

•	The performance of our subsidiary companies and our ability to achieve and maintain profitability;
•	Merchant clients experiencing a downturn in business or other adverse business conditions, which can result in loss of business or merchant attrition;
•	The degree and nature of our competition;
•	Inability to integrate acquisitions; and
•	Increase in chargeback liability.

Any of the foregoing or other factors described in the “Risk Factors” section of this prospectus or elsewhere in the prospectus could cause our financial results to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is reliable. This information is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive approximately $         million in net proceeds from the sale of our common stock in this offering, or approximately $               million if the underwriter’ over-allotment option is exercised in full, based on an assumed initial offering price of $               per share and after deducting the estimated underwriting discounts, commissions and non-accountable expense allowance and estimated offering expenses payable by us. The following table describes the approximate allocation of the net proceeds of the offering and the percentage of net proceeds per allocation, assuming, in each case, that the underwriter does not exercise its over-allotment option:

	Approximate Allocation of Net Proceeds(1)	Approximate Percentage of Net Proceeds(1)
Cash portion of consideration for the acquisition of Charge.com and related acquisition expenses	$8.50 million	[ ]%
Repayment of all outstanding indebtedness owed to Laurus Master Fund, Ltd	$7.25 million	[ ]%
General corporate purposes, including working capital (2)	[ ]	[ ]%

Total	[ ]	100%
______________
(1)

To the extent we have excess proceeds from this offering, or should the underwriter’s over-allotment be exercised, we may apply such proceeds to possible strategic acquisitions of businesses, merchant portfolios and technologies that are complementary to our own. However, investors are cautioned that no assurances are given that such excess proceeds will exist or that the underwriter’s over-allotment will be exercised.

(2)	General corporate purposes include amounts required to pay salaries, professional fees, on-going public reporting costs, office-related expenses and other corporate expenses.

On July 19, 2005, our subsidiary entered into a merger agreement to acquire Charge.com. We intend to acquire all the stock of Charge.com in exchange for:

•	Seven Million Five Hundred Thousand ($7,500,000) Dollars in immediately negotiable funds; and
•

The number of shares of our restricted common stock that have an aggregate market value of Nine Million Five Hundred Thousand ($9,500,000) Dollars, which shares are subject to twelve (12) month lock-up provisions. The former Charge.com stockholders will be granted standard piggy-back registration rights with respect to the shares received in the acquisition, commencing from the expiration of a twelve (12) month lock-up period commencing from the closing of this offering.

Investors are cautioned that expenditures may vary substantially from the above referenced estimates. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, and also factors which may be beyond our control. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds include the existence of other strategic opportunities or the need to take advantage of changes in our business plans or market generally. From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized.

Our management will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. Pending application of the net proceeds, as described above, we will invest any remaining proceeds in short-term, investment-grade, interest-bearing securities.

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CAPITALIZATION

The following table describes our capitalization as of June 30, 2005:

•	on an actual basis;
•

on an as adjusted basis to reflect our sale of                              shares of common stock in this offering at an assumed public offering price of $               per share after deducting the underwriter’s discount and the underwriter’s expenses but excluding all other offer-related and acquisition expenses; and

•

on a pro forma as adjusted basis to reflect our sale of                              shares of common stock in this offering at an assumed public offering price of $               per share and the application of the estimated net proceeds as described in “Use of Proceeds,” after deducting the underwriter’ discount, the underwriter’ expenses and all other offering-related and acquisition expenses and after (i) an assumed issuance of 900,000 shares of common stock in connection with the Aircharge acquisition and the issuance of a $525,000 convertible promissory note in connection with such transaction (but does not include 1,000,000 shares which may be earned as contingent consideration or the conversion of the $525,000 convertible promissory note); (ii) the completion of a private placement resulting in the issuance of a Two Million ($2,000,000) Dollar convertible promissory note and warrants to purchase 87,500 shares; and (iii) the acquisition of Charge.com (but does not include any contingency shares which may be issued as part of that acquisition).

You should read the following table in conjunction with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this prospectus. This information has not been adjusted to reflect our proposed reverse stock split.

As of June 30, 2005

Unaudited

	Actual(1)	As adjusted(1)	Pro Forma as adjusted(1)

Cash and cash equivalents	$758,400	$	$
Notes payable	6,325,041
Stockholders’ equity:
Preferred stock, authorized 5,000,000 shares $.001 par value each. At June 30, 2005, shares outstanding	0
Common stock authorized 95,000,000 shares, $.001 each. At June 30, 2005 26,563,938 shares outstanding	26,564
Common stock subscribed	958
Deferred compensation	60,331
Additional paid-in capital	8,674,094
Retained Earnings (deficit)	(1,994,528)

Total stockholders’ equity	6,767,419

Total Capitalization	$13,850,860	$	$

______________
(1)

The number of actual, as adjusted, and pro forma, as adjusted, outstanding shares of common stock as of June 30, 2005 excludes 9,853,890 shares reserved for issuance under our stock option plans, at a weighted average exercise price of $1.27 per share, and also excludes the shares issuable to the underwriter in the over-allotment option. Included in the 9,853,890 reserved shares is an aggregate of 2,015,000 shares issuable upon exercise of stock options to be granted to certain of our officers, directors, employees and service providers immediately following the closing of this offering or in connection with certain of our acquisitions. See “Underwriting.”

(2)	Assumes the completion of this offering.
(3)

Assumes the completion of this offering, the acquisitions of Charge.com and Aircharge as of June 30, 2005, and the completion of our Two Million Dollar ($2,000,000) private placement with CAMOFI Master LDC, which occurred on September 30, 2005.

DILUTION

As of June 30, 2005, our net tangible deficit was $(1,851,705) million, or $(0.07) per share of common stock. Our pro forma net tangible deficit was $          million or $         per share of common stock. This represents an immediate increase in pro forma net tangible book value of $       per share to existing stockholders and an immediate dilution of $       per share to new investors participating in this offering. Pro forma net tangible deficit per share represents total tangible assets (which excludes goodwill, intangible assets and capitalized offering costs totaling $       million), less total liabilities, divided by the pro forma number of shares of our outstanding common stock after giving effect to (1) the sale of our common stock in this offering at an assumed initial public offering price of $       per share after deducting the estimated underwriting discounts and commissions and estimated offering expenses and the application of a portion of the net proceeds to repay $       million of indebtedness (which had an unamortized debt warrant discount of $       million at June 30, 2005); (2) the conversion of $       million of debt into equity (with $       million of unamortized debt warrant discount as of June 30, 2005); (3) the consummation of a $2,000,000 private placement in September 2005 and (4) the consummation of the Charge.com and Aircharge acquisition (but excluding the issuance of any contingency shares in connection with such acquisitions). The following table illustrates this per share dilution:

Assumed initial public offering price per share			$	[ ]
Historical net tangible deficit per share as of June 30, 2005	$(0.07)
Pro forma net tangible deficit per share	[	]
Increase per share attributable to new investors	[	]

Pro forma as adjusted net tangible deficit per share after this offering				[ ]
Dilution per share to new investors participating in this offering			$	[ ]

The foregoing discussion and tables assume no exercise of any stock options or warrants and no issuance of shares reserved for future issuance under our equity plans. As of June 30, 2005, there were 26,876,188 shares of common stock outstanding (on a pre-reverse split basis), which excludes:

•	5,988,557 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2005 at a weighted average exercise price of $1.41 per share;
•

9,853,890 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2005 at a weighted average exercise price of $1.27 per share, including an aggregate of 2,015,00 shares issuable upon exercise of stock options to be granted to certain of our officers, directors, employees and service providers immediately following the closing of this offering or in connection with certain of our acquisitions;

•	3,642,695 shares of common stock issuable upon exercise of outstanding warrants as of June 30, 2005 at a weighted average exercise price of $1.57 per share;
•

the conversion of an aggregate of $5,507,867 of our outstanding secured convertible promissory notes held by Laurus Master Fund and $36,805 of accrued interest into 5,388,539 shares of common stock assuming conversion on June 30, 2005;

•

the conversion of a promissory note in the principal amount of $2,000,000 held by CAMOFI Master LDC and interest thereon at WSJ prime plus 2.5% into approximately 2,119,508 shares of common stock (exclusive of any additional shares issuable pursuant to accrued interest on the Convertible Notes or anti-dilution provisions in the Convertible Notes);

•

700,000 shares of common stock issuable upon the exercise of outstanding warrants held by CAMOFI Master LDC at an exercise price of $1.10 (exclusive of any additional shares pursuant to anti-dilution provisions in the warrants); and

•	any shares of common stock issued or to be issued in connection with the Aircharge and Charge.com transactions.

Assuming the exercise in full of the underwriter’s option to purchase              shares of common stock to cover over-allotments, our pro forma as adjusted net tangible deficit as of June 30, 2005 would have been $(           ) million, or $(0.___) per share. This represents an immediate increase in the pro forma net tangible book value of $          per share to existing stockholders and immediate dilution of $          per share to new investors participating in this offering.

We intend to use proceeds from this offering to repay all of our outstanding debt to Laurus Master Fund under our secured convertible notes. To the extent the warrants and options are exercised and the underlying shares of common stock are issued, there will be further dilution to new investors. In addition, we may grant additional options or warrants or issue other equity securities in the future that may be dilutive to investors in this offering.

DIVIDEND POLICY

We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We expect to retain our earnings, if any, to provide funds for the expansion of our business. Future dividend policy will be determined periodically by the board of directors based upon conditions then existing, including our earnings and financial condition, capital requirements and other relevant factors. Under the terms of a loan agreement with Laurus Master Fund, Ltd. and CAMOFI Master LDC we are restricted from paying cash dividends and making other distributions to our stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, class A redeemable warrants and class B redeemable warrants are quoted on the OTCBB under the trading symbols “PPDA,” “PPDAW” and “PPDAZ,” respectively. We have applied to have the securities approved for quotation on the American Stock Exchange under the symbol “PPD”, subject to notice of issuance. The following table sets forth the high and low bid information for our common stock as reported on the OTCBB and has not been adjusted to reflect the contemplated reverse stock split. These prices are on a pre-reverse stock split basis and reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

	Year Ended December 31, 2004		Year Ended December 31, 2003

	High Bid	Low Ask	High Bid	Low Ask

First Quarter
PPDA	$1.45	$0.65	$0.25	$0.15
PPDAW	$0.70	$0.19	$0.02	$0.02
PPDAZ	$0.30	$0.10	$0.02	$0.02
Second Quarter
PPDA	$1.45	$0.98	$0.35	$0.08
PPDAW	$0.60	$0.33	$0.05	$0.02
PPDAZ	$0.28	$0.13	$0.02	$0.02
Third Quarter
PPDA	$1.32	$0.90	$0.23	$0.13
PPDAW	$0.65	$0.30	$0.10	$0.02
PPDAZ	$0.15	$0.10	$0.05	$0.02
Fourth Quarter
PPDA	$1.04	$0.78	$0.65	$0.21
PPDAW	$0.33	$0.21	$0.19	$0.05
PPDAZ	$0.15	$0.12	$0.10	$0.04

	Year Ended December 31, 2005

	High Bid	Low Ask

First Quarter 2005
PPDA	$1.22	$0.76
PPDAW	$0.35	$0.20
PPDAZ	$0.15	$0.08
Second Quarter 2005
PPDA	$1.04	$0.85
PPDAW	$0.35	$0.20
PPDAZ	$0.14	$0.08
Third Quarter 2005
PPDA	$1.07	$0.87
PPDAW	$0.23	$0.23
PPDAZ	$0.175	$0.13
Fourth Quarter 2005
PPDA	$1.03	$0.94
PPDAW	$—	$—
PPDAZ	$—	—

On November 8, 2005, there were approximately 532 beneficial owners of record of our common stock. To date, there has been no recorded trades of the Class A redeemable warrants and the Class B redeemable warrants during the fourth quarter of 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This prospectus contains forward looking statements relating to our future economic performance, plans and objectives of management for future operations, projections of revenue mix and other financial items that are based on the beliefs of, as well as assumptions made by, and information currently known to, our management. The words “expects, intends, believes, anticipates, may, could, should, would” and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement. All share information presented in this section is on a pre-reverse stock split basis.

Overview

We are an integrated provider of merchant payment processing services and other related software products. We currently deliver credit and debit card-based payment processing solutions to over 15,000 small to medium-sized merchants who operate either in a physical “brick and mortar” business environment, over the Internet, or in mobile or wireless settings via cellular-based wireless devices. Our payment processing services enable merchants to process both traditional card-present, or “swipe,” transactions, as well as card-not-present transactions. A traditional card-present transaction, occurs whenever a cardholder physically presents a credit or debit card to a merchant at the point-of-sale. Card-not-present transactions occur whenever the customer does not physically present a payment card at the point-of-sale and may occur over the Internet or by mail, fax or telephone.

Our primary customer base consists of small to medium-sized merchants. These merchants generally have a lower volume of credit card transactions, are difficult to identify and we believe have traditionally been underserved by credit card processors. We market and sell our services primarily through three lines of distribution: banks, ISOs and the Internet. We have contractual relationships with 54 banks, comprising over 420 bank branch locations, and with 48 credit unions that serve as referral sources for our products and services. We also have relationships with over 30 ISOs that act as a non-employee, external sales force in communities throughout the United States. We also market over the Internet, targeting small to medium-sized e-commerce businesses.

We derive the majority of our revenue from fee income related to payment transaction processing, which is primarily comprised of a percentage of the dollar amount of each transaction we process, as well as a flat fee per transaction. In the event we have outsourced any of our services provided in the transaction, we remit a portion of the fee income to the third parties that have provided these services.

During the six months ended June 30, 2005, we continued our growth by both acquiring new merchant accounts through our sales channels, through merchant portfolio acquisitions, and improved vendor pricing.

For the six months ended June 30, 2005, we generated net revenues of $10,753,982 as compared to revenues of $6,949,854 for the six months ended June 30, 2004. Our cost of goods and services sold aggregated $7,961,215 as compared to $5,557,077 for the six months ended June 30, 2004, and yielded a gross profit of $2,792,767 as compared to $1,392,777 for the six months ended June 30, 2004.

During the six months ended June 30, 2005, the following merchant portfolios were acquired using funds from the Laurus Master Fund Ltd. financing: On February 21, 2005, our subsidiary, Pipeline Acquisitions, purchased the rights to receive recurring revenue payments from an aggregate of 830 merchant accounts from CPS of New York, Inc. for the purchase price of $1,090,011 and on March 1, 2005, purchased 775 merchant accounts from Advanced Internet Services, LLC for an aggregate purchase price of $589,589 plus 64,010 shares of our restricted common stock. These purchases are expected to produce a gross profit of approximately $70,000 per month.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses, and our related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, bad debts, intangible assets and income taxes.

We believe the following critical accounting policies and the related judgments and estimates affect the preparation of our consolidated financial statements.

Revenue and Cost Recognition.

We derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to our merchant customers and are recognized simultaneously with the recognition of revenue.

We follow the requirements of EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining our revenue reporting. Generally, where we have merchant portability, and ultimate responsibility for the merchant, revenues are reported at the time of sale on a gross basis equal to the full amount of the discount charged to the merchant. This amount includes interchange paid to card issuing banks and assessments paid to credit card associations pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants.

Accounting for Goodwill and Intangible Assets. In July 2001, the FASB issued Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement was effective for our 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on our results of operations, financial position or cash flows.

We maintain allowances for the estimated losses from doubtful accounts which result when our customers are unable to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional general and administrative expense in the period such determination was made.

Accounting for Stock-Based Compensation. In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123R”). This standard requires expensing of stock options and other share-based payments and supersedes SFAS No. 123, which had allowed companies to choose between expensing stock options and showing pro forma disclosure only. This standard is effective as of January 2006 and will apply to all awards granted, modified, cancelled or repurchased after that date as well as the unvested portion of prior awards. SFAS No. 123R permits public companies to adopt its requirements using one of three methods: the “modified prospective” method, the “modified retrospective” method to January 1, 2005, or the “modified retrospective” method to all prior years for which SFAS No. 123 was effective. We have not yet determined which adoption method to utilize. Further, we have not yet decided whether we will adopt the provisions of this standard on January 1, 2006 as required, or earlier, as allowed.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”), which replaces Accounting Principles Board Opinions No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by us in the first quarter of fiscal 2006. We are currently evaluating the effect that the adoption of SFAS 154 will have on our consolidated results of operations and financial condition, but we do not expect it to have a material impact.

As permitted by SFAS No. 123, we currently follow APB Opinion No. 25, which accounts for share-based payments to employees using the intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123R fair value method will have a significant impact on our consolidated results of operations, although it will have no impact on our cash flows. The exact impact of the adoption of SFAS No. 123R cannot be determined at this time because it will depend on the number of options issued during fiscal 2005 as well as the assumptions and valuation method used to measure compensation cost under the fair value method of accounting. The historical pro forma income statement impact may not be indicative of future results due to the uncertainty of the number of new option grants as well as the assumptions and valuation method used.

We do not have any of the following:

•	Off-balance sheet arrangements;
•	Certain trading activities that include non-exchange traded contracts accounted for at fair value; or
•	Relationships and transactions with persons or entities that derive benefits from any non-independent relationships other than related party transactions discussed herein.

Results of Operations

Twelve Months Ended December 31, 2004 Compared to Twelve Months Ended December 31, 2003

PIPELINE DATA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended

	December 31, 2004	December 31, 2003

Revenue	$15,565,134	$10,246,955
Interchange	8,267,961	5,736,108
Cost of services sold	4,000,070	2,605,904
Cost of goods sold	175,939	190,946

Total Cost of Goods and Services Sold	12,443,970	8,532,958
Gross profit	3,121,164	1,713,997

Operating Expenses
Salaries and payroll costs	1,928,121	1,152,865
Selling, general and administrative	1,140,923	773,123
Depreciation and Amortization	46,128	35,222

Total operating Expenses	3,115,172	1,961,210

Net Income (loss) from operations	5,992	(247,213)
Other income and expenses
Interest income	64,226	24,235
Interest expense	(367,479)	(76,812)

Total other income (expenses)	(303,213)	(52,577)

Income (loss)	$(297,221)	$(299,790)

Basic earnings (loss) per common share	$(.01)	$(0.02)

Weighted average shares outstanding, basic	21,107,818	12,902,851

______________

For the year ended December 31, 2004, we generated net revenues of $15,565,134 as compared to revenues of $10,246,955 for the year ended December 31, 2003. Our cost of goods and services sold aggregated $12,443,970 as compared to $8,532,958 for the year ended December 31, 2003 and yielded a gross profit of $3,121,164 as compared to $1,713,997 for the year ended December 31, 2003. Our selling, general and administrative costs aggregated approximately $ 1,140,923 for the year ended December 31, 2004 as compared to $773,123 for the year ended December 31, 2003 consisting of the following categories as a percentage of revenues for the year ended December 31, 2004: Rent: $74,901 (0.5%); Professional Fees: $216,499 (1.4%); Telephone: $121,747 (0.8%); Postal: $15,689 (0.1%); Office: $34,844 (0.2%).

We increased our cash position to $693,852 at December 31, 2004 from a balance of $95,120 as of December 31, 2003. We continued to be funded in part from an increase in accounts payable and accrued expenses by $165,015. We expended cash to increase accounts receivable by $223,949 at December 31, 2004.

Six Months Ended June 30, 2005 Compared to Six Months Ended June 30, 2004

PIPELINE DATA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	For the six months ended June 30,

	2005 (Unaudited)	2004 (Unaudited)

Revenue	$10,753,982	$6,949,854

Interchange	5,352,446	3,474,927
Cost of services sold	2,544,599	1,982,915
Cost of goods sold	64,170	99,235

Total cost of goods and services sold	7,961,215	5,557,077

Gross profit	2,792,767	1,392,777
Operating Expenses
Salaries and payroll cost	1,641,786	743,614
Selling, general and administrative	740,584	422,754
Depreciation and amortization	51,327	18,682

Total operating Expenses	2,433,697	1,185,050

Net (loss) from operations	359,070	207,727
Other income and expenses
Interest and other income	38,005	17,293
Interest expense	(321,893)	(112,175)

Total other income (expenses)	(283,888)	(94,882)

Income (loss) before income
Tax benefit	75,182	112,845
Benefit from income taxes	150,501	0

Net income (loss)	$225,683	$112,845

Revenues. Revenues increased $3.8 million or 54.7% to $10.8 million in 2005 from $6.9 million in 2004. This increase was primarily attributable to our acquisition merchant account portfolios.

Interchange Expenses. Interchange expenses increased $1.9 million or 54.0% to $5.4 million in 2005 from $3.5 million in 2004. The increase was primarily attributable to increased charge volume from our merchant account portfolio acquisitions.

Other costs of goods and services sold. Other costs of goods and services sold increased $526,334 or 25.3% to $ 2,608,789 in 2005 compared to $ 2,082,235 in 2004.

Operating Expenses. Salaries and payroll related costs increased $897,172 or 120.8% to $1,641,786 in 2005 compared to $743,614 in 2004. Selling, general and administrative expenses increased $317,830 or 75.2% to $740,584 in 2005 compared to 422,754 in 2004. This increase was due primarily to personnel and facilities related to the establishment of our Alpharetta merchant processing center and increased customer support staff.

Other Expense. Other expense in 2005 primarily consisted of $321,893 in interest expense. This represents an increase of $209,718 or 187.0% from $112,175 in 2004 primarily due to an increase in interest expense resulting from increased borrowings to fund merchant portfolio acquisitions and working capital needs.

Income Tax. Income tax benefit increased to $150,501 in 2005 from $0.00 in 2004 due to an increase in taxable income and the utilization of previously unrecognized net operating loss carryforwards which has resulted in a favorable impact on the effective tax rate and a reduction to the valuation allowance applied to net deferred tax assets.

Effects of Inflation

Our monetary assets, consisting primarily of cash and receivables, are not significantly affected by inflation. Our non-monetary assets, consisting primarily of intangible assets and goodwill, are not affected by inflation. We believe that replacement costs of equipment, furniture and leasehold improvements will not materially affect our operations. However, the rate of inflation affects our expenses, such as those for employee compensation and telecommunications, which may not be readily recoverable in the price of services offered by us.

Liquidity and Capital Resources

In accordance with our external growth strategy, we have identified the small to medium-sized merchant segment of the payment processing market as one containing possible acquisition targets for us. This business segment is serviced by many independent service organizations that lack the resources to generate sufficient scale in this underserved market. We believe opportunities exist for us to purchase these businesses or their portfolios when, among other things, their resources begin to limit their ability to continue to grow independently. We decided to access financing to take advantage of acquisition opportunities. On February 27, 2004, we entered into a series of financing arrangements with Laurus Master Fund, Ltd. to provide our company with convertible debt financing. Under the arrangement, we issued Laurus Master Fund, Ltd. a total of $6,000,000 in secured convertible notes as follows; a $2,000,000 secured convertible note on February 27, 2004, a $1,000,000 secured convertible note on June 16, 2004, and a $3,000,000 secured convertible note on August 31, 2004. These secured convertible term notes mature on February 27, 2007, June 16, 2007 and August 31, 2007, respectively, and bear interest at an adjustable rate of Wall Street Journal Prime Rate plus two percent (2.0%), commencing at six percent (6.0%) per annum. Convertible notes in the principal amount of $5,000,000 are convertible into registered shares of our common stock at a fixed conversion price of $1.00 per share. Convertible notes in the principal amount of $1,000,000 are convertible into registered shares of our common stock at a fixed conversion price of $1.20 per share. We granted to Laurus Master Fund, Ltd. a first priority security interest in our assets to secure the obligations under the notes pursuant to security agreements dated February 27, 2004, June 16, 2004 and August 31, 2004. In addition we granted to CAMOFI Master LDC a second priority security interest in our assets, which is junior to the security interest we previously issued to Laurus Master Fund Ltd. Assuming that we use proceeds from this offering to repay our debt to Laurus Master Fund Ltd., CAMOFI Master LDC will have a first priority interest in all of our assets and in the assets of our subsidiaries.

We increased our cash and cash equivalents to $693,582 at December 31, 2004 from a balance of $95,120 as of December 31, 2003.

We decreased our cash and cash equivalents to $672,086 at June 30, 2005 from a balance of $693,852 as of December 31, 2004. Subsequent to June 30, 2005, we received $2,000,000 in gross proceeds from the issuance of $2,000,000 of Senior Subordinated Convertible Notes bearing interest at prime plus 2½% and warrants to purchase 700,000 shares of common stock.

Operating activities

Net cash used by operating activities in 2004 was $507,581 for the year ended December 31, 2004. The net loss of $297,221, offset by depreciation and amortization of $46,128, the issuance of $116,400 of common stock for services, and the issuance of stock for $123,493 for accrued interest on convertible notes was further adjusted by a use of cash for changes in operating assets and liabilities of $879,419. Net cash increase for the year 2004 was $598,732.

Net cash used in investing activities was $3,903,881 for the year ended December 31, 2004, while net cash used in investing activities for the year ended December 31, 2003 was $8,133. During the year ended December 31, 2004, $665,456 was invested in purchasing rights to receive recurring revenue payments from our sales agents, $574,582 was invested in the acquisition of a merchant portfolio, and $567,168 invested in the cost of our convertible loan from Laurus Master Fund, Ltd. In addition, $257,962 of funds were invested in computer and office equipment. During the year ended December 31, 2003, capital expenditures were primarily for computer and office equipment. We expect to continue to engage in capital spending in the ordinary course of business. Non-cash investing activities included the issuance of 5,800,000 shares of common stock to the former stockholders of our subsidiaries Securepay and NMSI in accordance with the reaching of benchmarks set in those acquisition agreements for the payment of contingent consideration.

Net cash provided by financing activities was $5,382,032 during the year 2004. We continued to be funded in part through a net increase in convertible note issuances in the amount of $289,400 and an additional $37,310 was provided from the exercise of warrants related to these notes. In addition, secured convertible notes aggregating $6,000,000 were issued to Laurus Master Fund, Ltd. Of such amount, $1,000,000 was used to retire 2,000 shares of Series A Preferred Convertible Stock held by Kevin and Nancy Weller, $665,456 was used to purchase the rights to receive recurring revenue payments from our sales agents and an additional $574,582 was used for merchant portfolio acquisitions. Kevin Weller was issued an additional 100,000 shares of common stock as additional consideration for releasing his lien on the NMSI merchant portfolio. Laurus Master Fund, Ltd was also issued warrants to purchase up to 1,100,000 shares of stock at prices ranging from $1.25 to $1.75 per share. During the year ended December 31, 2003, net cash of $430,532 was provided by financing activities. This was primarily from the issuance of convertible notes of $383,120 and the proceeds of lease financing for equipment purchases of $18,392. Debt repayment of $12,500 was made in 2003. Lease obligation reductions of $11,310 and $5,353 were made for the years ended December 31, 2004 and 2003, respectively.

Net cash provided by operating activities was $178,454 for the 6 months ended June 30, 2005. Net income of $225,683, depreciation and amortization of $51,327 and the issuance of $436,470 of common stock for services, debt, portfolio acquisition, was further adjusted by a use of cash for changes in operating assets and liabilities of $408,480. The change in operating assets and liabilities was primarily caused by an increase in accounts receivable related our merchant portfolio growth and in tax liabilities and other short term liabilities.

Net cash used by operating activities was $172,518 for the 6 months ended June 30, 2004. Net income of $112,845, depreciation and amortization of $18,682 and the issuance of $54,203 of common stock for services, debt, portfolio acquisition, was further adjusted by a use of cash for changes in operating assets and liabilities of $358,248. The change in operating assets and liabilities was primarily caused by an increase in accounts receivable related our merchant portfolio growth, an increase in notes receivable and decreases in tax liabilities and other short term liabilities.

Investing activities

Net cash used in investing activities was $2,139,107 for the six months ended June 30, 2005. Net cash used by investing activities included, $1,749,990 which was invested in purchasing merchant portfolios, and $202,962 related to new furniture, computer equipment and software. We expect to continue to engage in capital spending in the ordinary course of business.

Net cash used in investing activities was $1,403,892 for the six months ended June 30, 2004. Net cash used by investing activities included $672,564 which was invested in purchasing merchant portfolios and an additional $500,000 invested in notes receivable related to merchant portfolio acquisitions. In addition, $24,157 was invested in new computer equipment and software and $221,960 was related to debt issuance costs from the Laurus Master Fund Ltd borrowing.

Financing activities

Net cash provided by financing activities was $1,938,887 for the six months ended June 30, 2005. This was the result of the release of $2,011,022 of restricted cash under the Laurus Master Fund, Ltd. financing. An additional $82,045 was provided by lease financing for network upgrades and office furniture and equipment expansions. In addition, $154,180 of such amount was used for loan principal and lease obligations repayments.

Net cash provided by financing activities was $2,389,366 for the six months ended June 30, 2004. This was the result of an increase in 8% convertible notes of $385,000 as well as the receipt of $3,000,000 of proceeds from convertible notes issued to Laurus Master Fund, Ltd. Of such amount, $1,000,000 was used to purchase and retire 2,000 shares of preferred stock issued in our acquisition of NMSI.

As of December 31, 2004, we had notes, capital lease obligations, and convertible debt outstanding of $5,756,734 owed to officers, directors and third parties. Of such amount, $6,565,424 is convertible into 13,905,015 shares of our common stock at conversion prices ranging from $0.35 to $1.20 per share. The notes mature between June 2004 and August 2007. $739,204 of the debt issued as of December 31, 2004 have 33% warrant coverage at conversion prices ranging from $.35 to $1.00 per share. Our weighted average interest rate was approximately 5% as of December 31, 2004 excluding amortization of finance costs.

As of June 30, 2005, we had notes, capital lease obligations, and convertible debt outstanding of $5,326,972 consisting of $4,629,315 in long term debt and $878,552 in short term debt, owed to Laurus Master Fund, Ltd and $0.00 owed to officers and directors and $697,657 owed to third parties. With respect to our long term debt outstanding of $ 5,326,972, $5,168,519 is convertible into shares of our common stock at conversion prices ranging from $0.35 to $1.20 per share. The notes mature between June 2005 and August 2007

As of June 30, 2005, we had issued $539,204 in convertible debt. The outstanding notes have a two- year term, accrue interest at an annual interest rate of 8% and have 33% warrant coverage at conversion prices ranging from $.35 to $1.00 per share. During the first six months of 2005, we continued to be funded in part through a net increase in lease financing of $82,045, as well as the exercise of warrants by the holders of 8% convertible notes which resulted in proceeds of $103,061.

Subsequent to June 30, 2005, we received $2,000,000 in gross proceeds from the issuance of $2.0 million of Senior Subordinated Convertible Notes bearing interest at prime plus 2½% and warrants to purchase 700,000 shares of common stock.

On March 8, 2002, Jack Rubinstein, our Chairman of the Board, loaned our company $100,000 for working capital purposes. The promissory note evidencing this transaction originally had a term of one-year and bears interest at the rate of 8% per annum. The principal and interest of the note is convertible into our common stock at the then current market price of $0.35 per share. Upon conversion, Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with a minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005. On December 31, 2004 the note plus accrued interest was converted to 348,825 shares of our common stock and the expiration date of the warrants was extended to March 8, 2006.

On November 1, 2000, we loaned $200,000 to Accu-Search Inc., a New Jersey corporation. The loan was evidenced by Accu-Search, Inc.’s promissory note that accrues interest at the rate of 12% annually. The principal amount of the promissory note together with accrued interest was due and payable on December 31, 2001.

On March 14, 2002, we agreed with Accu-Search to convert the $200,000 note (with interest, totaling $224,000) into preferred stock of Accu-Search. Accu-Search also paid an upfront payment of $4,000 in cash. In addition, Accu-Search will provide us two years for web access to Accu-Search’s on-line data and map system. During 2004, we received $55,407 from Accu-Search representing the redemption of 5,746 shares of Accu-Search preferred stock in the amount of $34,508 and interest payments of $20,899. On December 16, 2004, the remaining 25,656 shares of Accu-Search were converted to cash upon Accu-Search’s merger into a wholly owned subsidiary of Datatrace Information Services LLC. Accu-Search shares outstanding as of the merger date were automatically converted to a right to receive cash in the amount of $106,191.

Our management believes that it will be able to fund our operations for at least the next 12 months through the use of the proceeds of this offering as well as our present cash position and the continuation of revenue producing activities by our operating subsidiaries. Our management may need to seek further capital through exercise of our warrants or by other capital raising needs in order to continue our growth. Other than this offering, we have no commitments, agreements or understanding with respect to any equity or debt financing.

Management’s Review of Company Progress

For the six months ended June 30, 2005, we achieved record quarterly financial growth in three key areas: gross revenue, gross profit and EBITDA, due to our continuing sales initiatives, the success of Processing and the receipt of the full impact of portfolio purchases made in the first quarter of 2005. We continued, and expect to continue in the future, our efforts to eliminate non-recurring expenses and non-cash charges, such as payment in stock for services rendered to us.

Gross revenues for the three months ended June 30, 2005 grew 52.8% to $6,245,333 from $4,087,989 for the three months ended June 30, 2004. For the six month period ended June 30, 2005, gross revenues grew 54.7% to $10,753,982 from $6,949,854 for the first six months in 2004.

Gross profit for the three months ended June 30, 2005 grew 71.6% to $1,495,696 from $871,578 for the three months ended June 30, 2004 and 100.5% from $1,392,777 to $2,792,767 for the six months ended June 30, 2005. Net profit was $142,823 for the three months ended June 30, 2005 as compared to $165,078 for the three months ended June 30, 2004. Net profit for the six month period ended June 30, 2005 was up 100% to $225,683 from $112,845 for the same period in 2004.

Our EBITDA, which means our earnings before interest, taxes, depreciation and amortization, for the three months ended June 30, 2005 was $277,691 as compared with $249,599 for the same period in 2004. For the six month ended June 30, 2005 EBITDA was $461,906 compared to $247,306 for the six months ended June 30, 2004.

Gross margin increased to 23.9% for the three months ended June 30, 2005 compared to 21.3% for the three months ended June 30, 2004. In addition, gross margin for the six months ended June 30, 2005 grew to 26.0% from 20.0% for the six months ended June 30, 2004. Management believes that as a result of our internal efficiencies and superior contract pricing, our gross profit margin will remain higher than industry averages.

As of June 30, 2005, we serviced more than 15,000 accounts. We believe that our results for the three months ended June 30, 2005 validate management’s decisions made in 2004 regarding the direction of our business and the utilization of our assets. In May 2004, we hired Kevin Smith, the former Concord EFS (NYSE:FDC) senior vice president as our chief operating officer and president of our wholesale division, PDP. Mr. Smith’s primary objectives for PDP were and remain to grow the number of merchant accounts we service and to enhance profit margins by increasing operating efficiencies and reducing costs. PDP is now a fully functioning, state-of-the-art facility able to administer increasing numbers of new merchant account applications. It is now processing more than 500 new merchant applications monthly.

As a result of our increased volume in merchant accounts processed, we were able to renegotiate more favorable vendor pricing. The more favorable pricing enhances our profit margin and, we believe, puts us in a highly competitive marketing position.

Prior to the creation of the PDP division, our Dallas location served as the company’s technology and data center. Once PDP became operational in September 2004, the decision was made to gradually migrate all technology functions to the new facility. We accomplished this goal in July 2005 and the Dallas location was formally closed. In addition to the cost savings we will realize, we expect that centralizing operations will enable us to eliminate redundancies and achieve better operating efficiencies.

In April, 2005 we relocated our headquarters to Quincy, Massachusetts. The facility is suitable for our current operations, and we believe our new executive and sales offices allow for adequate expansion of our e-commerce sales and other sales-based initiatives.

On July 19, 2005, our subsidiary entered into a merger agreement to acquire Charge.com, an industry leader in merchant account acquiring. We are currently proceeding towards closing the Charge.com acquisition. Pursuant to the merger agreement, we are processing one-third of the new accounts generated by Charge.com, with another third expected prior to finalizing the acquisition. These accounts are being serviced at our PDP facility and utilize our proprietary SecurePay payment gateway. We foresee that the use of our systems at our favorable rates will enable the Charge.com accounts to generate higher gross margin than previously achieved, as is the case with the Charge.com accounts we currently service. We believe that upon completion of the Charge.com acquisition, we will increase profitability of the newly acquired entity by: (a) relying on our favorable vendor contracts, (b) utilizing our proprietary gateway and Alpharetta infrastructure and (c) employing our sales force to develop Charge.com’s excess lead capacity, which we believe has, to date, remained untapped by the Charge.com marketing force.

We consider the acquisition of Charge.com complementary to our business. Through the placement of Charge.com’s new merchant accounts, historically approximately 500 per month, onto our system, higher transaction volume should result in increased economies of scale for our wholesale processing division and increased profit margin for our company as a whole. We believe that monthly merchant gateway revenue, which was previously outsourced, should provide us with another source of incremental revenue. We expect to benefit from Charge.com’s e-commerce marketing expertise and excess lead capacity to enhance our merchant account volume.

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BUSINESS

Overview of our Business and our Development

We are an integrated provider of merchant payment processing services and related software products. We deliver credit and debit card-based payment processing solutions primarily to small to medium-sized merchants who operate either in a physical “brick and mortar” business environment, over the Internet, or in mobile or wireless settings via cellular-based wireless devices. We also target new customers for our mobile wireless transaction processing and municipal payment processing services. As of June 30, 2005, we provided our services to approximately 15,000 active merchants located throughout the United States. We believe our experience and knowledge in providing payment processing services to small to medium-sized merchants gives us the ability to effectively evaluate and manage the payment processing needs and risks that are specific to small businesses. We were formed as a Delaware corporation in June 1997, and we currently operate through several wholly owned subsidiaries: SecurePay, which we acquired in March 2002; NMSI, which we acquired in August 2002; PDP; Pipeline Acquisitions and Aircharge, the latter which we recently acquired effective September 30, 2005. Readers should note that unless otherwise indicated all share information in this Business section is presented on a pre-reverse stock split basis.

Small to medium-sized merchants generally have a lower volume of credit card transactions, are difficult to identify and have traditionally been underserved by credit card processors. We expect the small to medium-sized merchants we target to increasingly accept and benefit from the increased usage of card-based payment systems. We estimate that there are approximately 4.6 million merchants in the United States, representing 5.7 million locations, of which we estimate there to be 3.2 million small to medium-sized merchants currently accepting Visa and MasterCard credit cards. The Nilson Report forecasts that purchase volume by U.S. consumers using Visa credit cards will increase 63% from 2003 to 2008 and that purchase volume by U.S. consumer using MasterCard will increase 46% from 2003 to 2008. The Federal Services Policy Committee of the Federal Reserve System reported that for the first time in United States history, electronic payment transactions (44.5 billion) exceeded the number of check transactions (36.7 billion) in 2003. This expected shift in electronic payment reflects the expanding role of technology and its impact on consumer spending within retail, financial and banking businesses that is likely to continue for the foreseeable future. As a result, many small to medium-sized businesses are seeking, and we expect many new small to medium-sized businesses to seek, to provide customers with the ability to pay for merchandise and services using credit or debit cards, including those in industries that have historically accepted cash and checks as the only forms of payment for their merchandise and services.

Our historic and continuing strategy is to grow our company by aggressively growing the number of merchant accounts serviced and by creating a processing and servicing operation that is efficient and scalable. We believe this will allow us to more easily expand our operations without significantly increasing our fixed costs. We also intend to grow the number of accounts we service through a combination of external acquisitions and internal sales efforts. We have created an efficient and scalable processing and servicing operation by employing talented team members, utilizing state-of-the-art technology and differentiating between what should be serviced in house and what should be outsourced, in order to maximize resources while providing better service to our clients. We believe that the development of our company to date demonstrates how we have implemented our strategy.

Our wholly owned subsidiary, SecurePay, is a custom credit card transaction processor serving as a gateway intermediary between the customer and the financial networks for the acceptance of card payments by merchants. Most card transactions worldwide are processed by a third-party working in conjunction with the financial networks. SecurePay processes all major card types including Visa,

MasterCard, American Express, Discover and JCB. Presently, SecurePay’s solutions include: payment gateway solutions, virtual credit card terminals, proprietary shopping carts and wireless applications operating on cell phone networks to support mobile merchant card acceptance. SecurePay’s president, MacAllister Smith, serves as our President, Chief Executive Officer and Director.

In March 2002, we acquired all of the stock of SecurePay in exchange for seven million six hundred thousand (7,600,000) shares of our common stock at closing and up to an additional seven million six hundred thousand (7,600,000) shares of our common stock based upon revenue milestones achieved within a specified period of time. This milestone period has now expired and three million eight hundred thousand (3,800,000) shares have been issued to compensate for milestones achieved prior to expiration.

Our wholly-owned subsidiary NMSI is an ISO. In accordance with our overall operating and growth strategies, NMSI seeks to enlarge its customer base of small to medium-sized merchants through merchant portfolio acquisitions, as well as through bank referrals, direct sales, independent sales agents and trade association affiliations. It seeks to retain its customer base through efficient operations and superior customer service.

On August 26, 2002, we acquired all the stock of NMSI in exchange for five thousand shares (5,000) of our series A preferred convertible stock and one million (1,000,000) shares of our common stock at closing, with an additional three million (3,000,000) shares of our common stock based upon milestones involving the acquisition of additional new merchant accounts within a specified period of time. Each Series A preferred share was convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share. Pursuant to our acquisition agreement, we agreed that during the 36-month period from the date of acquisition, we would offer to repurchase such preferred shares from the former NMSI stockholders, Kevin and Nancy Weller, for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 series A preferred shares for $1,000,000 and the Wellers exercised their option to convert 3,000 series A preferred shares into 3,000,000 shares of our common stock. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers. We appointed NMSI’s president, Kevin Weller, as our Director.

To date, two million (2,000,000) shares have been issued pursuant to these milestones. Our board of directors has determined that it is in the best interest of the company to change the nature of the earn-in requirement and requested that a new milestone be created. Thus, the final one million shares earn-in is available if Kevin and Nancy Weller successfully (i) oversee and open a new facility in Brasher Falls and (ii) develop and launch a government payment processing solution.

To further our internal growth strategy, in July 2004 we formed PDP as our a new, wholly-owned wholesale processing division. We appointed former Concord EFS (NYSE:FDC) Senior Vice President Kevin Smith as President of PDP and also as our chief operating officer. Mr. Smith’s primary objective with PDP is to grow the number of merchant accounts serviced by targeting the wholesale processing industry. PDP conducts underwriting and risk management operations in-house. We consider underwriting and risk management highly important to our operations. We outsource our remaining processing services to third parties, including the evaluation and acceptance of card numbers and receipt and settlement of funds. By outsourcing these non-core services, we believe we can achieve lower costs per transaction through higher volume purchasing.

With the proceeds from the Laurus Master Fund, Ltd. financing, we fulfilled our agreement under the NMSI acquisition agreement and repurchased 2,000 Preferred Shares from Kevin and Nancy Weller for $1,000,000, and embarked upon a campaign for quality portfolio acquisitions to expand our merchant account base. With $5,000,000 of proceeds from the Laurus Master Fund, Ltd. financing, we acquired a total of 4,850 merchant accounts from four independent service organizations during 2004 The 4,850 accounts have represented approximately $119,603,008 in annual consumer charge volume on a historical basis. Although we cannot make assurances of future results based on past performance, should the charge volume remain constant, we anticipate that these acquisitions will greatly enhance our revenues. A summary of these acquisitions are as follows:

•

On March 15, 2004, our subsidiary, NMSI, purchased the rights to receive recurring revenue payments from three independent sales representatives for an aggregate purchase price of $268,081 plus 32,952 shares of our common stock (Ms. Thornton chose to take $94,624.68 and $10,984 in stock after agreement was finalized. The stock represented a shift of $10,000 into stock or 10,984 shares.)

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On May 18, 2004, we entered into an asset purchase agreement to purchase the rights to receive recurring revenue payments to 1801 merchant accounts representing $68,911,364 in annual consumer charge volume on a historical basis from Millennium Merchant Services, Inc. and Kent Stiritz in a series of transactions. A total of 4.2 million shares of our common stock have been set aside for the purchase of the rights to receive recurring revenue payments (subject to adjustments in the event of a reverse stock split or other stock recombination and with a price adjustment right over a three month look back period). To date, 2,246,764 shares of our common stock have been issued to Mr. Stiritz.

•

On May 25, 2004, NMSI purchased from United Processing Corporation Ltd. its rights to receive recurring revenue payments under two merchant solicitation agreements representing an aggregate of 2,300 merchant accounts and $36,174,288 annual consumer charge volume on a historical basis. The aggregate purchase price was $312,000 and 21,000 shares of our common stock. The two merchant agreements under which rights to receive recurring revenue payments were transferred are: (i) an Agreement dated April 30, 1996 with EFS National Bank and (ii) an Agreement dated April 2, 1998 with National Payment Systems, Inc., a New York corporation, d/b/a Card Payment Systems.

•

On October 1, 2004, our subsidiary, Pipeline Acquisitions, purchased the rights to receive recurring revenue payments to an aggregate of 511 merchant accounts representing $10,496,180 in annual consumer charge volume, on a historical basis, from Diversified Debit and Credit, Inc. for an aggregate purchase price of $119,372.

•

On December 1, 2004, Pipeline Acquisitions purchased the rights to receive recurring revenue payments from an aggregate of 238 merchant accounts representing $4,021,176 in annual consumer charge volume on a historical basis from Merchant Select Services, Inc. The purchase price was $56,320.

•	During 2005 the following merchant portfolios were acquired using funds from the Laurus Master Fund, Ltd. financing:
•

On February 21, 2005, Pipeline Acquisitions purchased the rights to receive recurring revenue payments to an aggregate of 830 merchant accounts from CPS of New York, Inc. for the purchase price of $1,090,011.23. This agreement provides guarantees as to the monthly income level from the rights to receive recurring revenue payments purchased.

•	On March 1, 2005, Pipeline Acquisitions purchased rights to receive recurring revenue payments to an aggregate of 775 merchant accounts from Advanced Internet Services, LLC for an aggregate purchase price of $589,589 plus 64,010 shares of our restricted common stock.
•

On October 7, 2005, and effective September 30, 2005, we acquired Aircharge. In consideration for all the stock of Aircharge, we paid the former stockholders of Aircharge: $200,000, a $525,000 convertible promissory note bearing interest at LIBOR, and 112,500 shares of our restricted common stock (on a post-reverse stock split basis). An additional 125,000 shares of our restricted common stock (on a post-reverse stock split basis) may be issued subject to performance incentives.

Our acquisitions have enhanced our revenues and increased our portfolio of merchant accounts. To this end, we formed Pipeline Acquisitions in November 2004 to locate merchant portfolios that complement our existing customer base of small to medium-sized merchants. Pipeline Acquisitions performs an extensive review of the cash flow characteristics of each portfolio, the types of business conducted therein, the credit status of the merchants in the portfolio, our ability to control attrition of the portfolio and the opportunities the portfolio provides for revenue enhancement and cost reduction. Pipeline Acquisitions then determines a valuation of each portfolio acquisition opportunity based on a combination of these factors and moves to acquire the acquisition candidate.

The Products and Services We Provide

Merchant Payment Processing Services

We provide comprehensive services and support to merchants accepting credit and debit-based payment cards, including the various services described below:

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Application Evaluation/Underwriting. We recognize that there are varying degrees of risk associated with different merchants based on the nature of their businesses, processing volume and average transaction amounts. We apply varying levels of scrutiny in our application evaluation and underwriting of prospective merchants accounts, ranging from basic due diligence for merchants with a low risk profile to a more thorough and detailed review for higher risk merchants. The results of this review serve as the basis for our decision whether to accept or reject a merchant account and also provide the criteria for establishing rolling reserve requirements, processing limits and average transaction amounts and pricing, which assists us in monitoring merchant transactions for those accounts that exceed pre-determined criteria.

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Merchant Set-up and Training. After we establish a contract with a merchant, we create the software configuration that is downloaded to the merchant’s credit card terminal or computer. This configuration includes the merchant identification number, which allows the merchant to accept Visa and MasterCard, as well as any other payment cards such as American Express, Discover and Diners Club provided for in the contract. The configuration might also accommodate check verification and gift and loyalty programs. If a merchant requires a pin-pad to accept debit cards, the configuration allows for the terminal or computer to communicate with the peripheral device. After the download has been completed, we may conduct a training session on use of the products.

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Card Transaction Processing. A transaction begins with authorization of the customer’s credit or debit card. The transaction data is captured by the processor and electronically transmitted to the issuer of the card, which then determines availability of credit or debit funds. The issuer then communicates an approval decision back to the merchant through the purchaser. This process typically takes less than five seconds. After the transaction is completed, the processor transmits the final transaction data to the card issuer for settlement of funds. Generally, we outsource these services to third-party processors.

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Risk Management/Detection of Fraudulent Transactions. Our risk management staff relies on the criteria set by the underwriting department to assist merchants in identifying and avoiding fraudulent transactions by monitoring exceptions and providing access to other resources for fraud detection. By employing these and other risk management procedures, we enable our merchants to balance the risk of fraud against the loss of a valid transaction.

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Merchant Service and Support. We provide merchants with ongoing service and support. Customer service and support includes answering billing questions, responding to requests for supplies, resolving failed payment transactions, troubleshooting and repair of equipment, educating merchants on Visa and MasterCard compliance and assisting merchants with pricing changes and purchases of additional products and services. We maintain a toll-free helpline, which is staffed by our customer service representatives.

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Chargeback Service. In the event of a billing dispute between a cardholder and a merchant, we assist the merchant in investigating and resolving the dispute as quickly and as accurately as possible. Before instructing the cardholder’s bank to debit the merchant’s account for the chargeback, we provide the merchant with the opportunity to demonstrate that the transaction was valid. If the merchant is unable to demonstrate that the transaction was valid and the dispute is resolved in favor of the cardholder, the transaction is charged back to the merchant, and that amount is credited to the cardholder. This service is provided by third parties on our behalf.

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Merchant Reporting. We organize our merchants’ transaction data into various files for merchant accounting purposes. We use this data to provide merchants with information, such as charge volume, discounts, fees and funds held for reserves to help them track their account activity. Merchants may access this archived information through our customer service representatives or online through our Internet-based customer service system.

The transactions for which we provide processing services involve the following third parties:

•	Merchants. Merchants are the businesses that accept payment cards, including Visa and MasterCard, for their merchandise and services.
•	Sponsoring Banks. Sponsoring banks are financial institutions that are card association members and provide the funds on behalf of the card user, enabling merchants to accept payment cards.
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Processors. Processors, which may include banks, gather sales information from merchants, obtain authorization for merchants’ transactions from card issuers, facilitate the collection of funds from sponsoring banks for payment to merchants and provide merchant accounting and settlement services on our behalf.

Our primary source of revenue is the discount rate paid by the merchant for each credit card transaction processed for that merchant. In addition to revenues derived from the discount rate, we receive periodic fees from most of our merchants for providing various services which are reflected in the table below as “Average Fees per Transaction.” We negotiate the discount rate and fees with each of the merchants to whom we provides services. We contract with third parties to provide a portion of the services to the merchant, including communication networks, transaction processing and monthly preparation of detailed merchant statements. Additionally, we comply with the pricing structures established by Visa and MasterCard associations for the interchange fee paid to the retail consumers’ card-issuing banks and the associations’ fees. The primary costs we incur in delivering our services to merchants are: (i) an interchange fee paid to the card-issuing bank which is set by the Visa and MasterCard associations and which is calculated as a percentage of the transaction amount and/or an associated transaction fee, (ii) a fee calculated as a percentage of the transaction amount that is paid to the Visa or MasterCard association which is established by the member banks of the Visa and MasterCard associations, (iii) a fixed, per-transaction fee paid to the network service provider which we negotiate with the network service provider and (iv) a fixed, per transaction fee paid to the processing bank which we negotiate with the processing bank. We believe, based on information received from our merchant customers, that the range of discount rates offered by other service providers is approximately 1.4% to 4.0%. The discount rates we offer are within this range.

In most cases, in accordance with our contracts with processing banks, the funds collection and disbursement function for each of the items listed above is performed on our behalf. At month end, the processing bank collects the total discount rate and various fees from the merchants via electronic withdrawal and disburses to each of the service providers its fees, except for the interchange fee paid to the card-issuing bank for which the disbursements are made daily. Shortly after month end, the processing bank disburses to us the remainder of the funds collected from the merchant. We then disburse funds to agents and other service providers. Several factors can alter our profitability for merchant transactions. Primarily, these include (i) improper use of the card reading terminal by the merchant resulting in higher interchange fees paid to the card-issuing bank, (ii) lower than anticipated average dollar sales of credit card transactions, thereby reducing our gross transaction margin because many of the transaction costs are fixed and (iii) the inability to collect the discount rate because of insufficient funds in the merchant’s bank account.

Virtual Terminal/Gateway

Our virtual terminal and gateway is the core SecurePay product which allows payment processing via any Internet connected device. The virtual terminal and gateway can process sales, voids, forces and returns. Our address verification system confirms shipping and cardholder address information to protect merchants from fraud. It will process recurring transactions and allows access to the entire suite of reporting functions. All transactions are encrypted using industry standard SSL technology.

Wireless Authorization Services

We provide electronic transaction authorization services for all major credit cards originating from certain wireless cell phone and PDA devices and transactions originating over the Internet. Authorization generally involves approving a cardholder’s purchase at the point-of-sale after verifying that the card is not lost or stolen and that the purchase amount is within the cardholder’s credit or account limit. The electronic authorization process for a credit card transaction begins when the merchant “swipes” the card through its POS terminal or enters the card via the Internet and enters the dollar amount of the purchase. After capturing the data, the device transmits the authorization request via the SecurePay system to our switching center, where the data is routed to the appropriate credit card association network for authorization. The transaction is approved or declined by the credit card association, and the response is transmitted back to our switching center where it is routed to the appropriate merchant.

Data Capture and Reporting Services

At the time of authorization, data relating to the transaction, such as the purchase price and card number, is encrypted and stored by the SecurePay system. The system maximizes accurate transaction reconciliation with each merchant and protects against potential loss of data. The data collected also allows us to provide merchants with information services such as specialized management reports, accounting export files and to assist in our other customer service operations. Merchants can access this archived information through the SecurePay system, which allows the merchant direct access to our database through a PC or wireless device.

Cell Phone and PDA Devices

The SecurePay gateway allows the acceptance of credit card payments over wireless Internet devices, such as certain cell phones that utilize Palm OS, Java and Windows CE platforms. Cell phone-based applications over the SecurePay gateway include signature capture, error correction and customizable data fields. The application also affords a price point less than traditional wireless credit card processing terminals. The wireless solution enables the merchant to process transactions utilizing airwaves, as opposed to traditional phone lines, for wireless transaction authorization and processing. Wireless enabled transaction authorization and processing in environments where traditional phone lines are unavailable, inconvenient and/or prohibitively expensive, affords merchants increased flexibility, mobility and security in processing card transactions. Further, wireless technology allows merchants that have relied on paper-based processing, where the ability to check if a card is stolen or credit limits exceeded is generally unavailable or inconvenient, to convert to electronic processing. In so doing, such merchants can also avoid the higher rates imposed by both Visa and MasterCard for paper-based transactions or key entered transactions. We intend to aggressively market our products and services to the wireless and mobile merchant sector. We believe the wireless and mobile transaction processing market is poised for exploitation, and, therefore, will market a suite of products and services through our SecurePay subsidiary to service mobile transaction processing merchants. In its May 2004 report, “Mobile Merchants POS Terminals: Revisiting Untethered Card Acceptance,” research firm the TowerGroup said that targeting mobile merchants, plumbers, non-store retailers, restaurants and taxi and limousine services who accept a majority of payments through cash and checks will greatly affect the wireless market, especially through handheld devices.” By 2009, the TowerGroup predicts that both countertop and handheld wireless devices will account for one in four new POS terminals delivered in the United States; in 2003, there were 12 million POS terminals in place.

Shopping Cart Technology

The shopping cart (Easy Shop) is a powerful, yet user-friendly tool that is fully integrated into our proprietary gateway. The shopping cart gives merchants an easy way to create either a “Buy Now” button on their Web site or a simple HTML link to the Easy Shop cart. It can be used with most Web sites. Core features include sales tax and shipping cost calculations, real-time card processing, automatic customer configuration and e-mail order notification, advance cart support for product size and color selections, unlimited number of products supported, product import and export to accounting applications, support of downloadable items (soft goods) such as documents, program images and audio files, promotion of items and coupons and allowance of order viewing summaries by date or order detail via quick link technologies.

Gateway and Communication Interfaces

Our gateway solutions allow value added resellers (VAR) and programmers access to the card authorization systems by integrating their product to our system for card processing. We have eight different communication objects allowing flexibility to programmers who wish to create their own custom applications.

Software Application Products and Value-Added Services

In addition to card transaction processing, we offer related software application products and value-added services to our merchant customers. These products and services are designed to run on Internet connected Windows-based PCs and wireless devices. For example, our payment gateway enables merchants to securely pass customer credit card information to a processing center for verification. When combined with the SecurePay shopping cart, or previously existing shopping cart, multiple items or combinations of items may be purchased. The SecurePay Web terminal is an Internet-based product that allows merchants to accept orders over the telephone. Unlike many traditional credit card terminals, a Web terminal allows merchants to input certain data required by Visa and MasterCard in order to qualify for the lowest possible processing rates. Offering a broad range of products and services historically unavailable to small to medium-sized merchants is an integral part of our strategy of focusing on these merchants and differentiating ourselves among the banks and ISOs serving this market segment. We believe that the quality and reliability of our products and services enhance our ability to attract and retain merchant customers.

Industry Overview and Our Market

Over the past ten years, the usage of non-cash forms of payment, such as credit and debit cards, has steadily increased. According to The Nilson Report, a leading industry publication that tracks the transaction processing industry, reported that purchases by U.S. consumers using credit cards will grow from $1.47 trillion in 2003 to $2.28 trillion in 2008. The Nilson Report additionally forecasts that similar expenditures are anticipated to grow to $4.2 trillion, representing a potential compounded annual growth rate of 11.5% between 2003 and 2011. For the first time in United States history, electronic payment transactions (44.5 billion) exceeded the number of check transactions (36.7 billion) in 2003. The dollar volume on electronic payment transactions reported by Nilson totaled $27.4 trillion in 2004 versus checks sustaining dollar volume of $39.3 trillion. The evident shift in electronic payment reflects the expanding role of technology and its impact on consumer spending within retail, financial and banking businesses that are likely to continue of the foreseeable future.

The significant industry drivers appear to include convenience, incentive-based programs, and a maturing demographic shift in younger U.S. adults migrating towards a cashless society. We believe there is a great opportunity in the transaction processing business to procure small to medium-sized merchants in retail environments, online transactions via e-commerce, mobile payment processing, municipal payment processing and others.

The Small to Medium-sized Merchant Market

The proliferation of credit and debit cards has made the acceptance of card-based payment a necessity for businesses, both large and small, in order to remain competitive. We believe that these businesses are experiencing increased pressure to accept card-based payment methods in order to remain competitive and to meet consumer expectations. As a result, many of these small to medium-sized businesses are seeking, and we expect many new small to medium-sized businesses to seek, to provide customers with the ability to pay for merchandise and services using credit or debit cards, including those in industries that have historically accepted cash and checks as the only forms of payment for their merchandise and services. Historically, the larger acquiring banks have marketed credit card processing services to national and regional merchants and have not focused on small to medium-sized merchants, as small to medium-sized merchants are often perceived as too difficult to identify and expensive to service.

This created an opportunity for non-banks, such as our company, which recognized the business potential of providing electronic processing to these small to medium-sized merchants. We have focused our marketing efforts on small to medium-sized merchants, which have traditionally been underserved by processing banks. We understand the unique characteristics of this market segment and have tailored our marketing and servicing efforts accordingly. We are able to provide electronic processing systems at rates that generally are lower than those available from small local processors as a result of our transaction volume. We serve a diverse portfolio of small to medium-sized merchants. As of June 30, 2005, we were providing these services to 15,000 active small to medium-sized merchants located across the United States. We define a merchant as “active” if the merchant account status is considered open by our company and the merchant is able to process payment transactions.

No single merchant accounted for more than 5% of our aggregate transaction volume for 2004. This merchant diversification makes us less sensitive to shifting economic conditions in the industries or regions in which our merchants operate. We believe that the loss of any single merchant would not have a material adverse effect on our financial condition or results of operations.

Merchant attrition is an expected aspect of the credit card processing business. Historically, our attrition has related to merchants going out of business, merchants returning to local processing banks or merchants transferring to competitors for rates we were unwilling to match.

Merchant fraud is another expected aspect of the credit card processing business. Currently, we are responsible for fraudulent credit card transactions of our merchants on approximately 55% of our merchant customers, but we expect this percentage to increase. Examples of merchant fraud include inputting false sales transactions or false credits. We, along with our processing banks, monitor merchant charge volume, average charge and number of transactions, as well as check for unusual patterns in the charges, returns and chargebacks processed. As part of our fraud avoidance policies, we generally will not process for certain types of businesses which provide future services wherein incidents of fraud have been common. Generally, we are not responsible for cardholder fraud. We evaluate our risks and estimate the potential loss for chargebacks and merchant fraud based on historical experience. We also maintain a rolling reserve account, meaning we withhold a varying percentage of at risk merchants’ processing volume, for potential losses. Generally, our agreements with merchants are for one or two years and automatically renew for additional one-year periods unless otherwise terminated. Our sponsoring banks are also a party to these agreements. The merchants are obligated to pay for all chargebacks, fines, assessments and fees associated with their merchant account, and in some cases, statement fees, and monthly minimum fees and early termination fees. Generally, the sponsoring bank may terminate the agreement for any reason on 30 days notice, and the merchant may terminate the agreement on 30 days notice, subject to the payment of any applicable early termination fees. Typically, the agreement may also be terminated by the sponsoring bank immediately upon a breach by the merchant of any of its terms. Generally, the merchant may not assign the agreement without the prior written consent of the sponsoring bank.

Merchant attrition is expected in the payment processing industry in the ordinary course of business; however, we believe the low average transaction volume of the merchants whose accounts we service make them less likely to change providers because of the inconveniences associated with a transfer. During 2004, we experienced an average monthly attrition of approximately 1% of our total charge volume, taking into consideration each of the acquisitions during this period. Much of our attrition is related to newly formed small businesses that ultimately fail. Because the transaction volumes of these unsuccessful businesses typically never reach meaningful levels, they do not significantly contribute to the profitability of our business. Accordingly, our merchant attrition related to failed businesses does not significantly reduce our revenues.

We believe that we have extensive experience and resources in assessing the risks associated with providing payment-processing services to small to medium-sized merchants. These risks include the limited operating history that many of the small to medium-sized merchants we serve have and the risk that these merchants could be subject to a higher rate of insolvency, which could adversely affect us financially. In addition, because a larger portion of their sales is card-not-present transactions in relation to transactions of larger merchants, small to medium-sized merchants are more vulnerable to customer fraud.

Our Strategy

Our strategy is to build our business through growth and efficiency. We intend to aggressively grow the number of merchant accounts serviced through the solicitation of new merchant accounts and the acquisition of merchant portfolios and compatible businesses. We intend to achieve efficiency by creating a processing and servicing operation that is efficient and scalable, meaning that we can easily expand our operations without significantly increasing our fixed costs. Management has extensive experience in the payment processing business and a history of providing reliable, customer-focused service to our merchants. Our platform of services is very flexible, enabling merchant customization and scalability to meet the requirements of high transaction volumes.

Our strategic objectives are to:

•	Make strategic acquisitions of merchant account portfolios and of compatible payment businesses.

We intend to continue to expand our merchant base by acquiring other providers of payment processing services, as well as portfolios of merchant accounts. The small to medium-sized merchant segment of the payment processing market is serviced by many independent providers of payment processing services that lack the resources to generate sufficient scale in this underserved market. We believe opportunities exist for us to purchase these businesses when their resources begin to limit their ability to continue to grow independently. Other sources of portfolio acquisitions include commercial banks, which, in an effort to focus on their core competencies, often sell or outsource their card-based payment processing operations, creating the opportunity for buyers to acquire their existing merchant portfolios.

•	Expand our portfolio of merchant clients through our internal sales efforts and through banks and ISOs.

Our target market is small to medium-sized merchants who use payment processing services. We are seeking to expand our market presence through mobile merchants who use wireless payment processing services and municipalities who use payment processing services for taxes, fines and other municipal payments.

•	Grow our relationships with banks and ISOs.

We have found relationships with banks to be a cost -effective and valuable method of reaching small to medium-sized merchants that would otherwise be difficult to identify and locate using customary marketing practices. Pursuant to these relationships, banks endorse the processing systems we market and service and participate in referring new customers. We believe the utilization of ISOs to be another effective way of increasing the volume of merchant referrals.

Our experience in the industry, coupled with our ability to evaluate and manage the risks related to providing payment processing services, allows us to accept and approve a high rate of merchant applications and positions us well to continue to increase the size of our sales team and the number of new applications our existing team members refer to us.

•	Maintain a stable and growing recurring revenue base.

Through merchant retention and increased credit card use, we have developed a stable and recurring base of revenues. In addition to our high customer service level, endorsements from banks and direct salespersons provide an additional link to our merchants that should tend to reduce attrition. Furthermore, we believe that the size of the merchants we service make the merchants less likely to change providers because of the up-front costs associated with a transfer.

•	Increase operating efficiencies.

Generally, we outsource our processing and network services to third-parties which have excess capacity and the expertise to handle our needs. We believe that because our merchant base generates significant transaction volume in the aggregate, we have been able to negotiate competitive pricing from our processing and network providers. We have achieved significant reductions in certain operating expenses through operational efficiencies, economies of scale and improved labor productivity. We will outsource processing and network services as long as it is economically more attractive than to develop and support these services within our company, allowing management to focus on its core business of sales, marketing and customer retention.

Marketing and Sales of our Services and Products

In order to reach our target market in an effective and cost-efficient manner, we market our services through three principal channels: (i) bank alliances, through which we offer our services to merchants in cooperation with community and regional banks, allowing us to capitalize on the presence of those banks in particular geographic markets; (ii) partnering with ISOs that market and sell our services to merchants and (iii) direct sales, to allow cost-effective access to small to medium-sized merchants dispersed throughout the United States and otherwise to supplement the bank alliance and ISO sales. In addition, we utilize other marketing efforts that include agreements with various trade and other associations and marketing through value added resellers (VARs) that integrate our transaction processing services with specialized business management software.

Bank Alliances

We have an established marketing strategy of forming alliances with regional and community banks and offer our services to merchants through these banks. Under these arrangements, we obtain the exclusive endorsement of the bank and receive both its initial and ongoing marketing assistance. Our bank alliances consist of three types of relationships: (i) relationships created as a result of our acquisition of a bank’s merchant portfolio, pursuant to which we provide transaction processing services on a co-branded basis with the bank (Acquisition Alliances); (ii) agent bank relationships, where the bank purchases our services and markets and resells those services directly to merchants (Agent Bank Alliances); and (iii) bank referral relationships, where the bank refers our company to merchants who desire or otherwise inquire about transaction processing services (Bank Referral Alliances).

An integral part of our overall strategy is to offer banks the opportunity to transfer management and operational responsibility for their merchant portfolios, while continuing to offer transaction processing services on a co-branded basis in cooperation with us. We can often effect an invisible transition of services from the merchants’ perspective.

We compensate our bank alliance partners through varying means. Acquisition Alliance partners typically are compensated by remitting a residual payment for each transaction we process for merchants attributable to the alliance. We compensate our Bank Referral Alliance partners typically by paying them a one-time referral fee. Agent Bank Alliance partners are not directly compensated, but rather, they derive revenue by reselling our services to merchants at a price determined by the Agent Bank.

Independent Sales Organization Partnering

Generally, ISO partnering involves engaging an ISO to market and sell our products and services on a non-exclusive basis. An ISO that desires to refer a merchant customer to us will procure the merchant and submit it to us on the merchant’s behalf. Thereafter, the ISO will sell or lease hardware and software to the merchant. We compensate ISOs by paying them a residual payment for each transaction processed by it for merchants they refer to us, or they derive revenue by reselling our services to merchants at a price determined by the ISO. The ISO’s determination of whether to refer a particular merchant to our company depends on a variety of factors, including the terms of the residual we offer and the industry in which the merchant conducts its business.

Direct Sales

We will continue to expand our direct sales activities. We intend to deploy a telemarketing sales force to generate further internal growth from existing relationships with regional and community banks, ISOs and merchant trade and other associations. We believe that our direct sales and telemarketing efforts constitute a significant opportunity to augment our bank alliance and ISO partnering efforts.

Internet Market

We also market over the Internet, targeting small to medium-sized e-commerce businesses. Internet marketing methods used include pay per click advertising, search engine positioning and affiliate Internet marketing.

Other Marketing Efforts

In addition to bank alliances, ISO/VAR partnering and direct sales, telemarketing and Internet marketing, we engage in other marketing efforts that we believe complement and diversify further our overall marketing strategy.

Association Marketing

Through our association marketing program, we negotiate and enter into marketing agreements with various trade and other associations. Pursuant to these relationships, associations endorse and promote to their membership the transaction processing services we provide, creating additional opportunities for us to reach small to medium-sized merchants.

Marketing Through ISOs and Strategic Partners

Our marketing efforts are diversified further through the integration of our transaction processing services with the specialized business management software of a growing number of ISOs. ISOs perform a marketing function for us since their software often is offered on a fully-integrated basis with our transaction processing services, creating additional opportunities for us to reach small to medium-sized merchants.

We periodically review our marketing efforts and distribution channels to minimize channel conflict. Although conflict among bank alliances, ISO partnering and direct sales marketing may occur, to date we have not experienced any significant conflict while pursuing our overall sales strategy.

Customer Service and Support

We are dedicated to providing reliable and effective customer service and support to our merchant customers. The information access and retrieval capabilities of networked systems, where real-time information is available to any of our customer service representatives, allow us to provide a high level of customer service, reporting and support to small to medium-sized merchants that was historically available only to much larger merchants.

We maintain a call center for customers of our SecurePay subsidiary and for bank customers who are brought to us through direct bank referrals. We will measure the efficiency of our customer service through certain quantitative data, such as the number of rings prior to operator pick-up, the number of abandoned calls, the number of calls per day and the number of calls per customer service representative. We will develop comprehensive programs and procedures for training our customer service representatives to assist our merchant clients in a timely and efficient manner with any problems, issues or concerns they may have. We are dedicated to providing outstanding customer service and support and continually review our policies and procedures in an effort to improve these services.

Relationships with Sponsors and Processors

In order to provide payment processing services for Visa and MasterCard transactions, we must be sponsored by a financial institution that is a principal member of the Visa and MasterCard card associations. Additionally, we must be registered with Visa as an ISO and with MasterCard as a Member Service Provider.

We have agreements with several banks that sponsor us for membership in the Visa and MasterCard card associations and settle card transactions for our merchants. Our sponsoring banks include HSBC, US Bancorp and Wells Fargo Bank N.A. All may terminate their agreements with us if we materially breach the agreements and do not cure the breach within 30 days, if our membership with Visa or MasterCard terminates, if we enter bankruptcy or file for bankruptcy, or if applicable laws or regulations, including Visa and MasterCard regulations, change to prevent either the applicable bank or us from performing our services under the agreement. We have agreements with our processing banks to provide for us to continue to receive revenues so long as (i) the merchants subject to the agreements process credit card transactions with the banks, (ii) we provide appropriate service to the merchants and (iii) we otherwise remain in compliance with the terms of the agreement. We provide transaction processing and transmittal, transaction authorization and data capture, and access to various reporting tools pursuant to non-exclusive contractual relationships with processing banks that are members of Visa and MasterCard. These processors include CTS Holdings, Inc. (a wholly owned subsidiary of First Data Corp.) and Nova Information Systems, Inc. Our processing banks withhold from the merchants a discount rate and various fees for the processing of each credit card transaction. From our discount rate revenues, amounts are paid to the issuing bank, the network service provider, Visa or MasterCard and to the processing bank.

Generally, our agreements with processing banks contain aspects of both marketing and service. The marketing portions of the agreements permit us to originate new merchants, which then enter into contractual agreements with the processing banks for credit card processing. The service portions of the agreements permit us to provide services (including terminal programming and shipping, employee training, equipment supply and repair and operational support) to the merchants solicited. Although the marketing portions of the agreements have limited terms, the service portions of these agreements do not. Accordingly, we have a right to continue to receive revenues from these processors, so long as we remain in compliance with the service agreements.

To date, we have relied primarily on two banks/processors to process our clients’ credit card transactions: Wells Fargo Bank N.A./CTS Holdings, Inc., or Wells/CTS, and U.S.Bancorp/Nova Information Systems, Inc., or USB/NIS. Currently, our arrangement with our principal bank/processor, Wells/CTS, constitutes approximately 55% of our aggregate merchant base. Under this relationship, we bear liability for any unfulfilled chargebacks. Our arrangement with our second largest bank/processor, USB/NIS, constitutes approximately 35% of our aggregate merchant base. Under this relationship, we bear no liability for any unfulfilled chargebacks. The remaining 10% of our aggregate merchant base consists of various rights to receive recurring revenue payments agreements, which, in the main, do not subject us to chargeback liability but have limited contractual rights to the merchants serviced. Our primary processing agreements may be terminated by either party in the event of default, insolvency or receivership, failure to make payments when due or to abide by the rules and regulations of Visa and MasterCard.

Competition and our Competitive Position in the Market

The payment processing industry is highly competitive. We compete in this market on the basis of:

•	quality of service;
•	support and reliability of service;
•	ability to evaluate, undertake and manage risk;
•	speed in approving merchant applications;
•	technological capability;
•	price; and
•	availability of additional features.

Both large and small companies compete with us in providing payment processing services and related services. Large competitors include First Data Merchant Services Corp., National Processing, Inc., Global Payments, Inc., iPayment and Nova Information Systems, Inc., a subsidiary of U.S. Bancorp, that serve a broad market spectrum from large to small merchants and provide ATM and other payment-related services and systems in addition to card-based payment processing. There are also a large number of smaller competing transaction processors that provide various services to small to medium-sized merchants. We also compete with local, regional and national banks that have internal sales forces and/or have developed relationships with independent service organizations that are our competitors. Many of our competitors have substantially greater capital resources than we have and operate as subsidiaries of financial institutions or bank holding companies, which may allow them on a consolidated basis to own and conduct depository and other banking activities that we do not have the regulatory authority to own or conduct.

We believe we have core competitive strengths, which include:

•

Our focus on small to medium-sized merchants. We believe that our specific focus on small to medium-sized merchants, in addition to our understanding of the needs and risks associated with providing payment processing services to small to medium-sized merchants, gives us a competitive advantage over larger competitors which have a broader market perspective and over competitors of a similar or smaller size that may lack our extensive experience and resources.

•

Our utilization of bank/direct sales relationships. We utilize bank/direct sales relationships to provide us a distinct competitive advantage in maintaining primary relationships with the underserved, small to medium-sized merchant segment of the market.

•

Our scalable, efficient operating structure. We believe that as a result of our experience in payment processing, we have been able to develop operating efficiencies which we believe allow us to competitively bid for new business. Our scalable, efficient operating structure allows us to easily expand our operations without significantly increasing our fixed costs. We conduct our underwriting and risk management operations in-house, where we believe we can add the most value due to our management’s experience and expertise in these areas. We consider underwriting and risk management highly important to our operations. We outsource our remaining processing services to third parties, including the evaluation and acceptance of card numbers and receipt and settlement of funds. By outsourcing these non-core services, we are able to maintain a highly efficient operating structure. We believe there is sufficient capacity among third parties to meet our current and future outstanding needs. Many of our contracts include pricing terms that are more favorable to us as the transaction volume generated by our merchant base increases.

•

Technical monitoring and value of the SecurePay system. We continually monitor and make technological improvements to our system and thus are able to respond to the specific needs of merchants in various industries. We also maintain that the quality, speed and reliability of the SecurePay system and the breadth, flexibility and user-friendliness of our software application products and services constitute a competitive advantage.

•

Advantages of our cell phone payment application. Our cell phone application also provides distinct competitive advantages. It is considerably less expensive than traditional wireless terminals, which can have a price point up to 70% higher. Competing wireless terminals, by contrast, are single function only. In addition, our cell phone application offers superior coverage area.

•

Proven acquisition and integration strategy. We have significant experience acquiring providers of payment processing services, as well as portfolios of merchant accounts, having acquired several portfolios of merchant accounts during and since 2004. We have enhanced revenues and improved operating efficiencies of our acquired entities by improving the services, support and benefits we offer to the ISOs that serve the entities and merchant accounts we acquire. In addition, we have increased operating efficiencies of many of the businesses we have acquired by conducting profitability analyses of acquired merchant accounts and reducing processing fees and overhead.

•

Strong position and substantial experience in our target market. As of June 30, 2005, we were providing these services to 15,000 active small to medium-sized merchants located across the United States. We believe our understanding of the payment processing needs and risks of small to medium-sized merchants provides us with a competitive advantage over larger service providers that have a broader market perspective. We also believe that we have a competitive advantage over service providers of a similar or smaller size that may lack our extensive experience and resources.

•

Experienced, efficient sales force. We market our services primarily through our contractual relationships with over 100 ISOs and VARs throughout the United States. Although it is not customary in our industry to obligate ISOs to refer their merchant applications to any one processing provider, many currently refer a majority of their new merchant applications to us as a result of our strong relationships with them. Our sales approach provides us with an experienced sales force who markets our services with minimal direct investment in sales infrastructure and management. We continually strive to strengthen these relationships by delivering superior service and support.

•

Comprehensive underwriting and risk management systems. Through our experience and cumulative knowledge in assessing risks associated with providing payment processing services to small to medium-sized merchants, we have developed business procedures and systems that provide effective risk management and fraud prevention solutions. Through our underwriting processes, we evaluate merchant applicants and balance the risks of accepting a merchant against the benefit of the charge volume we anticipate the merchant will generate. We believe our systems and procedures enable us to identify potentially fraudulent activity and other questionable business practices quickly, thereby minimizing our losses and those of our merchants.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements

We have no patents, trademarks, franchises, concessions or royalty agreements; however, we regard our proprietary software as protected by trade secret and copyright laws of general applicability. However we are continuously developing software for use in four principal areas: (i) applications for Internet-based and wireless transactions; (ii) transaction switching; (iii) the SecurePay suite of products; and (iv) customer service and fraud. We regard our proprietary software as protected by trade secret and copyright laws of general applicability and attempt to safeguard our software through the protection afforded by the above-referenced laws, and third-party non-disclosure agreements, licensing agreements and other methods of protection. Despite these precautions, it may be possible for unauthorized third- parties to copy, obtain or reverse engineer certain portions of our software or to otherwise obtain or use other information we regard as proprietary. While our competitive position may be affected by our ability to protect our software and other proprietary information, we believe that the protection afforded by trade secret and copyright laws is less significant to us than other factors such as the knowledge, ability and experience of our personnel and the continued pursuit and implementation of our operating strategies.

We currently license certain software from third-parties to supplement our internal software and technology development and to shorten time-to-market software application product deliveries.

Employees and Labor Contracts

As of November 1, 2005, we employed 60 full-time personnel, including 8 information systems and technology employees, 9 in operations and 43 in sales and administration. Many of our employees are highly skilled, and we believe our future viability will depend in large part on our ability to attract and retain such employees. We have employment agreements with our chief operating officer, our chief technology officer and the President of NMSI. None of our employees are represented by a labor union, and we have experienced no work stoppages. We consider our employee relations to be good.

Properties

Our principal executive offices are located in approximately 4,429 square feet of leased office space in Quincy, Massachusetts. We also lease approximately 4,079 square feet of office space in Alpharetta, Georgia and 3,000 square feet in Brasher Falls, N.Y. All our facilities are insured. We believe that these facilities are adequate for our current operations and, if necessary, can be replaced with little disruption to our company.

Legal Proceedings

Our wholly owned subsidiary, SecurePay, is a named defendant in an action in the United States District Court of Arizona by Net MoneyIN, Inc. vs. Mellon Financial Corp., et al (No. CV-01-441-TUC-RCC), March 3, 2002. The outstanding lawsuit is an industry-wide suit against numerous defendants based on intellectual property infringement. A default judgment has been rendered against several of the parties, including SecurePay. Removal of this judgment to federal court is currently being sought. We believe this action to be without merit.

Except for the above, there are no material legal proceedings pending against any of our affiliates or us.

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CHARGE.COM ACQUISITION

On July 19, 2005, our newly-formed subsidiary entered into a merger agreement to acquire Charge.com, an industry leader in merchant account acquiring. We intend to acquire all the stock of Charge.com in exchange for:

•	Seven Million Five Hundred Thousand ($7,500,000) Dollars in immediately negotiable funds; and
•

The number of shares of our restricted common stock that have an aggregate market value of Nine Million Five Hundred Thousand ($9,500,000) Dollars, which shares subject to twelve (12) month lock-up provisions and of which shares valued at Five Million Five Hundred Thousand ($5,500,000) Dollars shall be afforded certain price protection provisions. The former Charge.com stockholders will be granted standard piggy-back registration rights with respect to the shares received in the acquisitions, commencing from the expiration of a twelve (12) month lock-up period commencing from the closing of this offering.

Charge.com markets merchant payment processing services and related hardware and software. Charge.com services both traditional retail businesses that conduct transactions face-to-face as well as businesses that conduct transactions over the phone, by mail, and via the Internet. As of June 30, 2005, Charge.com serviced more than 8,000 merchant accounts throughout the United States. Charge.com promotes its services utilizing a three-pronged marketing approach consisting of optimized search engine placement, its widespread affiliate program, and effective paid advertising. Charge.com produced over 500 new merchant accounts per month in 2004. For the year ended December 31, 2004, Charge.com reported $2.3 million in audited operating income. Charge.com has experienced earnings growth in excess of 30% in each of the last three years.

Charge.com is currently owned and operated by its founder and Chief Executive Officer, Gregory Danzig and his brother David Danzig. Messrs. Gregory and David Danzig have agreed to enter into a three-year employment agreement conditioned upon the closing of the acquisition.

Strategic Rationale

We view this proposed acquisition as complementary to our wholesale division. We anticipate that our financial results will be improved through the placement of Charge.com’s new merchants, which during the year-ended December 31, 2004, averaged approximately 500 per month, onto our technology platform. Monthly merchant gateway revenue, which was formerly outsourced, will provide us with another source of incremental revenue. Higher transaction volume and the boarding of new Charge.com accounts on our own platform should result in increased economies of scale for Pipeline as a whole, and therefore contribute towards increased margins. Furthermore, we expect to borrow from Charge.com’s e-commerce marketing expertise to enhance our existing initiatives in this area.

Completion of the Charge.com Acquisition

Our obligation to consummate the Charge.com acquisition is subject to a number of customary conditions that must be satisfied by Charge.com or waived by us. In addition, the following conditions must be met in order to consummate the transaction. We must:

•	obtain financing to provide for the $7,500,000 to be used as the cash portion of the purchase price, which condition will be satisfied upon the completion of this offering;

•	execute a three-year employment agreement with Messrs. David and Gregory Danzig; and
•

obtain approval from either Nasdaq or AMEX for the listing of our common stock on the Nasdaq Small Cap Market or AMEX. We have applied to have our common stock approved for trading on the American Stock Exchange under the symbol “PPD”, subject to notice of issuance.

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information (including the notes thereto) present condensed combining statements of operations of Pipeline Data Inc., as adjusted for the acquisition of Charge.Com, Inc., and Aircharge, Inc. under the purchase accounting method in accordance with GAAP. (the Transaction). The unaudited pro forma combined consolidated financial statements combine the historical consolidated financial statements of us and Charge.com and Aircharge, Inc. The unaudited pro forma combined consolidated balance sheet as of June 30, 2005 gives effect to the acquisition as if it had been completed on June 30, 2005. The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2004, and the six months ended June 30, 2005, give effect to the Transaction as if it had been completed on January 1, 2004.

We have included in the pro forma combined consolidated financial statements all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of results of the historical periods. Additionally, we expect to incur reorganization and restructuring expenses as a result of the Charge.com and Aircharge acquisitions. The effect of these estimated expenses has been reflected in the unaudited pro forma combined consolidated balance sheet. We also anticipate that these acquisitions will provide us with the opportunity to earn more revenue. However, we do not reflect these anticipated benefits in the pro forma financial information. While the pro forma financial information is helpful in showing the expected financial effect of the Charge.com and Aircharge acquisitions, it is not intended to show how we, Charge.com, and Aircharge would have actually performed had these acquisitions been completed prior to the historical periods or how the companies will perform in the future.

The actual consolidated financial position and results of operations of the combined companies following the Charge.com and Aircharge acquisitions will differ, perhaps even significantly, from the pro forma amounts reflected below because, among other things:

•

the assumptions used in preparing the pro forma financial information may be revised in the future due to changes in values of assets or liabilities, including changes in operating results between the dates of the unaudited pro forma financial information and the date on which the acquisition is completed; and

•	adjustments may need to be made to the unaudited historical financial information upon which such pro forma information was based.

PIPELINE DATA INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2005

ASSETS

	Pipeline Data Inc.	Charge.Com, Inc.	Aircharge, Inc.	Pro Forma Adjustments	Pro Forma Consolidated

CURRENT ASSETS
Cash and equivalents	$672,086	$1,224,373	$14,810	$(200,000)	$1,711,269
Other current assets	1,192,959	314,024	19,186	—	1,526,169

Total current assets	1,865,045	1,538,397	33,996	(200,000)	3,237,438

PROPERTY AND EQUIPMENT, net	498,727	689	0	0	499,416

OTHER ASSETS
Merchant portfolio and residual rights purchase	7,696,258	0	0	10,800,000	18,496,258
Other assets	1,480,613	0	940,753		2,421,366
Goodwill	2,324,762	0	0	5,911,890	8,236,652

Total other assets	11,501,633	0	940,753	16,711,890	29,154,276

TOTAL ASSETS	$13,865,405	$1,539,086	$974,749	$16,511,890	$32,891,130

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$672,003	$85,158	$986,558	—	$1,743,719
Laurus Master Fund Convertible debt	878,522	0	0	—	878,522

Total current liabilities	1,550,525	85,158	986,558	—	2,622,241

LONG-TERM LIABILITIES
Laurus Master Fund Convertible debt	4,629,315	0	0	—	4,629,315
Other long-term debt	697,657	0	0	525,000	1,222,657

Total long-term liabilities	5,326,972	0	0	525,000	5,851,972

STOCKHOLDERS EQUITY

Common stock	26,876	500	1,000	16,400	44,776
Common stock subscribed	958	0	0	—	958
Deferred compensation	86,536	0	0	—	86,536
Additional paid-in capital	8,725,243	0	1,000	17,854,100	26,580,343
Retained Earnings (deficit)	(1,851,705)	1,453,428	(13,809)	(1,883,610)	(2,295,696)

Total stockholders equity	6,987,908	1,453,928	(11,809)	15,986,890	24,416,917

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$13,865,405	$1,539,086	$974,749	$16,511,890	$32,891,130

PIPELINE DATA INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2004

	Pipeline Data Inc.	Charge.Com, Inc.	Aircharge, Inc.	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$15,565,134	$3,533,243	$366,176	—	$19,464,553

Cost of goods sold	12,443,970	0	213,460	—	12,657,430

Gross profit	3,121,164	3,533,243	152,716	—	6,807,123

Operating Expenses	3,115,172	1,191,400	149,455	—	4,456,027

Net Income from operations	5,992	2,341,843	3,261	—	2,351,096

Total other income (expenses)	(303,213)	6,464	0	—	(296,749)

Income (loss) before income tax (expense) benefit	(297,221)	2,348,307	3,261	—	2,054,347

Income tax (expense) benefit	619,907	(798,424)	0	169,621	(8,896)

Net income	$322,686	$1,549,883	$3,261	$169,621	$2,045,451

Basic and diluted earnings per common share: basic					$.05
diluted					$.04

Weighted average shares outstanding: basic					43,563,938
diluted					47,282,459

PIPELINE DATA INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2005

	Pipeline Data Inc.	Charge.Com, Inc.	Aircharge, Inc.	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$10,753,982	$1,985,205	$186,629	—	$12,925,816

Cost of goods, services sold	7,961,215	0	102,342	—	8,063,557

Gross profit	2,792,767	1,985,205	84,287	—	4,862,259

Operating Expenses	2,433,697	757,460	93,602	—	3,284,759

Net Income (loss) from oper.	359,070	1,227,745	(9,315)	—	1,577,500

Total other income (expenses)	(283,888)	1,713	10	—	(282,165)

Income (loss)before income taxes	75,182	1,229,458	(9,305)	—	1,295,335

Income tax benefit (expense)	150,501	(594,079)	0	—	(443,578)

Net income (loss)	$225,683	$635,379	$(9,305)	—	$851,757

Basic and diluted earnings per common share: basic					$.02
diluted					$.02

Weighted average shares
Outstanding: basic					43,720,063
diluted					47,282,459

Notes To Pro Forma Condensed Consolidated Financial Statements

June 30, 2005

1.	General

On July 19, 2005, we announced that we executed a definitive merger agreement to acquire Charge.Com, Inc., a Florida- based merchant account company. Under the terms of the agreement, we will purchase Charge.Com, Inc. for $7.5 million in cash and 9.5 million shares of our common stock and of which 5.5 million shares shall be afforded certain price protection provisions. On October ,2005, and effective September 30,2005, our wholly-owned subsidiary, Aircharge, Inc., acquired World Products, Inc. d.b.a. Aircharge. Pursuant to our merger agreement with Aircharge we acquired all the stock of

Aircharge in exchange for $200,000 cash, a promissory note in the principal amount of $525,000 and 900,000 shares of our restricted common stock. An additional 1,000,000 shares of our restricted common stock may be issued subject to performance incentives.

2.	Pro Forma Adjustments
(a)	Adjustment to reflect offering and sale of 7.5 million shares of common stock to fund cash portion of purchase price to stockholders’ of Charge.Com, Inc.
(b)	Adjustments to reflect issuance of 9.5 million shares of common stock for balance of acquiring Charge.Com, Inc.
(c)	Adjustments to utilize the NOL carry-forward from our previous losses and record the income tax benefit by the acquisition as if it had occurred January 1, 2004.
(d)	Adjustment to reflect the issuance of 900,000 shares of common stock and recording the $525,000 promissory note in the Aircharge acquisition.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table provides information about our directors and executive officers as of November 1, 2005.

Name	Age	Position

Jack Rubinstein	57	Chairman of the Board
MacAllister Smith	42	Chief Executive Officer, President and Director
Kevin Weller	39	Director
Kevin Smith	37	Chief Operating Officer
Donald Gruneisen	50	Chief Financial Officer
Philip Chait	42	Secretary
Thomas Tesmer	59	Chief Technical Officer
John Reeder*	64	Director Nominee
Harold Denton*	62	Director Nominee
Larry Goldstein*	62	Director Nominee
Michael M. Greenburg*	49	Director Nominee

______________

*                    Messrs. Reeder, Denton, Goldstein, and Greenburg have agreed to serve as directors, subject to stockholder approval at our upcoming annual meeting of stockholders scheduled to be held on November 28, 2005.

Jack Rubinstein, 57, has been our Chairman since inception. Mr. Rubinstein has been the general partner of DICA Partners, an investment hedge fund located in Hartsdale, New York, since the commencement of its operations in 1991. Mr. Rubinstein also acts as a management and financial consultant to various public companies in the telecommunications industry. He was a founding public board member of CD Radio, Inc. (Sirius Satellite Radio, Inc.) and aided in the funding of the Molloy Group, a help desk software developer. Mr. Rubinstein is also a founding member of The Capital Advisory Services, a consortium of consultants aiding the capital market needs of emerging private and smaller public companies.

Mr. Rubinstein began his business career as a securities analyst with Shearson Hammill & Co., specializing in the electrical equipment and business services industries. After seven years as an analyst, he joined Bear Stearns & Co. where he was a Director, managing the proceeds of corporate insider securities sales. At Bear Stearns, he also managed the derivatives investments of several senior officers, as well as a few select individual clients. In 1988, Mr. Rubinstein joined Morgan Stanley & Co. where, in addition to serving corporate officers and select individual clients, he provided his expertise to private investment partnerships. Mr. Rubinstein is a graduate of Cornell University and received an MBA in Finance from New York University.

MacAllister Smith, 42, has been our President, Chief Executive Officer and Director since March 2002. Mr. Smith has over fourteen years of experience in the merchant processing industry and has held ownership positions in three companies that have been merged with public corporations. Mr. Smith was most recently Regional Vice President of Nova Information Systems (NYSE:NIS) (employed from 1996 to 1998), a $2 billion corporation and one of the three largest credit card processors in the industry. He was President and CEO of Pinnacle Financial Technologies, Inc. (employed from 1994-1998), a nationally recognized firm and a pioneer in electronic benefits transfer programs. Pinnacle Financial Technologies, Inc. merged with Nova Information Systems in 1998. Mr. Smith was also co-founder and Senior Partner of AccesServices, Inc. (“AccesServices”) (employed from 1997 to 1998). He was part of the team that designed and built a nationwide network processing switch for retail and online MasterCard, Visa, American Express and debit card transactions. AccesServices was sold to Digital Courier Technologies, Inc. (NASDAQ:DCTI) in 1999.

Kevin J. Weller, 38, has been a director since August 2002. He has been president and director of NMSI since July 2001. Mr. Weller has over eight years of experience in the payment processing industry. His entry was in 1992 with Netcom Data Corp. “Netcom” as a sales representative. He left Netcom in 1997. In August 1997, Mr. Weller co-founded NMSI. Since 1997, he has consistently placed NMSI at the top of Nova Information System’s MSP Program in new account acquisition. NMSI amassed over 6,000 customers prior to its acquisition by us. NMSI was also selected as 2002 Business of the Year by the St. Lawrence County Chamber of Commerce. Mr. Weller holds a degree in Business Administration from SUNY Canton. Mr. Weller is married to Nancy Weller, who is the Vice President of our subsidiary NMSI.

Kevin Smith, 37, has been our chief operating officer since May 13, 2004. He has been president and director of PDP. Mr. Smith has over 14 years experience in the merchant processing industry. Mr. Smith was employed by Concord EFS (recently acquired by First Data Corp. (NYSE:FDC)) from 1998 to 2004, serving as its Senior Vice President of ISO Sales and COO of Concord Payment Systems, a wholly owned subsidiary of Concord EFS. Mr. Smith was responsible for the wholesale credit card processing division, which included all aspects of operations and sales. Prior to that, Mr. Smith served as Operations Director for Bancard Systems of Irvine, CA from 1991 to 1998.

Donald W. Gruneisen, 50, has been our chief financial officer since September 2002. He has been chief financial officer of NMSI since July 2001. Mr. Gruneisen has over 20 years of experience in the telecommunications industry, with expertise in the areas of finance, management, accounting and top executive corporate management. Mr. Gruneisen holds an MBA from Clarkson University in Accounting and Management Information Systems and is a Certified Public Accountant with twelve years experience as a corporate officer (including serving in the positions of chief executive officer/general manager). He has been the Treasurer and Director of Finance of NMSI since July 2001. From June 2000 to July 2001, Mr. Gruneisen was a consultant providing strategic guidance with specialization in billing, accounting, and tax issues associated with the telecommunications industry and financial management. From January 1999 to June 2000, he was a senior accountant at Whalen, Davey & Looney, LLP. From 1977 to 1998, he worked for Nicholville Telephone Company, a $3.5 million ESOP-owned local exchange carrier/utility. He started with Nicholville Telephone Company in 1977 as an accountant and accounting manager and ultimately became Chief Executive Officer, General Manager and Treasurer from 1990 to 1998. His duties included the management of wireless, network services and joint ventures, including the sale of interests within those areas.

Philip Chait, 42, has been our corporate secretary since March 2002. He has also been the corporate secretary of SecurePay since March 2002. On October 14, 2005, Mr. Chait filed for bankruptcy protection under Chapter 7 of the United States Bankruptcy Code. We do not believe that this action will have a material impact on our operations. Mr. Chait has over ten years experience in the merchant processing industry and has held an ownership position in two companies that have been sold to national corporations. He was most recently the Assistant Clerk for Nova Information Systems (NYSE: NIS). He was Vice President and COO of Pinnacle Financial Technologies, Inc., a nationally recognized firm and a pioneer in electronic benefits transfer programs. Pinnacle Financial Technologies, Inc. merged with NIS in 1998. Mr. Chait also served as CFO and Senior Partner of Access Services, Inc. His team formed, designed and built a nationwide network processing switch for MasterCard, Visa, American Express and debit card transactions. Access Services, Inc. was sold to Digital Courier Technologies, Inc. (NASDAQ: DCTI) in 1999.

Thomas Tesmer, 59, has been our chief technology officer since July 2004. Mr. Tesmer is an experienced and competent senior operations executive with more than 25 years in the transaction processing business. From October 2002 to July 2004, Mr. Tesmer was the president of Symmetrex, Inc., a processing company supporting third party clients that operated stored value card programs in the United States and foreign markets. From June 1999 to December 2002, Mr. Tesmer was the executive vice president, front end systems of Heartland Payment Systems, the second largest independent merchant acquiring processing company in the nation and where Mr. Tesmer created and implemented a stand-alone transaction processing division. From November 1996 to June 1999, Mr. Tesmer served as president and chief executive officer of Access Services, Inc., a credit card merchant payments processing corporation servicing merchant sales agencies and financial institutions nationwide. Mr. Tesmer is currently a member of the board of directors of Q Comm International, Inc., a publicly-traded technology company, which trades on the American Stock Exchange under the symbol QMM.

John M. Reeder, 64, has been nominated to serve on our board of directors. From 1988 to the present, he has been the president of Peter D. Watson Agency, Inc., a large real estate brokerage firm in northern Vermont. From 1969 to 1973, he served as an officer and director of the gulf-coast regional insurance group, Gulf Central Group Inc., and as president of two of its subsidiaries, Edwards Insurance Agency Inc. and Indemnity Premiums Ltd. Mr. Reeder has served on numerous nonprofit boards, including Sterling College where he also served as treasurer, and is currently on the board of directors of the National Conference on Citizenship, a congressionally chartered, Washington D.C. based organization dedicated to the promotion of civic involvement in the United States.

Harold Denton, 62, has been nominated to serve on our board of directors. From 1991 to the present, he has served as president of General Land Abstract Company, the largest Title Insurance company in the state of New Jersey where he initially began his career there in 1981. General Land underwrote over $4 billion of Title insurance in 2004 and was acquired by First American Financial (NYSE:FAF) in the same year. Mr. Denton served as an officer in the U.S. Navy subsequent to his graduation from the University of Michigan in 1965.

Larry Goldstein, 62, has been nominated to serve on our board of directors. Since January 1974 to the present, Mr. Goldstein has been the president of “PIRA” (Petroleum Industry Research Associates). Mr. Goldstein is a prominent expert in the petroleum industry. He is a member of the National Petroleum Council (NPC) named by the Secretary of Energy. He is a contributor to NPC studies and has testified numerous times before various Congressional committees on legislative and regulatory issues. Mr. Goldstein is also a member of PIRINC’s Board of Trustees and is a trustee of the Scientists Institute for Public Information. For the past two years, Mr. Goldstein has been a consultant to the Iraqi Coalition Provisional Authority on energy matters. Mr. Goldstein has been involved with the energy industry since his graduation from the City College of New York.

Michael M. Greenburg, 49, has been nominated to serve on our board of directors. He has been a practicing attorney since June of 1984. He is a 1983 graduate of Pepperdine University School of Law. He served as an editor of the Pepperdine Law Review from 1982 through 1983 and has published two articles on constitutional law issues. He has been a member of the Massachusetts Bar since June of 1984, the Federal District Court for the District of Massachusetts since May of 1985, and the United States Supreme Court since April of 1991. For the first 10 years of his practice Mr. Greenburg worked as litigation counsel for varying individual and business concerns. From 1993 to the present he has been engaged in private practice with offices in Framingham, Massachusetts, with a focus on residential real estate transactions.

None of our executive officers or directors, other than our secretary Philip Chait, is currently subject to any legal proceedings. As set forth above, on October 14, 2005, Philip Chait filed for bankruptcy protection under Chapter 7 of the U.S. Bankruptcy Code.

Board Composition

We anticipate that at the time of this offering, our board of directors will consist of seven (7) members. We anticipate that four (4) of these directors will qualify as “independent” pursuant to the rules of the American Stock Exchange. Each of our directors was elected in accordance with our certificate of incorporation and bylaws. Our amended and restated certificate of incorporation provides that our board of directors will be elected to one-year terms that will expire at our annual meeting of stockholders in 2005.

Committees of the Board

Our board of directors has designated an audit committee, a compensation committee, and a corporate governance committee. The members of each committee are appointed by the board of directors and serve one-year terms.

Audit Committee

If elected at our upcoming annual meeting of stockholders, our audit committee will be comprised of Hal Denton and Larry Goldstein. We believe that Hal Denton meets the requirements for a “financial expert” under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission and is independent, as that term is defined under the American Stock Exchange listing requirements. Our audit committee is charged with the following responsibilities:

•	the engagement, oversight and compensation of our independent public accountants;
•	reviewing the plan, scope and results of the annual audit to be conducted by our independent public accountants;
•	pre-approving services provided to us by our independent public accountants;
•

meeting periodically with our independent public accountants and our Chief Financial Officer to review matters relating to our consolidated financial statements, our accounting principles and our system of internal accounting controls; and

•	reporting its recommendations as to the approval of our consolidated financial statements to our board of directors.

Compensation Committee

If elected at our upcoming annual meeting of stockholders, our compensation committee will be comprised of John Reeder and Michael Greenburg. The compensation committee determines our compensation policies and forms of compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our officers and other employees. In addition, the compensation committee reviews and determines stock-based compensation for our directors, officers, employees and consultants and administrators our stock incentive plan. No interlocking relationship exists between our compensation committee and the compensation committee of any other company.

Nominating and Corporate Governance Committee

If elected at our upcoming annual meeting of stockholders, our nominating and corporate governance committee will be comprised of John Reeder and Michael Greenburg. The corporate governance committee identifies, evaluates and recommends potential board and committee members. The committee also establishes and reviews board governance guidelines.

Code of Ethics

On December 31, 2003, our board of directors adopted a code of ethics that applies to our principal executive and financial officers. We intend to file amendments, changes or waivers to the code of ethics as required by SEC rules.

EXECUTIVE COMPENSATION

The following table summarizes the cash compensation paid or to be paid by us, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002 to our Chief Executive Officer and each of our four other most-highly compensated executive officers, which we refer to as our “named executive officers,” in all capacities in which they served. Readers should note that all share information in this Executive Compensation section is presented on a pre-reverse stock split basis.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options		All Other Compensation ($)

MacAllister Smith,	2004	122,227	(3)	—	—	116,000	(4)	—
President and Chief	2003	70,854	(3)	—	—	279,291	(5)	—
Executive Officer	2002	78,029	(3)	—	—	446,666	(6)	—

Kevin Weller,	2004	200,000		3,846	11,659
Director and President,	2003	200,000		3,846	7,213
Northern Merchant	2002			—
Services Inc.

Nancy Weller,	2004	150,000		2,885	10,694	32,368	(7)	—
Vice President,	2003	150,000		2,885	7,661	51,250	(8)	—
Northern Merchant	2002	53,726		—	—	—		—
Services Inc.

Kevin Smith,	2004	100,502		—	56,216	13,755	(9)
Chief Operating Officer	2003	—		—	—	—		—
	2002	—		—	—	—		—

Philip Chait,	2004	122,227		—	—	16,316	(10)	—
Secretary	2003	70,854	(11)	—	—	25,833	(12)	—
	2002	70,000		—	—	100,000	(13)	—

_____________

(1)	The figures reported in the bonus column represent amounts earned and accrued for each year.
(2)

Other than as disclosed herein, the aggregate amount of any perquisites or other personal benefits for any individual executive officer was less than $50,000 or 10% of the total annual salary and bonus for such officer, and is therefore not included in the above table.

(3)

Mr. Smith will receive annual compensation of $240,000 commencing January 1, 2006. During calendar year 2002, Mr. Smith was awarded 100,000 Shares of our common stock. This includes payments to Chasm Holdings for management services which are attributed to him.

(4)	On December 31, 2004, Mr. Smith was awarded options to purchase 116,000 shares of common stock at an exercise price of $0.95.
(5)	On December 31, 2003, Mr. Smith was awarded options to purchase 96,666 shares of common stock at an exercise price of $0.35.
(6)

On December 28, 2002, Mr. Smith was awarded options to purchase 96,666 shares of common stock at an exercise price of $0.35. On June 28, 2002, Mr. Smith was awarded 100,000 shares of common stock in lieu of compensation. On March 15, 2002, Mr. Smith was awarded options to purchase 350,000 shares of common stock at an exercise price of $0.40 to replace options he received from SecurePay.com, Inc.

(7)	On December 31, 2004, Mrs. Weller was awarded options to purchase 32,368 shares of common stock at an exercise price of $0.95.
(8)	On December 31, 2003, Mrs. Weller was awarded options to purchase 51,250 shares of common stock at an exercise price of $0.60.
(9)	On December 31, 2004, Mr. Smith was awarded options to purchase 13,755 shares of common stock at an exercise price of $0.95.
(10)	On December 31, 2004, Mr. Chait was awarded options to purchase 16,316 shares of common stock at an exercise price of $0.95.
(11)	Mr. Chait received annual compensation of $70,854 in 2003. This includes payments to Chasm Holdings for management services which are attributed to him.
(12)	On December 31, 2003, Philip Chait was awarded options to purchase 25,833 shares of common stock at an exercise price of $0.60.
(13)	On June 28, 2002, Mr. Chait was awarded 100,000 shares of common stock in lieu of compensation.

Option Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted under our stock incentive plan in 2004 to each of our named executive officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants

Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted in Fiscal Year	Exercise or Base Price	Expiration Date

MacAllister Smith President and Chief Executive Officer	26,316 options 29,895 options 29,895 options 29,894 options	3.9%	$0.95 per share	December 31, 2009 December 31, 2009 December 31, 2010 December 31, 2011

Kevin Weller Director and President of Northern Merchant Services Inc.	26,316 options 24,913 options 24,912 options 24,912 options	3.4%	$0.95 per share	December 31, 2009 December 31, 2009 December 31, 2010 December 31, 2011

Nancy Weller Vice President of Northern Merchant Services, Inc	10,789 options 10,789 options 10,790 options	1.1%	$0.95 per share	December 31, 2009 December 31, 2010 December 31, 2011

Kevin Smith Chief Operating Officer and President of Pipeline Data Processing, Inc	250,000 options 83,333 options 166,667 options 166,666 options 83,334 options 250,000 options 4,585 options 4585 options 4,585 options	33.9%	$1.50 $1.75 $1.75 $2.00 $2.00 $2.25 $0.95 $0.95 $0.95 per share	May 13, 2010 May 13, 2010 May 13, 2011 May 13, 2011 May 13, 2012 May 13, 2012 December 31, 2009 December 31, 2010 December 31, 2010

Philip Chait Secretary	5,439 options 5,439 options 5,439 options	0.6%	$0.95 per share	December 31, 2009 December 31, 2010 December 31, 2011

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of December 31, 2004.

Name	Shares Acquired on Exercise (No.)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 2004 Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-the- Money Options at 2004 Fiscal Year-End ($)(1) Exercisable/Unexercisable

Name
MacAllister Smith	None	None	535,666/210,667	$222,726 / $22,720
Kevin Weller	None	None	177,779/179,942	$66,834 / $18,933
Nancy Weller	None	None	17,183/66,535	$4,100 / $8,200
Kevin Smith	None	None	-0-/1,013,755	$ -0- / $-0-
Philip Chait	None	None	8,611/33,538	$2,066 / $4,133

Compensation of Directors

No standard arrangement regarding compensation of the directors has been adopted by the board, and, except as noted below, we have not paid any compensation to any director.

Mr. Rubinstein, our chairman of the board, is entitled to receive an incentive bonus and a performance bonus annually, as determined by the Board as well as a performance bonus for services rendered since 2002 of up to $180,000, payable in cash or in kind. On July 31, 2005, the board of directors awarded Mr. Rubinstein 580,000 shares of our restricted common stock as compensation from 2002 through September as a performance bonus. On July 31, 2005, Mr. Rubinstein was issued 100,000 shares of restricted common stock as repayment of an accrued officer payable of $50,000. Mr. Rubinstein was issued the following stock options for his services as a director.

Options Issued to Jack Rubinstein	Number options	Date Issued	Date of Vesting	Exercise Price

2001	350,000	10/18/01	10/18/01	$0.40
2002	96,666	12/28/02	01/01/03	$0.35
2003	66,667	12/31/03	01/01/04	$0.60
2004	42,105	12/31/04	01/01/05	$0.95

Options Issued to Kevin Weller as Director	Number options	Date Issued	Date of Vesting	Exercise Price

2002	96,668	12/28/02	1/1/03	$0.35
2003	41,667	12/31/03	1/1/04	$0.60
2004	26,316	12/31/04	1/1/05	$0.95

Options Issued to MacAllister Smith as Director	Number options	Date Issued	Date of Vesting	Exercise Price

2002	96,666	12/28/02	1/1/03	$0.35
2003	41,667	12/31/03	1/1/04	$0.60
2004	26,316	12/31/04	1/1/05	$0.95

Employment Contracts

MacAllister Smith is our chief executive officer. He has entered into a written employment contract effective January 1, 2006, pursuant to which he will be paid a salary of $240,000 and will be entitled to receive an incentive bonus up to an amount equal to his salary and a performance bonus as determined by the Board of Directors. Mr. Smith will be issued 3,583,756 shares of our restricted common stock as compensation for his services associated with successful acquisitions, the completion of a successful merger and the waiver of prior rights to stock issuances under previous agreements including but not limited to such rights under the 2002 SecurePay acquisition agreement.

Pursuant to a written employment agreement, dated August 26, 2002, Mr. Kevin Weller was named a director of our company and president of our subsidiary NMSI. He is paid a salary of $200,000 per annum and is entitled to receive an incentive bonus up to an amount equal to his salary and a performance bonus as determined by the Board of Directors, upon meeting or exceeding certain financial, sales or other goals set forth by the Board of Directors. Mr. Weller’s employment agreement has a term of four years.

Pursuant to a written employment agreement, dated August 26, 2002, Ms. Nancy Smith-Weller was named vice-president of our subsidiary NMSI. She is paid a salary of $150,000 per annum and is entitled to receive an incentive bonus up to an amount equal to her salary and a performance bonus as determined by the Board of Directors, upon meeting or exceeding certain financial, sales or other goals set forth by the Board of Directors. Ms. Smith-Weller’s employment agreement has a term of four years.

Pursuant to a written employment agreement, dated April, 2004, Mr. Kevin Smith was named our chief operating officer and president of our subsidiary PDP. He is paid a salary of $150,000 per annum. Mr. Smith was granted 200,000 shares of our restricted common stock to vest over a three year period. He was also issued 1,000,000 options issued in 250,000 lots at strike prices of $1.50, $1.75, $2.00 and $2.25, respectively. One-third of the options shall vest on the first anniversary date of the employment agreement, one-third shall vest on the second anniversary of the date of the agreement and one-third of which shall vest on the third anniversary of the date of the agreement. The term of the options shall be 5 years from vesting. Mr. Smith may also receive up to 1,000,000 options based on milestones including on-budget operations and the profitable implementation of our ISO division. The exercise price of the options shall be based on the trailing 5 day average stock price of our common stock on the date of the award. Mr. Smith’s employment agreement has a term of three years.

Pursuant to a written employment agreement dated July 1, 2004, Mr. Thomas Tesmer was named our chief technology officer. He is paid a salary of $150,000 per annum. Mr. Tesmer was granted 150,000 shares of our restricted common stock to vest over a three year period. He was also issued 1,500,000 options in 500,000 lots at strike prices of $1.50, $2.25 and $3.00, respectively. The first 500,000 option lot vests on the first three anniversary date of the employment agreement, the next 500,000 lot vests on the second anniversary of the date of agreement and the third 500,000 option lot vests on the third anniversary of the date of agreement. The term of the options shall be 5 years from vesting. Mr. Tesmer’s employment agreement has a term of three years.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of shares of our common stock outstanding at November 1, 2005, by: (i) each person known by us to be the beneficial owner of more than five percent of our common stock; (ii) each director and director nominee; (iii) each of the executive officers named in the summary compensation table; and (iv) all our directors and executive officers as a group. Readers should note that all stock ownership information in this section is presented on a pre-reverse stock split basis.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned Before Offering (2)		Percentage of Class Before Offering (2)	Shares Beneficially Owned After Offering	Percentage of Class After Offering(2)

Chasm Holdings, Inc. 1515 Hancock St., Suite 301 Quincey, MA 92606	4,945,465	(3)	17.5%
Kevin J Weller 301 County Route 53 Brasher Falls, NY 13613	2,923,057	(4)	10.3%
Nancy S. Weller 301 County Route 53 Brasher Falls, NY 13613	2,931,000	(5)	10.4%
MacAllister Smith 1515 Hancock St, Suite 301 Quincy, MA 02169-5243	3,193,051		10.9%
Kent Stiritz 191 Park Avenue Arlington MA 02476	2,206,760		7.8%
Jack Rubinstein 370 Clayton Road Scarsdale, NY 10583	1,399,075	(6)	5.0%
Kevin Smith 405 Joanna Tae Court Alpharetta, GA 30004	94,436		*
Lane P. Gordon 43 Adams Road Framingham, MA 01702	880,420		3.1%
Philip E. Chait 14 Jean Road Arlington, MA 02474	100,000		*
Thomas W. Tesmer 835 Jacobs Ridge Lane Cumming, GA 30040	62,493		*
John Reeder Director Nominee 828 N Shore Road Greensboro, VT 05841	115,000		*
Harold Denton Director Nominee 363 Wertsvill Rd Ringoes, NJ 08551	426,665		1.5%
Larry Goldstein Director Nominee 18 Johns Road – Strongs Neck Setauket, NY 11733	0		*
Michael M. Greenberg Director Nominee 31 Broken Tree Rd Medway, MA 02053	89,366		*
CAMOFI Master LDC P. O. Box 32021 SMB Anchorage Centre, 2nd Floor Grand Cayman, Cayman Islands	2,518,182	(7)	8.2%
All Directors and Executive Officers as a group (14 persons)	19,266,788		68.2%

______________
*	less than one percent.

(1)	Each stockholder, director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by it, unless otherwise indicated.
(2)	Based upon 28,253,154 shares of our common stock outstanding at November 1, 2005.
(3)	Chasm Holdings is 50% owned by Catherine Brannon who is the sister of MacAllister Smith. The other 50% owner is Barbara Klein, Philip Chait’s sister.
(4)

Nancy Weller, Kevin Weller’s wife, beneficially owns 2,931,000 shares of common stock issuable upon exercise of such options within 60 days hereof. Mr. Weller disclaims beneficial ownership of the shares held by Mrs. Weller, except to the extent of his pecuniary interest therein.

(5)

Kevin Weller, Nancy Weller’s husband, beneficially owns 2,923,057 shares of common stock and options to purchase 177,779 shares of common stock with 60 days hereof. Mrs. Weller disclaims beneficial ownership of the shares held by Mr. Weller, except to the extent of her pecuniary interest therein.

(6)	Fali Rubinstein, Mr. Rubinstein’s wife, owns 160,000 shares of restricted stock issued on October 1, 2001 in consideration of research and administrative services.
(7)

Based on a Schedule 13G filed by CAMOFI Master LDC, Richard Smithline and CAM Opportunity Advisors LLC, CAMOFI Master LDC currently holds an aggregate of 2,518,182 shares underlying Convertible Notes and warrants. Richard Smithline is a Director of CAMOFI Master LDC and his address is 350 Madison Avenue, 8th Floor, New York, New York 10017. CAM Opportunity Advisors LLC is the investment manager of CAMOFI Master LDC and its address is 350 Madison Avenue, 8th Floor, New York, New York 10017. The amount reflected above does not include any shares that may be issued pursuant to any accrued interest on the Convertible Notes or certain anti-dilution provisions of the Convertible Notes and the warrants. In addition, the terms of the Convertible Notes and warrants provide that CAMOFI Master LDC is not entitled to receive shares upon exercise of the warrants, upon payment of principal and interest on the notes, or upon conversion of the notes if such receipt would cause CAMOFI Master LDC to be deemed to beneficially own in excess of 9.99% of the outstanding shares of our common stock on the date of issuance of such shares.

DESCRIPTION OF SECURITIES

General

The following summary assumes the amendment and restatement of our certificate of incorporation and bylaws to read in their entirety as provided in the forms of amended and restated certificate of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus forms a part. It also reflects changes to our capital structure that will become effective immediately prior to or upon the closing of this offering. Readers should note that all share information in the Description of Securities section is presented on a pre-reverse stock split basis.

The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which we have included as exhibits to the registration statement of which this prospectus forms a part.

On September 28, 2005, our Board of Directors approved a reverse stock split up to one for eight. The actual split ratio will be fixed by the Board of Directors, following stockholder approval of the split, after we file this Registration Statement with the SEC. Following stockholder approval and upon the closing of our offering, all share, per share and stock option date information in the financial statements for all periods will be retroactively restated to reflect the reverse stock split.

Upon the closing of this offering, our authorized capital stock will consist of 11,875,000 million shares of common stock $0.001 par value, and Six Hundred Twenty Five Thousand (625,000) million shares of undesignated preferred stock $0.001 par value. Immediately following the completion of this offering, an aggregate of                shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. In addition, following the closing of this offering, we will issue               shares of our restricted common stock to the stockholders of Charge.com if the acquisition of Charge.com is consummated. As of September 30, 2005, there were approximately 532 record holders of common stock.

Common Stock

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

Our amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.

The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

Our common stock is currently quoted on the NASD OTCBB under the symbol “PPDA.OB”. We have applied to have our common stock approved for trading on the American Stock Exchange under the symbol “PPD”, subject to notice of issuance.

Preferred Stock

As of the closing of this offering, no shares of our preferred stock will be outstanding. Under our amended and restated certificate of incorporation, our board of directors, without any further action by our stockholders, will be authorized to issue shares of preferred stock in one or more classes or series. The board may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company by acting as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred stock with rights that may trump those of its common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stock stockholders from initiating a change in control of our company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of our common stock.

Laurus Master Fund, Ltd. Secured Convertible Term Notes

Pursuant to a private placement transaction, we issued Laurus Master Fund, Ltd. an aggregate of $6,000,000 in secured convertible term notes as follows: a $2,000,000 secured convertible note on February 27, 2004, a $1,000,000 secured convertible note on June 16, 2004, and a $3,000,000 secured convertible note on August 31, 2004. These secured convertible term notes mature on February 27, 2007, June 16, 2007 and August 31, 2007, respectively, and each bears interest at the rate of prime rate as published in the Wall Street Journal plus two percent (2.0%) per annum. The rate in effect on May 19, 2005 was 8%. If a registration statement covering the shares of common stock issuable upon conversion of the note is effective and the volume weighted average of the closing price of our common stock for the five trading days immediately preceding the end of the calendar month is at least $1.25, the interest rate shall be reduced by 25 basis points for each incremental increase.

Secured convertible notes in the principal amount of $5,000,000 are convertible into shares of our common stock at a fixed conversion price of $1.00 per share. A secured convertible note in the principal amount of $1,000,000 is convertible into shares of our common stock at a fixed conversion price of $1.20 per share. We granted to Laurus Master Fund, Ltd. a first priority security interest in our assets to secure the obligations under the note pursuant to security agreements dated February 27, 2004, June 16, 2004 and August 31, 2004 between Laurus Master Fund, Ltd. and us. For the first $2,000,000 we are required to make monthly minimum principal amortization payments to Laurus Master Fund, Ltd. commencing on September 1, 2004 in the amount of $33,333 plus any accrued but unpaid interest. From April 1, 2005 through March 1, 2007, the monthly principal amortization increases to $41,667. For the third

$1,000,000, from January 1, 2005 through June 1, 2005, a monthly minimum principal payment of $16,667.00 plus accrued interest was required. From July 1, 2005 through July 1, 2007, the minimum principal payment increases to $20,833 per month. For the next $500,000, a minimum monthly principal payment from March 1, 2005 to September 1, 2005 of $8,333 plus any accrued but unpaid interest is required. For repayment dates beginning on October 1, 2005 and ending August 31, 2007, the minimum principal payment increases to $10,417. For the remaining $2,500,000, principal payments are required in the amount equal to 60% of the amount of funds borrowed divided by the sum of the number of repayment dates that exist following the date that is three months following any such borrowing of those funds. Such amortization payments shall be payable monthly at Laurus Master Fund, Ltd.’s option in cash or shares of common stock subject to price and volume requirements.

In the event that the closing price of our common stock is greater then 115% of the conversion price for a period of at least five consecutive trading days, Laurus Master Fund, Ltd. may, at it’s sole option, require the conversion at the fixed conversion price of all or a portion of the outstanding principal amount of the note, together with accrued interest on the amount being prepaid, as of the date Laurus Master Fund, Ltd. provides written notice of conversion. The shares of our common stock must be issued within three days of the receipt of the Notice of Conversion from Laurus Master Fund, Ltd., provided that a registration statement covering the shares of common stock issuable upon conversion of the note is effective. Laurus Master Fund, Ltd.’s right to issue a Notice of Conversion is subject to the limitation that the number of shares of common stock issued in connection with any call notice shall not exceed 25% of the aggregate dollar trading volume of our common stock for the twenty-two trading days immediately preceding the repayment date. If the price of our common stock falls below 115% of the fixed conversion price during the five trading day period immediately preceding the repayment date, then we will then be required to pay the monthly amount due in cash at the rate of 100% of the monthly amount due on the repayment date.

Pipeline Data has the option of prepaying the loan from Laurus Master Fund, Ltd. If such prepayment is made on or before the maturity of the note, we will have the option of prepaying the note in full by paying to Laurus Master Fund, Ltd. a sum of money equal to 125% of the outstanding principal plus all of the accrued and unpaid interest on the balance of the first $3,000,000 borrowed. On the second $3,000,000 borrowed, we have the option of prepaying the note in full by paying to Laurus Master Fund, Ltd. a sum of money equal to 125% of the amortizing principal or 120% or the non-amortizing principal amount of the note plus all accrued and unpaid interest thereon.

The terms of the convertible note prohibit conversion of the note to the extent that conversion of the note would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. Laurus Master Fund, Ltd. may waive the 4.99% limitation upon 75 days’ prior written notice to us. It is anticipated that proceeds from this offering will be used to repay all of the debt owed to Laurus Master Fund Ltd.

Laurus Master Fund, Ltd. Warrant

On February 27, 2004, June 16, 2004, August 31, 2004 and March 11, 2005, we issued warrants to Laurus Master Fund, Ltd. to purchase up to an aggregate of 1,450,000 shares of our common stock pursuant to a private placement transaction with Laurus Master Fund, Ltd. Laurus Master Fund, Ltd. may exercise the warrant for 500,000 shares through February 27, 2011, the warrant for 250,000 shares through June 16, 2011, the warrant for 600,000 shares through August 31, 2011 and the warrant for 100,000 shares through March 11, 2012. The exercise price under the warrant is as follows: a price of $1.25 per share for the first 250,000 shares acquired upon exercise of the warrant; a price of $1.50 per share for the next 250,000 shares acquired upon exercise of the warrant; and a price of $1.75 per share for the third 250,000 shares. The warrant for 600,000 shares may be exercised at a price of $1.40 per share and the warrant for the 100,000 shares may be exercised at a price of $1.25 per share. The warrant for 600,000 shares and the warrant for 100,000 shares may not be exercised on a cashless basis. The terms of the warrant prohibit exercise of the warrant to the extent that exercise of the warrant would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. Laurus Master Fund, Ltd. may waive the 4.99% limitation upon 75 days’ prior written notice to us.

Convertible Promissory Notes

As of June 30, 2005, our company issued $539,204 in convertible debt in addition to the convertible debt owed to Laurus Master Fund, Ltd. described above. The outstanding notes have a two year term, accrue interest at the annual interest rate of 8% and have 33% warrant coverage at a conversion price ranging from $.35 to $1.00 per share. Beginning November 1, 2003 the conversion price was $.50 per share. As of January 2004, the conversion price was $0.65 per share and as of March 8, 2004, the conversion price was $1.00 per share.

September 2005 Private Placement with CAMOFI Master LDC

On September 30, 2005, we entered into a financing arrangement with CAMOFI Master LDC, an affiliate of Centrecourt Asset Management LLC. Under the arrangement, we issued CAMOFI Master LDC a $2,000,000 in convertible note that will mature on September 30, 2008. The convertible note bears interest at an adjustable rate of Wall Street Journal Prime Rate plus two and one-half percent (2.5%). The note is convertible into registered shares of our common stock at a fixed conversion price of $1.10 per share. To secure the obligations under our CAMOFI Master LDC note, we entered into a security agreement, dated September 30, 2005, under which we granted to CAMOFI Master LDC a second priority security interest in our assets, which interest is junior to the security interest we previously issued to Laurus Master Fund Ltd. Assuming that we use proceeds from this offering to repay our debt to Laurus Master Fund Ltd., CAMOFI Master LDC will have a first priority security interest in all of our assets and in the assets of our subsidiaries. Pursuant to the financing arrangement, we issued CAMOFI Master LDC warrants to purchase 700,000 shares of our common stock. The warrants have a five year term and have an exercise price of $1.10 per share. The shares of our common stock underlying the CAMOFI Master LDC note and warrant are being registered for resale pursuant to the registration statement of which this prospectus is a part.

Class A Redeemable Warrants

There are 791,890 class A redeemable warrants outstanding. Our class A redeemable warrants were issued in registered form pursuant to an agreement dated April 26, 2000 between us and American Stock Transfer and Trust Company. One class A redeemable warrant represents the right of the registered holder to purchase one share of common stock at an exercise price of $1.50 per share, subject to adjustment. The class A redeemable warrants are subject to adjustment in the exercise price and in the number of shares of common stock and/or other securities deliverable upon the exercise of the class A redeemable warrants in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers.

The class A redeemable warrants may be exercised at any time after issuance, until they expire at the close of business on April 25, 2006. The class A redeemable warrants originally expired on April 25, 2003; however, our company decided to extend the term of these warrants until April 25, 2006. A holder of the class A redeemable warrants may exercise them at the office of American Stock Transfer and Trust Company, 40 Wall Street, NY, NY 10005, by surrendering his or her warrant and paying the exercise price for each warrant being exercised. Upon expiration, the class A redeemable warrants become void and of no value.

No holder of the class A redeemable warrants will be entitled to vote or to receive dividends or be deemed the holder of shares of common stock for any purpose whatsoever until the class A redeemable warrants have been duly exercised and the exercise price paid in full.

The class A redeemable warrants are subject to our redemption any time on 30 days written notice at a redemption price of $.01 per warrant, provided that the trading price of the underlying common stock is at least 150% of the then current per share exercise price for 20 or more consecutive trading days. Upon notice of redemption, holders of the class A redeemable warrants will forfeit all rights thereunder except the rights to receive the $0.01 per share redemption price and to exercise them during the relevant 30-day notice period.

The class A redeemable warrants are admitted for quotation on the NASD OTCBB under the symbol “PPDAW.”

The Class B Redeemable Warrants

There are 2,325,000 class B redeemable warrants outstanding . The class B redeemable warrants will be issued in registered form pursuant to an agreement dated April 26, 2000 between us and American Stock Transfer and Trust Company. One class B redeemable warrant represents the right of the registered holder to purchase one share of common stock at an exercise price of $2.50 per share, subject to adjustment. The class B redeemable warrants are subject to adjustment in the exercise price and in the number of shares of common stock and/or other securities deliverable upon the exercise of the class B redeemable warrants in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers.

The class B redeemable warrants may be exercised at any time after issuance, until they expire at the close of business on December 31, 2007. A holder of the class B redeemable warrants may exercise them at the office of American Stock Transfer and Trust Company, 40 Wall Street, NY, NY 10005, by surrendering his or her warrant, and paying the exercise price for each warrant being exercised. Upon expiration, the class B redeemable warrants become void and have no value

No holder of the class B redeemable warrants will be entitled to vote or to receive dividends or be deemed the holder of shares of common stock for any purpose whatsoever until the class B redeemable warrants have been duly exercised and the exercise price paid in full.

The class B redeemable warrants are subject to our redemption anytime on 30 days written notice at a redemption price of $.01 per warrant, provided that the trading price of the underlying common stock is at least 150% of the then current per share exercise price for 20 or more consecutive trading days. Upon notice of redemption, holders of the class B redeemable warrants will forfeit all rights thereunder except the rights to receive the $0.01 per share redemption price and to exercise them during the relevant 30-day notice period.

The class B redeemable warrants are admitted for quotation on the NASD OTCBB under the symbol “PPDAZ.”

Registration Rights

We have entered into registration rights agreements with Laurus Master Fund, Ltd. and with some of the holders of our common stock. The holders of                shares of common stock will be entitled to registration rights with respect to their shares. In addition, upon consummation of the acquisition of Charge.com, we will grant registration rights in connection with the shares we issue to the former Charge.com stockholders. Holders of the securities with registration rights may include their shares in future registration statements that we file. Upon the effectiveness of any of these registrations, these shares will be freely tradable in the public market without restriction.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	Any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder or the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Amended and Restated Certificate of Incorporation and Bylaw Provisions. Our amended and restated certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Authorized but Unissued or Undesignated Capital Stock. At the closing of this offering, our authorized capital stock shall consist of 11,875,000 shares of common stock and Six Hundred Twenty Five Thousand (625,000) shares of preferred stock . After this offering, we will have outstanding [        ] shares of common stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our amended and restated certificate of incorporation grants the board of directors’ broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of director’s authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Special Meetings of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our Chief Executive Officer.

No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation and bylaws provide that an action required or permitted to be taken at any annual or special meeting of our stockholders may only be taken at a duly called annual or special meeting of stockholders. This provision prevents stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by the board.

Notice Procedures. Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended and restated certificate of incorporation or bylaws. These procedures provide that notice of such stockholder proposals must be received in writing by our Secretary not less than [150] days prior to the meeting. The notice must contain certain information specified in the bylaws.

Limitation of Director Liability. Our amended and restated certificate of incorporation limits the liability of our directors (in their capacity as directors but not in their capacity as officers) to our stockholders or to us to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	for any transaction from which the director derived an improper personal benefit.

Indemnification Arrangements. Our bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

Listing

While we have applied to have our common stock, class A warrants and class B warrants approved for quotation on the American Stock Exchange, our securities currently are admitted for quotation on the NASD OTCBB.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 40 Wall Street, NY, NY 10005.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. Readers should note that all share information in this section is presented on a pre-reverse stock split basis.

All of the shares sold in this offering will be freely tradable, except that any shares acquired by our affiliates, as that term in is defined in Rule 144 under the Securities Act of 1933, as amended, may only be sold in compliance with the limitations described below. Any of our affiliates that are selling security holders may not acquire shares sold in this offering until their distribution is completed.

We currently have 20,977,883 shares of common stock which are deemed restricted securities as defined under Rule 144. In addition, assuming the acquisition of Charge.com is consummated, approximately 9,500,000 additional shares of common stock will be deemed restricted securities. We anticipate that we will issue Nine Million Five Hundred Thousand ($9,500,000) Dollars in shares of our restricted common stock in connection with the acquisition of Charge.com as well as any additional shares in connection with price protection provisions for certain of such shares. We also anticipate that we will issue Nine Hundred Thousand (900,000) shares of our restricted common stock in connection with the acquisition of Aircharge as well as a potential one million (1,000,000) share issuance in connection with performance incentives.

Based on shares outstanding as of November 1, 2005, the 20,277,833 shares (not including anticipated Aircharge and Charge.com issuances) of our common stock outstanding that are not registered in this prospectus will be deemed restricted securities as defined under Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 144(k) promulgated under the Securities Act, which rules are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least one year is entitled to sell, within any three- month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed one percent of the then outstanding shares of our common stock, which will be approximately        shares after consummation of this offering and       assuming all of the outstanding Secured Convertible Notes held by Laurus Master Fund, Ltd. are converted and the acquisitions of Charge.com is consummated.

In addition, a person who is not deemed to have been an affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell these shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from one of our affiliates, a person’s holding period for the purpose of effecting a sale under Rule 144 would commence on the date of transfer from the affiliate.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Readers should note that all share information in this Certain Relationships and Related Transactions section is presented on a pre-reverse stock split basis.

Pursuant to the NMSI Acquisition Agreement, dated August 26th, 2002, whereby we purchased our NMSI subsidiary, we agreed that during the initial 36-month period of the agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004, we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

As part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000 from our company. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004.

We lease our Brasher Falls, NY offices from Kevin Weller, our director and president of our subsidiary NMSI, and Nancy Weller, vice president of our subsidiary NMSI. This lease, effective September 1, 2002, has a term of 1 year and automatically renews unless canceled due to just cause. The lease provides for monthly rental payments of $1,000, with the ability to raise the monthly rental upon thirty days written notice based on the state of the economy.

On March 8th, 2002, Jack Rubinstein, our Chairman of the Board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at $0.35 per share. Upon conversion, Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005. On December 31, 2004 the note plus accrued interest of $22,088.95 was converted to 348,825 shares of our common stock and the expiration date of the warrants was extended to March 8, 2006.

Chasm Holdings, a stockholder holding approximately 17.5% of outstanding common stock prior to this offering, is 50% owned by Catherine Brannon, who is the sister of MacAllister Smith, our chief executive officer. The other 50% owner is Barbara Klein, who is the sister of Philip Chait, our secretary. MacAllister Smith is the president of Chasm Holdings.

As of December 31, 2004, our company had issued $1,117,423 in 8% convertible notes. Of that amount, $739,204 is outstanding as of December 31, 2004. Related parties who purchased our notes are as follows:

Date	Name	Amount

12.31.02	Chasm Holdings	20,524
3.31.03	Chasm Holdings	26,120
6.26.03	Lane Gordon	50,000	***
5.6.03	Chasm Holdings	2,000
8.8.03	Tracy Bertolino	46,873	**
9.25.03	Chasm Holdings	5,000
9.25.03	Chasm Holdings	15,000
10.21.03	Chasm Holdings	15,000
10.27.03	Chasm Holdings	8,950
10.31.03	Lane Gordon	50,000
11.13.03	Lane Gordon	50,000
11.25.03	Chasm Holdings	5,000
12.18.03	Tracy Bertolino	1,400
1.8.04	Chasm Holdings	10,000
1.14.04	Chasm Holdings	4,000
1.28.04	Barbara Klein	15,000
2.27.04	Lane Gordon	50,400

______________

**	Note and accrued interest converted into Pipeline Data stock on 8/8/2003.
***	Note and accrued interest converted into Pipeline Data stock on 8/26/2005.

Certain of the transactions described above were approved at a time in which we did not have a majority of the independent directors as required by AMEX rules. Due to the lack of independent directors, certain of such transactions may have presented a conflict of interest for some of the directors who approved the transactions. We believe, however, that the transactions were fair and comply with Section 144 of the Delaware General Corporation Law and that they were in our best interests. It is our current policy that all transactions between us and any of our officers, directors, 5% stockholders and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested independent directors, are on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit us.

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UNDERWRITING

Subject to the terms and conditions of an underwriting agreement, dated                       , 2005, the underwriter, Maxim Group LLC, has agreed to purchase from us                         shares of our common stock, and will purchase such shares of common stock at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Nature of Underwriting Commitment

The underwriting agreement provides that the underwriter is committed to purchase all shares of common stock offered in this offering, other than those covered by the over-allotment option described below, if the underwriter purchases any of these securities. The underwriting agreement provides that the obligations of the underwriter to purchase the shares of common stock offered hereby are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets and may also be terminated upon the occurrence of other events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to approval of certain legal matters by our counsel, including, without limitation, the authorization and the validity of the shares of common stock, and to various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions of our counsel.

Conduct of the Offering

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of our common stock. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that our common stock can be resold at or above the offering price. Our common stock is traded on OTCBB under the symbol “PPDA.” We have applied to have our common stock approved for trading on the American Stock Exchange under the symbol “PPD” subject to notice of issuance.

The underwriter will initially offer the shares of common stock to be sold in this offering directly to the public at the public offering price set forth on the cover page of this prospectus. After the shares are released for sale to the public, the underwriter may change the offering price and other selling terms from time to time. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The underwriter has informed us that they do not expect to confirm sales of shares of common stock offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Commissions and Discounts

The following table summarizes the compensation to be paid to the underwriter by us and the selling stockholder and the proceeds, before expenses, payable to us and the selling stockholder. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

Total

	Per Share	Without Over- Allotment	With Over- Allotment

Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Non-accountable expense allowance (2%)(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$
______________
(1)	The non-accountable expense allowance is not payable with respect to the shares of common stock sold upon exercise of the underwriter’s over-allotment option.
(2)	We estimate that the total expenses of this offering excluding the underwriter’s discount and the non-accountable expense allowance, will be approximately $ .

Over-allotment Option

Pursuant to the underwriting agreement, we have granted to the underwriter an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional                    shares of common stock on the same terms and at the same per share price as the other shares of common stock being purchased by the underwriter from us. The underwriter may exercise the option solely to cover over-allotments, if any, in the sale of the shares of common stock that the underwriter have agreed to purchase from us. If the over-allotment option is exercised in full, the total public offering price, underwriting discounts and commissions, and proceeds to us before offering expenses will be $                    , $                    and $                    , respectively.

Underwriter’s Warrant

We have agreed to issue to Maxim Group at the closing of this offering a warrant to purchase up to a total of                    shares of common stock, which equals 8% of the total number of shares of common stock being sold by us in this offering (excluding share subject to the over-allotment option). The shares of common stock issuable upon exercise of the underwriter’s warrant are identical to those offered by this prospectus. The warrant is exercisable at an exercise price equal to 110% of the initial offering price per share in this offering commencing six months from the closing date of this offering and expiring five years from the closing date of this offering and provide for cashless exercise utilizing our securities. The warrant and the shares of common stock underlying the warrant may not be sold, transferred, assigned, pledged or hypothecated for a period of six months from the closing date of this offering except to officers and employees of the underwriter and members of the selling group and/or their respective officers and employees. The shares of common stock underlying the underwriter’s warrant have been registered as part of the registration statement of which this prospectus is a part, and the warrant also grants to holders thereof one demand registration right and unlimited “piggy back” rights for five years from the closing date of this offering with respect to the registration under the Securities Act of shares of our common stock issuable upon exercise of the warrant. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of the warrant. We will bear the fees and expenses attendant to the present registration, the one demand registration and any piggyback registration right, other than, in all cases, that underwriting commissions will be paid by the holders themselves. The exercise price and number of shares of common stock issuable upon exercise of the warrant will be subject to a “weighted average” anti-dilution adjustment for a period of two years following the closing of this offering and may also be adjusted for the entire term of the warrant in certain other circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

Lock-up Agreements

The underwriting agreement provides that our officers, directors or holders in excess of 5% of our common stock will enter into “lock-up” agreements with the underwriter pursuant to which such individuals or entities will not, without the consent of the underwriter, which consent shall not be unreasonably withheld, during the 12 month period following the closing of this offering, sell, contract to sell, grant an option for the sale of or otherwise dispose of any of our securities, whether publicly or in a private placement, except that, during the period from 6 months to 12 months after the date the offering is completed, if our shares of common stock trade at $2.00 (pre-reverse stock split) for ten consecutive trading days, then such parties shall be able to trade in accordance with requirements of Rule 144 under the Securities Act.

Other Terms

Pursuant to the underwriting agreement, we have agreed to employ Maxim Group LLC as our exclusive investment banker and financial consultant at a monthly fee of $5,000 (exclusive of any accountable out-of-pocket expenses) payable monthly in advance for a period of 24 months to commence on the first day of the month following the closing of this offering. Furthermore, we have agreed that, for a period of 24 months following the closing of this offering, if we propose to effect a public offering of our securities or other financing, or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets, joint venture, strategic alliance or other similar transaction, or to engage an investment banking firm to provide any other services to us, we shall first offer to retain Maxim as manager of such offering, or as our exclusive advisor, agent and/or investment banker in connection with such financing, transaction or other matter, upon such terms as the parties may mutually agree. As of the date of this prospectus, Maxim has not introduced us to any candidate for a financing or transaction, and therefore no fees are due, owing or potentially due to Maxim under such agreement.

In addition, we have agreed to use our best efforts (which shall include, but shall not be limited to, the solicitation of proxies, if necessary) to elect a designee of Maxim to our board of directors for a period of two years following the completion of this offering and at Maxim’s election, to permit a representative of Maxim to attend all meetings of our board of directors during the term of his tenure. Any such representative shall be entitled to all fees (including options) and expense reimbursements that are made available to our directors generally.

Stabilization

Until the distribution of the shares of common stock offered by this prospectus is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter to bid for and to purchase shares of our common stock. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Securities Exchange Act of 1934 that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•

Over-allotments occur when an underwriter, on behalf of the underwriting syndicate, sells more of our shares than it purchases from us in this offering. In order to cover the resulting short position, an underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of our common stock on the open market by an underwriter in order to reduce a short position incurred by an underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction.

•

Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•

A penalty bid is an arrangement permitting an underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might be otherwise. These transactions may be effected on the OTCBB, the Nasdaq Small Cap Market or otherwise. Neither the underwriter nor we make any representation or prediction about the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither the underwriter nor we make any representation that the underwriter will engage in these types of transactions or that these types of transactions, once commenced, will not be discontinued at any time without notice.

Regulatory Restrictions on the Purchase of our Common Stock

France. The shares of common stock offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the shares offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

Germany. The offering of the shares of common stock is not a public offering in the Federal Republic of Germany. The shares of common stock may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the shares of common stock in or out of the Federal Republic of Germany. The shares of common stock are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The shares of common stock will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

Israel. The shares of common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The shares of common stock offered by this prospectus may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the common stock or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale, directly or indirectly, to the public of the common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy. This offering of our common stock has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no shares of common stock may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the shares of common stock be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the shares of common stock or distribution of copies of this prospectus or any other document relating to the shares of common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The shares of common stock are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a pubic offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the shares of common stock offered by this prospectus will only be available for purchase to a person who represents and agrees that: (a) it has not offered or sold, and for up to six months following the consummation of this offering, will not offer or sell, any shares of common stock offered by this prospectus to persons in the United Kingdom except to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, or the FSMA, in respect of anything done by it in relation to the shares of common stock offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the FSMA, received by it in connection with the shares of common stock offered by this prospectus in circumstances where Section 21(1) of the FSMA does not apply to our company, to persons who fall within the exemption to Section 21 of the FSMA set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, or the Order, including to persons exempted under Article 19 (Investment Professionals) or Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order, or to persons to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated.

Indemnification

The underwriting agreement provides for indemnification between us and the underwriter against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriter to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

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LEGAL MATTERS

The legality of the securities offered in this prospectus has been passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, has served as counsel to the underwriter in connection with this offering.

EXPERTS

Our consolidated financial statements as of the years ended December 31, 2003 and 2004 as well as the financial statements of Charge.com and World Products, Inc. included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Drakeford & Drakeford, LLC, independent certified public accountants, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of Drakeford & Drakeford as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our amended and restated certificate of incorporation and by-laws contain provisions eliminating the personal liability of a director to our stockholders and us for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director:

•	for any breach of such director’s duty of loyalty to us or our stockholders,
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
•	under Delaware statutory provisions making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or
•	for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our board of directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals involving us. As a result of this provision, our ability or our stockholders to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

In addition, the amended and restated certificate of incorporation and bylaws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware General Corporation Law.

The underwriting agreement provides for indemnification between the underwriter and us against specified liabilities, including liabilities under the Securities Act, and for contribution the underwriter and us to payments that may be required to be made with respect to those liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 (SEC file number: 333-                    ) under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

For further information with respect the common stock offered under this prospectus and us, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, and all or our Securities and Exchange Act filings may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s Web site address is http://www.sec.gov. Our Web site address is www.pipelinedata.com.

We intend to furnish holders of our common stock with annual reports containing, among other information, audited financial statements certified by an independent public accounting firm. We intend to furnish other reports as we may determine or as may be required by law.

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DRAKEFORD & DRAKEFORD, LLC

CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Directors of

Pipeline Data Inc.

We have audited the consolidated balance sheets of Pipeline Data Inc. as of December 31,2004, and 2003, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pipeline Data Inc., as of December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

/S/ Drakeford & Drakeford, LLC

March 29, 2005

PIPELINE DATA INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2004	December 31, 2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$693,852	$95,120
Accounts receivable	518,906	294,957
Interest receivable	21,584	5,394
Inventory	40,087	21,910
Advances and prepaid expenses	79,644	51,316
Note receivable	175,000	85,000

Total current assets	1,529,073	553,697

PROPERTY AND EQUIPMENT, net	347,092	135,258

OTHER ASSETS
Restricted cash	2,011,022	0
Investment- preferred stock	0	172,309
Merchant portfolio	5,280,812	2,500,000
Residual rights purchase	665,456	0
Deferred and debt issuance costs	567,168	0
Note receivable	550,000	0
Deposits	31,867	850
Goodwill	2,324,762	176,005

Total other assets	11,431,087	2,849,164

TOTAL ASSETS	$13,307,252	$3,538,119

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$615,166	$429,743
Taxes payable	15,547	30,942
Lease obligations-equipment	14,766	4,839
Loan payable-revolving line of credit	43,987	36,228
Notes payable	878,522	12,500

Total current liabilities	1,567,988	514,252

LONG-TERM LIABILITIES
Officer loans payable	0	100,000
Lease obligations-equipment	62,717	13,039
Officers right of mandatory redemption (Note H)	0	2,500,000
Laurus Master Fund convertible debt	4,954,813	0
Notes payable-convertible 8%	739,204	726,023

Total long-term liabilities	5,756,734	3,339,062

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, authorized 5,000,000 shares $.001 par value each. At December 31, 2004 and 2003, there are 0 and 5,000 shares outstanding, respectively	0	5
Common stock authorized 95,000,000 shares, $.001 each. At December 31, 2004 and December 31, 2003, there are 26,102,022 and 13,146,250 shares outstanding respectively	26,101	13,146
Deferred compensation	34,126	0
Additional paid-in capital	7,999,691	1,451,821
Retained Earnings (deficit)	(2,077,388)	(1,780,167)

Total stockholders’ equity (deficit)	5,982,530	(315,195)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,307,252	$3,538,119

The accompanying notes are an integral part of these statements.

PIPELINE DATA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended

	December 31, 2004	December 31, 2003

Revenue	$15,565,134	$10,246,955

Interchange	8,267,961	5,736,108
Cost of services sold	4,000,070	2,605,904
Cost of goods sold	175,939	190,946
Total cost of goods and services sold	12,443,970	8,532,958

Gross profit	3,121,164	1,713,997

Operating Expenses
Salaries and payroll cost	1,928,121	1,152,865
Selling, general and administrative	1,140,923	773,123
Depreciation and amortization	46,128	35,222
Total operating Expenses	3,115,172	1,961,210

Net (loss) from operations	5,992	(247,213)
Other income and expenses
Interest and other income	64,266	24,235
Interest expense	(367,479)	(76,812)

Total other income (expenses)	(303,213)	(52,577)
Income (loss)	$(297,221)	$(299,790)

Basic earnings (loss) per common share	$(.01)	$(.02)

Weighted average shares outstanding, basic	21,107,818	12,902,851

The accompanying notes are an integral part of these statements.

PIPELINE DATA INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common stock
			Additional Paid-in Capital
	Shares	Amount		Accumulated Loss	Deferred Compensation	Total

Balance at December 31, 2002	12,706,723	$12,707	$1,324,896	$(1,480,377)	$0	$(142,769)

Issuance of common stock for services	160,979	161	29,839			30,000

Conversion of 8% convertible note	43,686	43	15,191			15,234

Sale of common stock on August 8, 2003	134,286	134	46,739			46,873

Issuance of common stock on December 31, 2003 for services and debt	100,576	101	35,156			35,257

Net loss for the year ended December 31, 2003				(299,790)		(299,790)

Balance at December 31, 2003	13,146,250	13,146	1,451,821	(1,780,167)	0	(315,195)

Conversion of 3,000 shares of series A preferred conv. stock to 3,000,000 shares of common	3,000,000	3,000	1,497,000			1,500,000

(5,000 shares of series A preferred conv.) Canceled			5

Issuance of common stock for services	218,319	218	116,482			116,700

Issuance of common stock for residual rights	32,952	33	29,967			30,000

Issuance of common stock for additional portfolio	2,367,764	2,368	2,071,078			2,073,446

Issuance of common stock-employment agreements	69,422	69	86,708			86,777

Exercise of warrants	106,665	107	37,203			37,310

Exercise of stock options	10,000	10	3,490			3,500

Conversion of 8% conv. note to common stock	1,170,153	1,170	408,384			409,554

Issuance of common stock for interest	256,497	256	123,237			123,493

Issuance of common stock due to earnings level	5,674,000	5,674	2,124,366			2,130,040

Issuance of common stock for note payment	50,000	50	49,950			50,000

Deferred stock compensation, net of unvested stock bonus outstanding					34,126	34,126

Net loss for the year ended December 31, 2004				(297,221)		(297,221)

Balance at December 31, 2004	26,102,022	$26,101	$7,999,691	$(2,077,388)	$34,126	$5,982,530

The accompanying notes are an integral part of this statement.

PIPELINE DATA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2004	For the year ended December 31, 2003

OPERATING ACTIVITIES
Net (loss)	$(297,221)	$(299,790)
Adjustments for noncash and nonoperating items:
Depreciation and amortization	46,128	35,222
Common stock for services, other	248,321	65,257
Conversion of 8% convertible notes	5,800	18,350
Changes in operating assets and liabilities:
Receivables	(223,949)	(41,250)
Note receivable	(640,000)	(84,000)
Accrued interest receivable	(16,190)	875
Inventory	(18,177)	7,584
Deposits	(31,017)	0
Advances and prepaid expenses	(28,328)	(44,976)
Officer loans payable	(100,000)	(11,552)
Accounts payable and accrued expenses	165,015	63,165
Accrued salaries	3,258	18,598
Payroll taxes and withholdings	17,150	(5,930)
Other loans and notes payable	(4,741)	(112,572)
Lease obligations-equipment	9,927	4,839
Taxes payable	(15,395)	(42,828)

Cash (used) by operating activities	(879,419)	(429,008)

INVESTING ACTIVITIES
Capital expenditures	(257,962)	(28,541)
Merchant portfolio	(574,582)	0
Residual rights purchase	(665,456)	0
Debt issuance costs	(567,168)	0
Change in restricted cash	(2,011,022)	0
Proceeds from preferred stock	172,309	36,674

Cash provided (used) by investing activities	(3,903,881)	8,133

FINANCIAL ACTIVITIES
Proceeds from sale of stock	172,309	46,873
Proceeds from lease financing	60,988	18,392
Proceeds from convertible notes	289,400	383,120
Proceeds from exercise of warrants	37,310	0
Purchase of preferred stock from officer	(1,000,000)	0
Lease obligation payments	(11,310)	(5,353)
Proceeds from Laurus convertible debt	6,000,000	0
Loan payments	(166,665)	(12,500)

Cash provided by financing activities	5,382,032	430,532

NET INCREASE IN CASH	598,732	9,657

CASH BALANCE BEGINNING OF PERIOD	95,120	85,463

CASH BALANCE END OF PERIOD	$693,852	$95,120

NON CASH ACTIVITIES:
Interest	$367,479	$54,821
Corporate income taxes	$0	$0

The accompanying notes are an integral part of these statements

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

NOTE A –	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Nature of Operations/ Basis of Presentation

Nature of Operations

Pipeline Data Inc. (the “Company”), was incorporated in June 1997 in the state of Delaware. On March 19, 2002, the Company acquired all of the stock of SecurePay.com, Inc., (“SecurePay”) and on August 26, 2002, acquired all of the stock of Northern Merchant Services, Inc.(“Northern Merchants”). The Company is a custom credit card transaction processor that serves as a intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants.

Basis of Presentation

The accompanying consolidated financial statements of the parent holding company, Pipeline Data Inc., and its majority-controlled subsidiaries, SecurePay.com, Inc. and Northern Merchant Services, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. All significant intercompany accounts and transactions have been eliminated.

2. Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

Restricted Cash:

Restricted cash represents funds held-on-deposit with Laurus Master Fund, Ltd. (as defined in the Restricted Account Agreement), per closing and delivery agreement as of August 31, 2004. (Note-J).

3. Inventories

Inventories consist of technical parts and supplies valued at the lower of cost or market.

4. Property and Equipment

Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

The estimated service lives of property and equipment are principally as follows:

Furniture and fixtures	5 - 7 years
Computer equipment	3 - 7 years
Computer software	2 - 7 years

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company does not believe the adoption of these standards will have a material impact on the Company’s financial statements.

5. Accounts and Notes Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $18,572 and $9,729 at December 31, 2004 and 2003, respectively.

The Company has three demand notes totaling $175,000 at the simple rate of 10% per annum and two secured promissory notes in the amount of $550,000 together with interest at the rate equal to 6% per annum due on or before July 7, 2007 and May 7, 2008. The $500,000 note is secured by 1,000,000 shares, subject to calls for additional shares in the event that the average closing bid price per share in any 30 day period decreases below $.65 per share.

6. Revenue and Cost Recognition

The Company and subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to the Company’s merchant customers and are recognized simultaneously with the recognition of revenue.

We follow the requirements of EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining our revenue reporting. Generally, where we have merchant portability and ultimate responsibility for the merchant, revenues are reported at the time of sale on a gross basis equal to the full amount of the discount charged to the merchant. This amount includes interchange paid to card issuing banks and assessments paid to credit card associations pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants.

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

7. Advertising Cost

Advertising cost are expensed as incurred. Advertising expense totaled $34,773 for 2004 and $19,056 for 2003.

8. Recent Accounting Pronouncements

New accounting statements issued, and adopted by the Company, include the following:

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement No. 14 “Business Combinations” (“SFAS 141”), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company’s results of operations, financial position or cash flows.

In July 2001, the FASB issued Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company’s 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The total amount assigned to intangible assets that are not subject to amortization during the year 2004 was $3,446,246 accounted for on the balance sheet as Merchant portfolio of $2,780,812 and Residual rights of $665,456. The total carrying amount of intangibles not subject to amortization is $5,946,268 in the following asset categories:

December 31, 2004

Merchant portfolio	$5,280,812
Residual rights purchase	665,456

Total	$5,946,268

In October 2001, the FASB issued Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS 142. SFAS 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. This Statement is effective for the Company’s 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 144 did not have a material impact on the Company’s results of operations, financial position or cash flows.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company’s financial position, results of operations or cash flows.

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SFAS 146 in fiscal 2003, and has determined it will not impact the Company’s financial position, results of operations or cash flows.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” This statement amends SFAS No. 123, transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complies with the disclosure provisions of SFAS 123 and SFAS 148.

In November 2002, FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others,” was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

In January 2003, FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“VIE’s”) was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE’s created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

NOTE B – EARNINGS PER SHARE

Basic net earnings (loss) per common share is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

NOTE C – INCOME TAXES

The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2004, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

Company’s financial position because the deferred tax asset related to the Company’s net operating loss carry forward and was fully offset by a valuation allowance.

At December 31, 2004, the Company has net operating loss carry forwards for income tax purposes of $2,024,920. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2012.

The components of the net deferred tax assets are as follows:

Deferred tax assets:
Net operating loss carry forward	$604,816
Current year loss	101,055
Deferred revenue	367
Deferred stock compensation	18,819

Total deferred tax assets	725,057

Deferred tax liabilities:
Difference between book and tax depreciation and amortization	94,403
Capital loss	10,747

Total deferred tax liabilities	105,150

Net deferred tax asset before valuation allowance	$619,907
Valuation allowance	(619,907)

Net deferred tax asset	$-0-

The Company recognized no income tax benefit from the loss generated for the period from the date of inception to December 31, 2004. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company’s ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

NOTE D – COMMITMENTS AND CONTINGENCIES

Lease agreements

The offices of the Company’s subsidiary, SecurePay, Inc. are located at 1599 Washington Street, Braintree, Massachusetts at a monthly rental of $1,410. The term of this lease shall be for three years with self-renewing unless terminated in writing no later than one hundred and eighty (180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. Each extension shall be for the same terms as the original lease. The operations center for SecurePay is located at 13339 North Central Expressway Suite 103, Dallas, Texas. This is a four year lease that commenced on June 2002. An initial deposit of $850 and monthly rental of $768 is required on the leased square foot area of 865 square feet. As of September 22, 2004, the Company expanded its operations center to One Point Royal, 4400 Northpoint Parkway,

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

Alpharetta, Georgia and signed a lease with Highwoods DLF 98/29, LP. This is a sixty-two month lease with annual rent from $38,070 to $64,273. Total base rent for the sixty-two months is $304,699.04.

Beginning January 1, 2005, the Company will pay the sum of $3,400 per month in rent and have the occupancy rites to the property at 166 West 72nd street. This sub-lease will extend for a period of six months and terminate June 30, 2005. In taking possession of the rental property January 1, 2005, the Company will bear the full responsibility for all utilities and maintenance of the property.

Leases-Related Party:

The office’s of Northern Merchant Services, Inc. is located in Brasher Falls, New York, and has an annual lease with Kevin and Nancy Weller, officers’ of the Company. The lease commenced on September 2002, with monthly rental of $1,000. The lease can be renewed annually with the option of the landlord not to renew, with just cause.

Capital Equipment Lease:

On January 28, 2003, the Company entered into a capital equipment lease with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. The initial term of the lease is for a period of 48 months with a base lease amount of $661.77 per month and an advance lease payment of $1,412.87. The lease has an equipment purchase option on “ all or none” and “as-is, where-is” basis, without any representations or warranties, including no warranties of merchantability or fitness for a particular purpose. The equipment consist of five servers ($17,025), ten network products ($1,986.60), and four units of software ($3,559.50). The Company has an option to renew the Lease at the then Fair Market Rental Value and also has an option to return the equipment on or before the last day of the Lease term or purchase the equipment for $1.00. On July 1, 2004, the Company entered into two capital leases with American Express Business Finance for software installation services and equipment and MAS200 software. Both leases are for a term of sixty months with a buyout option of $1.00. Monthly payments on the equipment and software are $908.03 and $256.60 for the software installation services. On September 16, 2004, the Company entered into a capital lease with Ikon Financial Services for fax, copier and printer equipment. This lease is for a term of sixty months with a buyout option of $1.00 and monthly payments of $520.16.

NOTE E – STOCK OPTION ISSUANCES

In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. This plan was extended to the year 2004.

During the year ended December 31, 2004, the Company’s Board of Directors approved the grant of 430,478 stock options also to key employees and independent consultants with a weighted average exercise price of $0.95. Of the 430,478 options awarded to employees during the year, vest one-third each year beginning January 1, 2005. The options awarded to the Directors at December 31, 2004, (94,737 options), vest on January 1, 2005. The independent consultant’s options of 30,000 shares, vest one-third each year beginning January 1, 2005.

The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

As of December 31, 2004, no options have been exercised and the Company has reserved an aggregate of 2,968,115 shares of common stock pending the exercise of the options. In addition, the Company has contractual obligations to issue 1,500,000 and 1,000,000 stock options pursuant to employment agreements.

Stock option activity is summarized as follows:

Options outstanding at beginning of year	2,547,637
Forfeited	-0-
Exercised	(10,000)
Issued	430,478

Options outstanding at end of the period	2,968,115

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123R”). This standard requires expensing of stock options and other share-based payments and supersedes SFAS No. 123, which had allowed companies to choose between expensing stock options or showing proforma disclosure only. This standard is effective as of July 2005 and will apply to all awards granted, modified, cancelled or repurchased after that date as well as the unvested portion of prior awards. SFAS No. 123R permits public companies to adopt its requirements using one of three methods: the “modified prospective” method, the “modified retrospective” method to January 1, 2005, or the “modified retrospective” method to all prior years for which SFAS No. 123 was effective. We have not yet determined which adoption method to utilize. Further, we have not yet decided whether we will adopt the provisions of this standard on July 1, 2005, as required, or earlier, as allowed.

The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things (1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.

Our accounting policy for the issuance of equity instruments in exchange for goods or services received from other than employees are accounted for based on the fair value of the consideration received or the equity instrument issued, whichever is more reliably measurable.

NOTE F – RELATED PARTY TRANSACTIONS

The Company’s subsidiary, Northern Merchant Services, Inc., leases office space from Kevin and Nancy Weller (see Note D). See Note I for details of repurchase of 5,000 shares of the Company’s preferred stock from Kevin and Nancy Weller.

When the acquisitions of SecurePay and Northern Merchant Services, Inc. were purchased, certain earn-in capabilities based upon revenue milestones achieved were recorded as a contingency based on SFAS No.141-Business Combinations. Since the future earnings was achieved during the end of this quarter, the consideration paid in stock (5,800,000 shares of common stock), was recorded as an additional cost to the Company. The Northern Merchant Services, Inc. acquisition amounted to an

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

additional 2,000,000 shares of common stock at a price of $.22 per share and the acquisition of SecurePay.com, Inc. amounted to 3,800,000 shares of common stock at a price of $.46 per share. An additional 4,800,000 shares of common stock are being held in escrow for the earn-in capabilities with the deadline for meeting these revenue targets terminating on March 31, 2005 for SecurePay and August 31, 2005 for Northern Merchant Services, Inc. (see note for accounting for goodwill)

Chasm Holding, Inc., a related party, was paid $244,554 during the year 2004 for management services.

NOTE G – SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

Borrowings under Revolving Line of Credit

The Company’s revolving line of credit with a major credit card company amounted to $43,987 and $36,228 at December 31, 2004 and December 31, 2003, respectively.

Details of Short-Term Debt:

	December 31,

	2004	2003

Ladco Financial Group	$0	$12,500
Laurus Master Fund	$878,522	$0
Details of Long-Term Debt:
Laurus Master Fund	$4,954,813	$0
Officer’s Loan Payable	$0	$100,000
8% Convertible notes	$739,204	$726,023
Officer preferred stock subject to mandatory redemption (see Note I)	$0	$2,500,000

Conversion of Convertible Note:

The Holder shall have the right, at its option, at any time during the term of the Convertible Note, to convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessible shares of Common Stock (as such shares shall be constituted) determined pursuant to the terms of the agreement. The term “Conversion Amount” means, with respect to any conversion on of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the determined interest rate.

Capital Lease Obligations:

See Note D-Lease Agreements for lease obligation with Hewlett Packard Financial Services Company, Murray Hill, New Jersey, American Express Business Finance and Ikon Financial Services. As of December 31, 2004, the current portion amounted to $14,766, and the long-term portion amounted to $62,717.

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

NOTE H – ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150

In May of 2003 the Financial Accounting Standards Board (FASB) issued SFAS No. 150- Accounting for certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset. The effective date of SFAS NO. 150 is the beginning of the first interim period beginning after June 15, 2003. Also, restatement of financial statements of prior periods presented is not permitted.

By adopting SFAS No. 150, the Company recognizes the requirement to repurchase 5000 shares of Series A Preferred Convertible Stock that were issued to Kevin Weller and Nancy Smith-Weller, officers’ of the Company, that was part of the acquisition of Northern Merchant Services, Inc. (NMSI). This preferred convertible stock was issued in conjunction with the acquisition agreement of NMSI from the Wellers. Under the terms of the agreement, the stock must be repurchased by August 26, 2005 for a sum of $2,500,000. The Wellers have the option of refusing this offer. They may convert the Preferred shares at any time, in whole or in part, to common stock at a rate of $0.50 per common share, reducing the repurchase commitment on a pro-rata basis.

INTANGIBLE ASSET-MERCHANT PORTFOLIO

In adopting the new (SFAS) No. 150, the Company hired an independent third-party appraiser to render a reasonable value of the acquisition and carrying value of the purchase price and transaction costs associated with the business acquisitions of NMSI. Management will periodically evaluate whether certain circumstances may affect the estimated useful lives or the recoverability of the unamortized balance of the intangible asset using both objective and subjective factors. Objective factors include management’s best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis and the Company’s strategic focus.

NOTE I – DEBT/FINANCING

Debt/Financing:

On February 27, 2004, the Company entered into a Secured Convertible Term Note (the Loan Agreement) with Laurus Master Fund, LTD., c/o Ironshore Corporate Services Ltd., Grand Cayman, and Cayman Islands. The Loan Agreement provides for borrowings of two million dollars, together with any accrued and unpaid interest, to be paid on February 27, 2007, if not sooner paid. Interest payable on this Note shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus two percent (2%). Amortizing payments of the aggregate principal amount outstanding under this Loan Agreement at any time shall begin on September 1, 2004 and shall recur on the first calendar day of each succeeding month thereafter until the maturity date. Monthly payments shall be $33,333.00 and will be increased to $41,667.00 from April 1, 2005 through March 1, 2007.

Laurus Master Fund also agreed to make available to the Company, subject to the terms and conditions set forth in the agreement, an additional aggregate principal amount of up to $1,000,000 in increments of $500,000. This option was exercised on June 16, 2004, in the amount of $1,000,000.

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

On August 31, 2004, the Company entered into another Secured Convertible Term Note with Laurus Master Fund, LTD. in the amount of three million dollars which is convertible into shares of the Company’s common stock, $.001 par value per share at an initial fixed conversion price of $1.00 per share of common stock.

Under Article II of the Loan Agreement, there is a conversion repayment option. Subject to the terms of the Loan Agreement, Laurus Master Fund, LTD., shall have the sole option to determine whether to elect to accept payment of the monthly amount on each repayment date either in cash or in shares of Common Stock, or a combination of both. This election notice has to be delivered to the Company in writing by the fifth business day prior to each amortization date.

Also, on February 27, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date and at any time or from time to time before February 27, 2011, up to 500,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows:

(i)	a price of $1.25 –125% of the Fixed Conversion Price for the first 166,667 shares acquired,
(ii)	a price of $1.50 –125% of the Fixed Conversion Price for the next 166,667 shares acquired,
(iii)	a price of $1.75 –125% of the Fixed Conversion Price for any additional shares acquired.

All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events.

In conjunction with the term loan, Laurus Capital Management, LLC was paid a fee of $105,000.

Of the $2,000,000 from Laurus Master Fund, $1,000,000 was used to repurchase 2,000 shares of the Company’s preferred stock from Kevin and Nancy Weller.

On August 31, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date, and at any time or from time to time before August 31, 2011, up to 600,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows:

(i)	a price of $1.25 –125% of the Fixed Conversion Price for the first 200,000 shares acquired,
(ii)	a price of $1.50 –125% of the Fixed Conversion Price for the next 200,000 shares acquired,
(iii)	a price of $1.75 –125% of the Fixed Conversion Price for any additional shares acquired.

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events.

In conjunction with the term loan, Laurus Capital Management, LLC was paid a fee of $125,000.

NOTE J – MERCHANT PORTFOLIO AND RESIDUAL RIGHTS PURCHASE

Asset Purchase Agreement

On March 15, 2004, Northern Merchant Services, Inc. (a subsidiary of the Company) entered into an Asset Purchase Agreement with Leslie E. McElhiney, Michael Hornung, and Patricia Thornton, for Residuals Rights which relate to certain merchant accounts. As consideration for the assets sold, Northern Merchants shall pay an aggregate purchase price of $131,363.00 plus 21,968 shares of restricted Company common stock to McElhiney; $42,093.33 plus 0 shares to Hornung; and, $94,624.68 plus 10,984 shares of restricted Company common stock to Thornton.

On May 18, 2004, the Company entered into an asset purchase agreement to purchase the Residual Rights to 1,801 merchant accounts representing $68,911,363 in annual consumer charge volume on a historical basis from Millennium Merchant Services, Inc. and Kent Stiritz in a series of transactions. A total of 4.2 million shares of our common stock have been set aside for the purchase of the Residual Rights (subject to adjustments in the event of a reverse stock split or other stock recombination and with a price adjustment right over a three month look back period). To date, 2,246,764 shares of our common stock have been issued to Mr. Stiritz.

On May 25, 2004, the Company’s Northern Merchant Services, Inc. subsidiary purchased from United Processing Corporation Ltd. its Residual Rights under two merchant solicitation agreements representing an aggregate of 2,300 merchant accounts and 36,174,287 annual consumer charge volume on a historical basis. The aggregate purchase price was $312,000 and 21,000 shares of our common stock. The two merchant agreements under which Residual Rights were transferred are: (i) an Agreement dated April 30, 1996 with EFS NATIONAL BANK and (ii) an Agreement dated April 2, 1998 with NATIONAL PAYMENT SYSTEMS, INC., a New York Corporation, d/b/a Card Payment Systems.

On October 1, 2004, the Company’s Pipeline Data Portfolio Acquisitions, Inc. subsidiary purchased the Residual Rights to an aggregate of 511 merchant accounts representing $10,496,180 in annual consumer change volume, on a historical basis, from Diversified Debit and Credit, Inc for an aggregate purchase price of $119,372.

On December 1, 2004, our subsidiary Pipeline Data Portfolio Acquisitions, Inc purchased the Residual Rights from an aggregate of 238 merchant accounts representing $4,021,176 in annual consumer charge volume on a historical basis from Merchant Select Services, Inc. The purchase price was $56,320.

NOTE K- ACCOUNTING FOR GOODWILL

Cost in excess of net assets of businesses acquired (goodwill) represents the unamortized excess of the cost of acquiring a business over the fair values of the net assets received at the date of acquisition.

PIPELINE DATA INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

Amount Initially Assigned to Goodwill in Business Combination Subsequently Revised:

During the year 2004, there was the completion of earn-ins from two acquisitions made in 2002 which led to the recognition of goodwill as follows: (see Note-F)

Goodwill was recognized related to earn-ins payable to the former stockholders of Northern Merchant Services, Inc. for reaching goals related to the original sale of their company to the Company in 2002. Goodwill in the amount of $440,000 was recognized. The full amount of goodwill is expected to be deductible for tax purposes. It will be amortized on a straight line basis over a fifteen year life.

Additional goodwill recognized related to earn-ins of the former SecurePay.com, Inc. stockholders when SecurePay.com, Inc. was acquired by the Company in 2002. Goodwill in the amount of $1,708,757 was recognized. The full amount of goodwill is expected to be deductible for tax purposes. It will be amortized on a straight line basis over a fifteen year life.

The aggregate amount of goodwill acquired during the year 2004 was $2,148,757. No impairment loss was recognized.

NOTE L – SUBSEQUENT EVENTS

As of March 11, 2005, the Company and Laurus Master Fund, LTD., amended the terms of (i) that certain Registration Rights Agreement, dated as of June 16, 2004, and (ii) that certain Registration Rights Agreement, dated as of August 31, 2004, have agreed to make certain changes to each Registration Rights Agreement as set forth as follows:

Laurus has agreed to cancel that certain Common Stock Purchase warrant issued by Company dated August 31, 2004, and the Company will issue a replacement warrant for 600,000 shares of the Common Stock of the Company exercisable at $1.40 per share and the Company shall issue an additional common stock purchase warrant to Laurus to purchase up to 100,000 shares of the Common Stock of the Company.

On March 16, 2005, the Company announced that it had signed a letter of intent to acquire Florida-based Charge.com. Under the terms of the agreement, Pipeline Data Inc. will purchase Charge.com for $7.5 million in cash, $3.5 million in the form of a promissory note, 5 million shares of Pipeline Data Inc.’s common stock and an additional 1 million shares of Company common stock based on Charge.com fulfilling certain performance requirements.

During 2005 the following merchant portfolios were acquired using funds from the Laurus financing: On February 21, 2005, our subsidiary Pipeline Data Portfolio Acquisitions, Inc. purchased the Residual Rights from an aggregate 830 merchant accounts from CPS of new York, Inc. for the purchase price of $1,090,011 and on March 1, 2005, purchased 775 merchant accounts from Advanced Internet Services, LLC. for an aggregate purchase price of $589,589 plus 64,010 shares of our restricted common stock.

PIPELINE DATA INC.

DRAKEFORD & DRAKEFORD, LLC

CERTIFIED PUBLIC ACCOUNTANTS

554 Duncan Road

Royston, Georgia 30662

REPORT OF INDEPENDENT ACCOUNTANTS

To the  Shareholders and  Directors of

Pipeline Data Inc.

We have reviewed the accompanying balance sheet of Pipeline Data Inc. as of June 30,2005, and the related statements of operations and of cash flows for the six months periods ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company’s management.

We have conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we am not aware of any material modifications that should be made to the accompanying consolidated interim financial statements referred to above for them to be in conformity with generally accepted accounting principles.

/S/ Drakeford & Drakeford, LLC

August 5, 2005

PIPELINE DATA INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2005	December 31, 2004

	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$672,086	$693,852
Accounts receivable	812,774	518,906
Interest receivable	36,863	21,584
Inventory	55,367	40,087
Advances and prepaid expenses	112,955	79,644
Note receivable	175,000	175,000

Total current assets	1,865,045	1,529,073

PROPERTY AND EQUIPMENT, net	498,727	347,092

OTHER ASSETS
Restricted cash	0	2,011,022
Merchant portfolio and residual rights	7,696,258	5,946,268
Deferred and debt issuance costs	703,323	567,168
Note receivable	600,000	550,000
Deposits	26,185	31,867
Deferred tax assets, net	151,105	0
Goodwill	2,324,762	2,324,762

Total other assets	11,501,633	11,431,087

TOTAL ASSETS	$13,865,405	$13,307,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$647,041	$547,430
Payroll taxes and withholdings	1,395	67,736
Taxes payable	5,050	15,547
Lease obligations-equipment	15,484	14,766
Loan payable-revolving line of credit	3,033	43,987
Laurus Master Fund convertible debt-current	878,522	878,522

Total current liabilities	1,550,525	1,567,988

LONG-TERM LIABILITIES
Lease obligations-equipment	134,852	62,717
Laurus Master Fund convertible debt	4,629,315	4,954,813
Deferred tax liability	23,601	0
Notes payable-convertible 8%	539,204	739,204

Total long-term liabilities	5,326,972	5,756,734

STOCKHOLDERS’ EQUITY
Preferred stock, authorized 5,000,000 shares $.001 par value each. At June 30, 2005 and December 31, 2004, there are 0 shares outstanding, respectively	0	0
Common stock authorized 95,000,000 shares, $.001 each. At June 30, 2005 and December 31, 2004, there are 26,876,188 and 26,102,022 shares outstanding respectively	26,876	26,102
Common stock subscribed	958	0
Deferred compensation	86,536	34,126
Additional paid-in capital	8,725,243	7,999,690
Retained Earnings (deficit)	(1,851,705)	(2,077,388)

Total stockholders’ equity	6,987,908	5,982,530

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,865,405	$13,307,252

The accompanying notes are an integral part of these statements.

PIPELINE DATA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	For the six months ended

	June 30, 2005	June 30, 2004

Revenue	$10,753,982	$6,949,854

Interchange	5,352,446	3,474,927
Cost of services sold	2,544,599	1,982,915
Cost of goods sold	64,170	99,235

Total cost of goods and services sold	7,961,215	5,557,077

Gross profit	2,792,767	1,392,777

Operating Expenses
Salaries and payroll cost	1,641,786	743,614
Selling, general and administrative	740,584	422,754
Depreciation and amortization	51,327	18,682

Total operating Expenses	2,433,697	1,185,050

Net income from operations	359,070	207,727
Other income and (expenses)
Interest income	38,005	17,293
Interest expense	(321,893)	(112,175)

Total other (expenses)	(283,888)	(94,882)

Income before income tax benefit	75,182	112,845
Benefit from income taxes	150,501	0

Net income	$225,683	$112,845

Net earnings per share from continuing operations:
Basic	$0.01	$.01
Diluted	$0.01	$.00
Weighted average number of shares outstanding:
Basic	26,532,907	18,925,500
Diluted	29,214,053	28,185,240

The accompanying notes are an integral part of these statements.

PIPELINE DATA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	For the three months ended

	June 30, 2005	June 30, 2004

Revenue	$6,245,333	$4,087,989

Interchange	3,258,953	2,043,994
Cost of services sold	1,446,854	1,100,365
Cost of goods sold	43,830	72,052

Total cost of goods and services sold	4,749,637	3,216,411

Gross profit	1,495,696	871,578

Operating Expenses
Salaries and payroll cost	836,529	407,793
Selling, general and administrative	402,883	225,772
Depreciation and amortization	28,191	10,019

Total operating Expenses	1,267,603	643,584

Net income from operations	228,093	227,994
Other income and (expenses)
Interest income	16,755	9,786
Interest expense	(178,561)	(72,702)

Total other (expenses)	(161,806)	(62,916)

Income before income tax benefit	66,287	165,078
Benefit from income taxes	76,536	0

Net income	$142,823	$165,078

Net earnings per share from continuing operations:
Basic	$0.01	$.01
Diluted	$0.00	$.01
Weighted average number of shares outstanding:
Basic	26,756,098	20,506,512
Diluted	28,993,670	29,766,252

The accompanying notes are an integral part of these statements.

PIPELINE DATA INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Unaudited

	Common stock		Additional Paid-in Capital	Accumulated Loss	Deferred Compensation	Common Stock Subscribed	Total

	Shares	Amount

Balance at December 31, 2004	26,102,022	$26,102	$7,999,690	$(2,077,388)	$34,126	$0	$5,982,530
Common stock subscribed						958	958
Issuance of common stock for interest and conversion of principal on Laurus debt	199,880	200	199,680				199,880
Conversion of 8% convertible notes and interest to common stock	0	0	231,336				231,336
Exercise of warrants			103,061				103,061
Issuance of common stock for services	211,716	212	48,506				48,718
Issuance of common stock for employment agree.	58,338	58	72,863		52,410		125,331
Issuance of common stock for additional portfolio	64,010	64	70,347				70,411
Conversion of stock options	240,222	240	(240)				0
Net income for the six months ended June 30, 2005 (Unaudited)				225,683			225,683

Balance at June 30, 2005 (Unaudited)	26,876,188	$26,876	$8,725,243	$(1,851,705)	$86,536	$958	$6,987,908

The accompanying notes are an integral part of this statement.

PIPELINE DATA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

	For the six months ended June 30, 2005	For the six months ended June 30, 2004

OPERATING ACTIVITIES
Net income (loss)	$225,683	$112,845
Adjustments for noncash and nonoperating items:
Depreciation and amortization	51,327	18,682
Common stock for services, debt, portfolio, and other, net	460,071	54,203
Common stock subscribed	958	0
Deferred taxes	(151,105)	0
Changes in operating assets and liabilities:
Receivables	(293,868)	(162,672)
Notes receivable	0	(90,000)
Interest receivable	(15,279)	217
Inventory	(15,280)	(34,829)
Advances and prepaid expenses	(33,311)	(7,899)
Deposits	5,682	0
Accounts payable and accrued expenses	99,611	(1,064)
Payroll taxes and withholdings	(66,343)	11,554
Other loans and notes payable	(38,959)	(12,500)
Lease obligations-equipment	718	0
Loan payable-revolving line of credit	(40,954)	(34,614)
Taxes payable	(10,497)	(26,441)

Cash provided (used) by operating activities	178,454	(172,518)

INVESTING ACTIVITIES
Capital expenditures	(202,962)	(24,157)
Merchant portfolio and residual rights purchase	(1,749,990)	(672,564)
Note receivable-noncurrent	(50,000)	(500,000)
Debt issuance costs	(136,155)	(221,960)
Proceeds from convertible preferred stock	0	14,789

Cash (used) by investing activities	(2,139,107)	(1,403,892)

FINANCING ACTIVITIES
Proceeds from lease financing	82,045	0
Proceeds from convertible notes	0	385,000
Proceeds from exercise of warrants	0	6,667
Restricted cash	2,011,022	0
Purchase of preferred stock from officer	0	(1,000,000)
Loan principal and lease obligation payments	(154,180)	(2,301)
Proceeds from Laurus convertible debt	0	3,000,000

Cash provided by financing activities	1,938,887	2,389,366

NET INCREASE (DECREASE) IN CASH	(21,766)	812,956
CASH BALANCE BEGINNING OF PERIOD	693,852	95,120

CASH BALANCE END OF PERIOD	$672,086	$908,076

Non Cash Activities:
Interest	$179,253	$91,842
Income taxes	$0	$0

The accompanying notes are an integral part of these statements.

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	Financial Information-Basis of Presentation

The accompanying unaudited consolidated financial statements of the parent holding company, Pipeline Data Inc. (the “Company”); and its majority-controlled subsidiaries, SecurePay.com, Inc. (“SecurePay”) and Northern Merchant Services, Inc. (“Northern Merchants), have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Operating results for the six month period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004. All significant intercompany accounts and transactions have been eliminated.

2.	Inventories

Inventories consist of technical parts and supplies valued at the lower of cost or market.

3.	Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

Restricted Cash:

Restricted cash represents funds held-on-deposit with Laurus Master Fund, Ltd. (as defined in the Restricted Account Agreement), per closing and delivery agreement as of August 31, 2004.

4.	Property and Equipment

Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

The estimated service lives of property and equipment are principally as follows:

Furniture and fixtures	5 - 7 years
Computer equipment	3 - 7 years
Computer software	2 - 7 years

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-(continued)

4.	Property and Equipment-(continued)

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company does not believe the adoption of these standards will have a material impact on the Company’s financial statements.

5.	Accounts Receivable and Notes Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $67,501 and $18,572 at June 30, 2005 and December 31, 2004, respectively.

The Company has three demand notes totaling $175,000 at the simple rate of 10% per annum and three secured promissory notes in the amount of $600,000 together with interest at the rate equal to 6% per annum due on or before July 7, 2007 and May 7, 2008. The $600,000 note is secured by 1,000,000 shares, subject to calls for additional shares in the event that the average closing bid price per share in any 30 day period decreases below $.65 per share.

6.	Revenue and Cost Recognition

The Company and subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to the Company’s merchant customers and are recognized simultaneously with the recognition of revenue.

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-(continued)

6.	Revenue and Cost Recognition-(continued)

We follow the requirements of EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining our revenue reporting. Generally, where we have merchant portability and ultimate responsibility for the merchant, revenues are reported at the time of sale on a gross basis equal to the full amount of the discount charged to the merchant. This amount includes interchange paid to card issuing banks and assessments paid to credit card associations pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants.

7.	Advertising Cost

Advertising cost are expensed as incurred. Advertising expense totaled $ 28,024 and $14,982 for the six months ended June 30, 2005 and 2004, respectively.

8.	Recent Accounting Pronouncements

New accounting statements issued, and adopted by the Company, include the following:

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement No. 14 “Business Combinations” (“SFAS 141”), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company’s results of operations, financial position or cash flows.

In July 2001, the FASB issued Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company’s 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company’s results of operations, financial position or cash flows.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company’s financial position, results of operations or cash flows.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted SFAS 146 in fiscal 2003, and has determined it will not impact the Company’s financial position, results of operations or cash flows.

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-(continued)

8.	Recent Accounting Pronouncements-(continued)

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” This statement amends SFAS No. 123, transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complies with the disclosure provisions of SFAS 123 and SFAS 148.

In November 2002, FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others,” was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

In January 2003, FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“VIE’s”) was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE’s created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

NOTE B – EARNINGS (LOSS) PER SHARE

Basic net earnings (loss) per common share is computed using the weighted average number of common shares outstanding during the period. The dilutive effect of potential common shares outstanding is included in diluted net earnings per share. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

NOTE C – INCOME TAXES

The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2004, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company’s financial position because the deferred tax asset related to the Company’s net operating loss carry forward and was fully offset by a valuation allowance.

At December 31, 2004, the Company has net operating loss carry forwards for income tax purposes of $2,024,920. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2012.

The components of the net deferred tax asset as of are as follows:

June 30, 2005

Deferred tax assets:
Net operating loss carry forward	$619,907
Current period income	(25,562)
Deferred revenue	0
Deferred stock compensation	20,513

Total deferred tax assets	614,858

Deferred tax liabilities:
Difference between book and tax depreciation and amortization	73,753

Total deferred tax liabilities	73,753
Net deferred tax asset before valuation allowance	$541,105
Valuation allowance	(390,000)

Net deferred tax asset	$151,105

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

The Company recognized no income tax benefit from the loss generated for the period from the date of inception to December 31, 2004. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. Based on the Company’s performance in the first and second quarter of 2005 and the Company’s forecast of future taxable income, management determined that a portion of the deferred tax assets that were previously provided were more likely to be realized, and $151,105 of the valuation allowance was released as of June 30, 2005. As a result, the Company realized a tax benefit within the consolidated statement of operations for the six months ended June 30, 2005.

NOTE D – COMMITMENTS AND CONTINGENCIES

Lease agreements

The offices of the Company’s subsidiary, SecurePay, Inc. are located at 1599 Washington Street, Braintree, Massachusetts at a monthly rental of $1,410. The term of this lease shall be for three years with self-renewing unless terminated in writing no later than one hundred and eighty (180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. Each extension shall be for the same terms as the original lease. The operations center for SecurePay is located at 13339 North Central Expressway Suite 103, Dallas, Texas. This is a four year lease that commenced on June 2002. An initial deposit of $850 and monthly rental of $768 is required on the leased square foot area of 865 square feet. As of September 22, 2004, the Company expanded its operations center to One Point Royal, 4400 Northpoint Parkway, Alpharetta, Georgia and signed a lease with Highwoods DLF 98/29, LP. This is a sixty-two month lease with annual rent from $38,070 to $64,273. Total base rent for the sixty-two months is $304,699.04.

As of January 1, 2005, the Company pays the sum of $3,400 per month in rent and have the occupancy rites to the property at 166 West 72nd Street, New York City, N.Y. This sub-lease will extend for a period of five months and terminate May 31, 2005. In taking possession of the rental property January 1, 2005, the Company bears the full responsibility for all utilities and maintenance of the property.

Leases-Related Party:

The office’s of Northern Merchant Services, Inc. is located in Brasher Falls, New York, and has an annual lease with Kevin and Nancy Weller, officers’ of the Company. The lease commenced on September 2002, with monthly rental of $1,000. The lease can be renewed annually with the option of the landlord not to renew, with just cause.

Capital Equipment Lease:

On January 28, 2003, the Company entered into a capital equipment lease with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. The initial term of the lease is for a period of 48 months with a base lease amount of $661.77 per month and an advance lease payment of $1,412.87. The lease has an equipment purchase option on “ all or none” and “as-is, where-is” basis, without any representations or warranties, including no warranties of merchantability or fitness for a particular purpose. The equipment consist of five servers ($17,025), ten network products ($1,986.60), and four units of software ($3,559.50). The Company has an option to renew the Lease at the then Fair Market Rental Value and also has an option to return the equipment on or before the last day of the Lease term or purchase the equipment for $1.00. On July 1, 2004, the Company entered into two capital leases with

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

American Express Business Finance for software installation services and equipment and MAS200 software. Both leases are for a term of sixty months with a buyout option of $1.00. Monthly payments on the equipment and software are $908.03 and $256.60 for the software installation services. On September 16, 2004, the Company entered into a capital lease with Ikon Financial Services for fax, copier and printer equipment. This lease is for a term of sixty months with a buyout option of $1.00 and monthly payments of $520.16. On March 1, 2005, the Company entered into a capital equipment lease with VAResources, Inc. for computer related equipment in the amount of $47,199.32. The initial term of the lease is for a period of 36 months with monthly payments of $1,611.05 and an advance lease payment of $3,222.10. On March 30, 2005, the Company entered into two leases with VAResources, Inc. Both leases are for a term of 36 months with advance lease payments. The office furniture lease totals $20,830.00 with monthly payments of $722.36 and the advance two months payment of $1,444.72. The computer equipment lease totals $14,016.00 with monthly payments of $487.35 and the advance two months payment of $974.70.

NOTE E – STOCK OPTION ISSUANCES

In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. This plan was extended to the year 2005.

The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.

As of June 30, 2005, no options have been exercised and the Company has reserved an aggregate of 5,988,557 shares of common stock pending the exercise of the options.

Stock option activity is summarized as follows:

Options outstanding at beginning of year	2,968,115
Granted	3,441,616
Exercised	(340,000)
Forfeited	(81,174)

Options outstanding at end of the period	5,988,557

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123R”). This standard requires expensing of stock options and other share-based payments and supersedes SFAS No. 123, which had allowed companies to choose between expensing stock options or showing proforma disclosure only. This standard is effective as of January 1, 2006 and will apply to all awards granted, modified, cancelled or repurchased after that date as well as the unvested portion of prior awards. SFAS No. 123R permits public companies to adopt its requirements using one of three methods: the “modified prospective” method, the “modified retrospective” method to January 1, 2005, or the “modified retrospective” method to all prior years for which SFAS No. 123 was effective. We have not yet determined which adoption method to utilize. Further, we have not yet decided whether we will adopt the provisions of this standard on January 1, 2006, as required, or earlier, as allowed.

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

NOTE E – STOCK OPTION ISSUANCES (continued)

The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things (1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.

NOTE F – RELATED PARTY TRANSACTIONS

The Company’s subsidiary, Northern Merchant Services, Inc., leases office space from Kevin and Nancy Weller. See Note I for details of repurchase of 2,000 shares of the Company’s preferred stock from Kevin and Nancy Weller.

When the acquisitions of SecurePay and Northern Merchant Services, Inc. were purchased, certain earn-in capabilities based upon revenue milestones achieved were recorded as a contingency based on SFAS No.141-Business Combinations. Since the future earnings was achieved during the end of this quarter, the consideration paid in stock (5,800,000 shares of common stock), was recorded as an additional cost to the Company. The Northern Merchant Services, Inc. acquisition amounted to an additional 2,000,000 shares of common stock at a price of $.22 per share and the acquisition of SecurePay.com, Inc. amounted to 3,800,000 shares of common stock at a price of $.46 per share. An additional 4,800,000 shares of common stock are being held in escrow for the earn-in capabilities with the deadline for meeting these revenue targets terminating on March 31, 2005 for SecurePay and August 31, 2005 for Northern Merchant Services, Inc. To date, 2,000,000 shares have been issued pursuant to these milestones. The board of directors have determined that it is in the best interest of the company to change the nature of the earn-in requirement and requested that a new milestone be created. Thus, the final one million shares earn-in is available if Kevin and Nancy Weller successfully (i) oversee and open a new facility in Brasher Falls and (ii) develop and launch government payment processing solution. The milestone period for SecurePay.com, Inc. has now expired and three million eight hundred thousand shares have been issued to compensate for milestones achieved prior to expiration.

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

NOTE G – SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

Borrowings under Revolving Line of Credit

The Company’s revolving line of credit with a major credit card company amounted to $3,033 and $43,987 at June 30, 2005 and December 31, 2004, respectively.

Details of Short-Term Debt:

	June 30, 2005	December 31, 2004

Laurus Master Fund	$878,522	$878,522

Details of Long-Term Debt:

Laurus Master Fund	$4,629,315	$4,954,813
8% Convertible notes	$539,204	$739,204

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

NOTE G – SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS (continued)

Conversion of Convertible Note:

The Holder shall have the right, at its option, at any time during the term of the Convertible Note, to convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessible shares of Common Stock (as such shares shall be constituted) determined pursuant to the terms of the agreement. The term “Conversion Amount” means, with respect to any conversion on of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the determined interest rate.

Capital Lease Obligations:

See Note D-Lease Agreements for lease obligations with Hewlett Packard Financial Services Company, American Express Business Finance, Ikon Financial Services, and VAResources, Inc. As of June 30, 2005, the current portion amounted to $15,484, and the long-term portion amounted to $134,852.

NOTE H – ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150

In May of 2003 the Financial Accounting Standards Board (FASB) issued SFAS No. 150- Accounting for certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset. The effective date of SFAS NO. 150 is the beginning of the first interim period beginning after June 15, 2003. Also, restatement of financial statements of prior periods presented is not permitted.

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

NOTE H – ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150 (continued)

INTANGIBLE ASSET-MERCHANT PORTFOLIO

In adopting the new (SFAS) No. 150, the Company hired an independent third-party appraiser to render a reasonable value of the acquisition and carrying value of the purchase price and transaction costs associated with the business acquisitions of NMSI. Management will periodically evaluate whether certain circumstances may affect the estimated useful lives or the recoverability of the unamortized balance of the intangible asset using both objective and subjective factors. Objective factors include management’s best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis and the Company’s strategic focus.

NOTE I – DEBT/FINANCING

On February 27, 2004, the Company entered into a Secured Convertible Term Note (the Loan Agreement) with Laurus Master Fund, LTD., c/o Ironshore Corporate Services Ltd., Grand Cayman, Cayman Islands. The Loan Agreement provides for borrowings of two million dollars, together with any accrued and unpaid interest, to be paid on February 27, 2007, if not sooner paid. Interest payable on this Note shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus two percent (2%). Amortizing payments of the aggregate principal amount outstanding under this Loan Agreement at any time shall begin on September 1, 2004 and shall recur on the first calendar day of each succeeding month thereafter until the maturity date. Monthly payments shall be $33,333.00 and will be increased to $41,667.00 from April 1, 2005 through March 1, 2007.

Laurus Master Fund also agreed to make available to the Company, subject to the terms and conditions set forth in the agreement, an additional aggregate principal amount of up to $1,000,000 in increments of $500,000. This option was exercised on June 16, 2004, in the amount of $1,000,000. Amortizing payments of the aggregate principal amount outstanding under this loan agreement of $16,667 began on January 1, 2005 and recur on the first calendar day of each succeeding month thereafter until the Maturity Date. Monthly payments of principal are from July 1, 2005 through July 1, 2007, the Monthly Amortization will increase to $20,833.00.

On August 31, 2004, the Company entered into another Secured Convertible Term Note with Laurus Master Fund, LTD. in the amount of three million dollars which is convertible into shares of the Company’s common stock, $.001 par value per share at an initial fixed conversion price of $1.00 per share of common stock. Amortizing payments of the aggregate principal amount outstanding under this loan agreement of $8,333 began on March 1, 2005 and recur on the first calendar day of each succeeding month thereafter until the September 1, 2005. Monthly payments of principal are from October 1, 2005 through August 31, 2007, the Monthly Amortization will increase to $20,833.00.

Under Article II of the Loan Agreement, there is a conversion repayment option. Subject to the terms of the Loan Agreement, Laurus Master Fund, LTD., shall have the sole option to determine whether to elect to accept payment of the monthly amount on each repayment date either in cash or in shares of Common Stock, or a combination of both. This election notice has to be delivered to the Company in writing by the fifth business day prior to each amortization date.

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

NOTE I – DEBT/FINANCING (continued)

Also, on February 27, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date and at any time or from time to time before February 27, 2011, up to 500,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows:

(i)	a price of $1.25 –125% of the Fixed Conversion Price for the first 166,667 shares acquired,
(ii)	a price of $1.50 –125% of the Fixed Conversion Price for the next 166,667 shares acquired,
(iii)	a price of $1.75 –125% of the Fixed Conversion Price for any additional shares acquired.

All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. In conjunction with the term loan, Laurus Master Fund was paid a fee of $105,000.

Of the $2,000,000 from Laurus Master Fund, $1,000,000 was used to repurchase 2,000 shares of the Company’s preferred stock from Kevin and Nancy Weller.

On August 31, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, Ltd., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date, and at any time or from time to time before August 31, 2011, up to 600,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows:

(i)	a price of $1.25 –125% of the Fixed Conversion Price for the first 200,000 shares acquired,
(ii)	a price of $1.50 –125% of the Fixed Conversion Price for the next 200,000 shares acquired,
(iii)	a price of $1.75 –125% of the Fixed Conversion Price for any additional shares acquired.

All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. In conjunction with the term loan, Laurus Capital Management, LLC was paid a fee of $125,000.

PIPELINE DATA INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2005

NOTE J – MERCHANT PORTFOLIO AND RESIDUAL RIGHTS PURCHASE

As of March 11, 2005, the Company and Laurus Master Fund, LTD., amended the terms of (i) that certain Registration Rights Agreement, dated as of June 16, 2004, and (ii) that certain Registration Rights Agreement, dated as of August 31, 2004, have agreed to make certain changes to each Registration Rights Agreement as set forth as follows:

Laurus has agreed to cancel that certain Common Stock Purchase warrant issued by Company dated August 31, 2004, and the Company will issue a replacement warrant for 600,000 shares of the Common Stock of the Company exercisable at $1.40 per share and the Company shall issue an additional common stock purchase warrant to Laurus to purchase up to 100,000 shares of the Common Stock of the Company

During the period ended March 31, 2005, the following merchant portfolios were acquired using funds from the Laurus financing: On February 21, 2005, our subsidiary Pipeline Data Portfolio Acquisitions, Inc. purchased the Residual Rights from an aggregate 830 merchant accounts from CPS of New York, Inc. for the purchase price of $1,090,011 and on March 1, 2005, purchased 775 merchant accounts from Advanced Internet Services, LLC. for an aggregate purchase price of $589,589 plus 64,010 shares of our restricted common stock.

NOTE K – SUBSEQUENT EVENTS

On March 16, 2005, the Company announced that it had signed a letter of intent to acquire Florida-based Charge.com. Under the terms of the agreement, the Company will purchase Charge.com for $7.5 million in cash, $3.5 million in the form of a promissory note, 5 million shares of Company common stock and an additional 1 million shares of Company common stock based on Charge.com fulfilling certain performance requirements. As of July 15, 2005, an agreement and plan of merger was entered into by and among the Company, Charge.com, Inc. and a newly-formed subsidiary of the Company, Charge.com Acquisition, Inc.

DRAKEFORD & DRAKEFORD, LLC

CERTIFIED PUBLIC ACCOUNTANTS

554 Duncan Road

Royston, Georgia 30662

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Directors of

Charge.Com, Inc.

We have audited the balance sheet of Charge.Com, Inc. as of December 31,2004, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charge.Com, Inc., as of December 31, 2004 and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

/S/ Drakeford & Drakeford, LLC

March 25, 2005

CHARGE.COM, INC.

BALANCE SHEETS

	June 30, 2005	December 31, 2004

	Unaudited

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,224,373	$608,625
Accounts receivable	314,024	320,532

Total current assets	1,538,397	929,157
PROPERTY AND EQUIPMENT, net	689	804

TOTAL ASSETS	$1,539,086	$929,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$47,658	$22,839
Loans payable	37,500	7,652

Total current liabilities	85,158	30,491

STOCKHOLDERS’ EQUITY
Common stock authorized 1,000 shares, $1.00 par value each. At June 30, 2005 and December 31, 2004, there are 500 shares outstanding respectively	500	500
Retained Earnings	1,453,428	898,970

Total stockholders’ equity	1,453,928	899,470

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,539,086	$929,961

The accompanying notes are an integral part of these statements.

CHARGE.COM, INC.

STATEMENTS OF OPERATIONS

	For the years ended

	December 31, 2004	December 31, 2003

Revenue	$3,533,243	$2,774,912

Operating Expenses
Salaries and payroll cost	356,337	357,121
Selling, general and administrative	834,742	821,715
Depreciation	321	5,520

Total operating expenses	1,191,400	1,184,356

Net income from operations	2,341,843	1,590,556
Other income and expenses
Interest income	6,824	4,078
Interest expense	(360)	0

Total other income	6,464	4,078

Income	$2,348,307	$1,594,634
Basic earnings per common share	$4,696.61	$3,189.68

Weighted average shares outstanding, basic	500	500

The accompanying notes are an integral part of these statements

CHARGE.COM, INC.

STATEMENT OF OPERATIONS

For The Six Months Ended June 30, 2005

Unaudited

Revenue	$1,985,205

Operating Expenses
Salaries and payroll cost	239,976
Selling, general and administrative	517,369
Depreciation	115

Total operating expenses	757,460

Net income from operations	1,227,745
Other income and expenses
Interest income	1,713

Total other income	1,713

Income	$1,229,458

Basic earnings per common share	$2,458.92
Weighted average shares outstanding, basic	500

The accompanying notes are an integral part of these statements.

CHARGE.COM, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

			Accumulated Income
	Common stock

	Shares	Amount		Total

Balance at December 31, 2003	500	$500	$1,446,737	$1,447,237
Less: Distributions to stockholders’			(2,896,074)	(2,896,074)
Net income for the year ended December 31, 2003			2,348,307	2,348,307

Balance at December 31, 2004	500	500	898,970	899,470
Less: Distributions to stockholders’			(675,000)	(675,000)
Net income for the six months ended June 30, 2005 (Unaudited)			1,229,458	1,229,458

Balance at June 30, 2005 (Unaudited)	500	$500	$1,453,428	$1,453,928

The accompanying notes are an integral part of this statement.

CHARGE.COM, INC.

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2004	For the year ended December 31, 2003

OPERATING ACTIVITIES
Net income	$2,348,307	$1,594,634
Adjustments for noncash and nonoperating items:
Depreciation	321	5,520
Distributions to shareholders’	(2,896,074)	(1,300,000)
Changes in operating assets and liabilities:
Receivables	(78,581)	24,765
Accounts payable and accrued expenses	(1,101)	(19,995)
Loans payable	(197,274)	0

Cash provided (used) by operating activities	(824,402)	304,924

INVESTING ACTIVITIES
Capital expenditures	0	(4,770)

Cash used by investing activities	0	(4,770)

FINANCIAL ACTIVITIES
Cash provided by financing activities	0	0

NET INCREASE (DECREASE) IN CASH	(824,402)	300,153
CASH BALANCE BEGINNING OF PERIOD	1,433,027	1,132,874

CASH BALANCE END OF PERIOD	$608,625	$1,433,027

NON CASH ACTIVITIES:
Interest	$0	$0

The accompanying notes are an integral part of these statements

CHARGE.COM, INC.

STATEMENT OF CASH FLOWS

For The Six Months Ended June 30, 2005

Unaudited

OPERATING ACTIVITIES
Net income	$1,229,458
Adjustments for noncash and nonoperating items:
Depreciation	115
Distributions to shareholders’	(675,000)
Changes in operating assets and liabilities:
Receivables	6,508
Accounts payable and accrued expenses	24,819
Loans payable	29,848

Cash provided (used) by operating activities	615,748

INVESTING ACTIVITIES
Capital expenditures	0
Cash used by investing activities	0
FINANCIAL ACTIVITIES
Cash provided by financing activities	0
NET INCREASE IN CASH	615,748
CASH BALANCE BEGINNING OF PERIOD	608,625

CASH BALANCE END OF PERIOD	$1,224,373

NON CASH ACTIVITIES:
Interest	$0

The accompanying notes are an integral part of these statements

CHARGE.COM, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

NOTE A –	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
1.	Nature of Operations/ Basis of Presentation

Nature of Operations

Charge.Com, Inc. (the “Company”), was incorporated in April 1999 in the state of Florida. The Company is a custom credit card transaction processor that serves as a intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants.

Basis of Presentation

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Inventories

There are no inventories as of June 30, 2005 and December 31, 2004.

3.	Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

4.	Property and Equipment

Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

The estimated service lives of property and equipment are principally as follows:

Furniture and fixtures	5 - 7 years
Computer equipment	3 - 7 years
Computer software	2 - 7 years

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company does not believe the adoption of these standards will have a material impact on the Company’s financial statements.

CHARGE.COM, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

5.	Accounts Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. As of June 30, 2005 and December 31, 2004, there are no doubtful accounts.

6.	Revenue and Cost Recognition

The Company derives revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported net of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants.

7.	Advertising Cost

Advertising cost are expensed as incurred. Advertising expense totaled $ 84,754 for the six months ended June 30, 2005 and $ 144,498 for the year ended December 31, 2004.

8.	Recent Accounting Pronouncements

New accounting statements issued, and adopted by the Company, include the following:

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement No. 14 “Business Combinations” (“SFAS 141”), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company’s results of operations, financial position or cash flows.

In July 2001, the FASB issued Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company’s 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company’s results of operations, financial position or cash flows.

In October 2001, the FASB issued Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS 142. SFAS 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also

CHARGE.COM, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. This Statement is effective for the Company’s 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 144 did not have a material impact on the Company’s results of operations, financial position or cash flows.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company’s financial position, results of operations or cash flows.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SFAS 146 in fiscal 2003, and has determined it will not impact the Company’s financial position, results of operations or cash flows.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based

Compensation-Transition and Disclosure.” This statement amends SFAS No. 123, transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complies with the disclosure provisions of SFAS 123 and SFAS 148.

In November 2002, FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others,” was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

In January 2003, FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“VIE’s”) was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE’s created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

NOTE B – EARNINGS PER SHARE

Basic net earnings per common share is computed by dividing the net earnings by the weighted average number of common shares outstanding during the period. Diluted net earnings per common share is determined using the weighted average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options.

CHARGE.COM, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004

NOTE C – INCOME TAXES

The Company has elected to be taxed as an S-Corporation and under this election the Company’s net income or loss is reportable by the stockholders. Therefore, no provision for income taxes is reflected in the accompanying statements.

NOTE D – COMMITMENTS AND CONTINGENCIES

Lease agreements

The Company entered into a standard lease agreement with ORIG, LLC. as of September 8, 2003. The term of the lease commenced on November 8, 2003 at the location of 3201 W. Commercial Boulevard, Ft. Lauderdale, Florida. The lease term is for 38 months and 23 days with a security deposit of $2,800. The rent schedule is as follows:

9/8/03 to 11/7/03 (2 months):	Rent Abated.
11/8/03 to 9/7/04 (10 months):	$1,665.00 per month
9/8/04 to 9/7/05 (12 months):	$1,731.60 per month
9/8/05 to 9/7/06 (12 months):	$1,801.53 per month
9/8/06 to 11/30/06 (2 months & 23 days):	1,873.13 per month

DRAKEFORD & DRAKEFORD, LLC

CERTIFIED PUBLIC ACCOUNTANTS

554 Duncan Road

Royston, Georgia 30662

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Directors of

World Products, Inc.

We have audited the balance sheet of World Products, Inc. as of December 31,2004, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Products, Inc., as of December 31, 2004 and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

Drakeford & Drakeford, LLC

September 29, 2005

WORLD PRODUCTS, INC.

BALANCE SHEETS

	June 30, 2005	December 31, 2004

	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,810	$10,586
Accounts receivable	19,186	6,589

Total current assets	33,996	17,175

PROPERTY AND EQUIPMENT, net	0	573

OTHER ASSETS
Trademark	678	703
Total other assets	678	703
TOTAL ASSETS	$34,674	$18,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$46,558	$21,005
Total current liabilities	46,558	21,005

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Common stock authorized 1,000 shares, no par value each. At June 30, 2005 and December 31, 2004, there are 100 shares outstanding respectively	1,000	1,000
Additional paid-in capital	1,000	1,000
Retained Earnings (deficit)	(13,884)	(4,554)

Total stockholders’ equity (deficiency)	(11,884)	(2,554)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,674	$18,451

The accompanying notes are an integral part of these statements.

WORLD PRODUCTS, INC.

STATEMENTS OF OPERATIONS

	For the year ended

	December 31, 2004	December 31, 2003

Revenue	$366,176	$289,947

Cost of goods sold	203,240	184,390
Residual payments	10,220	12,150

Total cost of goods sold and residual payments	213,460	196,540

Gross profit	152,716	93,407

Operating Expenses
Salaries and payroll cost	66,409	40,528
Selling, general and administrative	81,895	56,221
Depreciation and amortization	1,201	637
Total operating expenses	149,505	97,386

Net income (loss) from operations	3,211	(3,979)
Other income and expenses	0	0
Net income (loss)	$3,211	($3,979)

The accompanying notes are an integral part of these statements.

WORLD PRODUCTS, INC.

STATEMENTS OF OPERATIONS

Unaudited

	For the six months ended

	June 30, 2005	June 30, 2004

	Unaudited	Unaudited

Revenue	$186,629	$213,581

Cost of goods sold	96,229	119,475
Residual payments	6,113	4,189

Total cost of goods sold and residual payments	102,342	123,664

Gross profit	84,287	89,917

Operating Expenses
Salaries and payroll cost	47,978	35,719
Selling, general and administrative	45,051	44,490
Depreciation and amortization	598	575

Total operating expenses	93,627	80,784

Net income (loss) from operations	(9,340)	9,133

Other income	10	0

Net income (loss)	($9,330)	$9,133

The accompanying notes are an integral part of these statements.

WORLD PRODUCTS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

			Additional Paid-in Capital	Deficit	Total Stockholders’ Deficiency
	Common Stock

	Shares	Amount

Balance at January 1, 2003	100	$1,000	$1,000	($3,786)	($1,786)
Net loss for the year ended December 31, 2003				(3,979)	(3,979)

Balance at December 31, 2003	100	1,000	1,000	(7,765)	(5,765)
Net income for the year ended December 31, 2004				3,211	3,211

Balance at December 31,2004	100	1,000	1,000	(4,554)	(2,554)
Net loss for the six months ended June 30, 2005 (Unaudited)				(9,330)	(9,330)

Balance at June 30, 2005 (Unaudited)	100	$1,000	$1,000	($13,884)	($11,884)

The accompanying notes are an integral part of these statements.

WORLD PRODUCTS, INC.

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2004	For the year ended December 31, 2003

OPERATING ACTIVITIES
Net income	$3,211	($3,979)
Adjustments for noncash and nonoperating items: Depreciation and amortization	1,201	657
Changes in operating assets and liabilities: Receivables	2,791	(6,165)
Accounts payable and accrued expenses	(6,973)	5,634

Cash (used) by operating activities	(230)	(3,853)

INVESTING ACTIVITIES
Capital expenditures	(335)	0
Distributions	0	9,519
Officer loan	(700)	5,523

Cash provided (used) by investing activities	(1,035)	15,042

FINANCIAL ACTIVITIES

Cash provided by financing activities	0	0

NET INCREASE (DECREASE) IN CASH	(1,265)	11,189

CASH BALANCE BEGINNING OF PERIOD	11,851	662

CASH BALANCE END OF PERIOD	$10,586	$11,851

NON CASH ACTIVITIES:
Interest	$0	$0

The accompanying notes are an integral part of these statements.

WORLD PRODUCTS, INC.

STATEMENTS OF CASH FLOWS

	For the six months ended

	June 30, 2005	June 30, 2004

	Unaudited	Unaudited

OPERATING ACTIVITIES
Net loss	($9,330)	$9,133
Adjustments for noncash and nonoperating items: Depreciation and amortization	598	575
Changes in operating assets and liabilities:
Receivables	(12,597)	(6,607)
Accounts payable and accrued expenses	25,553	7,162

Cash provided by operating activities	4,224	10,263

INVESTING ACTIVITIES
Capital expenditures	0	(335)

Cash used by investing activities	0	(335)

FINANCIAL ACTIVITIES

Cash provided by financing activities	0	0

NET INCREASE IN CASH	4,224	9,928

CASH BALANCE BEGINNING OF PERIOD	10,586	11,851

CASH BALANCE END OF PERIOD	$14,810	$21,779

NON CASH ACTIVITIES:
Interest	$0

The accompanying notes are an integral part of these statements.

WORLD PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	Nature of Operations/Basis of Presentation

Nature of Operations

World Products, Inc. (the “Company”), was incorporated in March 1999 in the state of Illinois. The Company is a software and hardware developer specializing in the development of commercial payment applications across multiple hardware and software platforms. They provide wireless payment products and added services to the credit card and check-processing marketplace.

Basis of Presentation

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Inventories

There are no inventories as of June 30, 2005 and December 31, 2004.

3.	Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

Property and Equipment

Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

The estimated service lives of property and equipment are principally as follows:

Furniture and fixtures	5 - 7 years
Computer equipment	3 - 7 years
Computer software	2 - 7 years

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company does not believe the adoption of these standards will have a material impact on the Company’s financial statements.

WORLD PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

5.	Accounts Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. As of June 30, 2005 and December 31, 2004, there are no doubtful accounts.

6.	Revenue Recognition

Sales are recorded when products are delivered to the customers. Provision for discounts, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of the Company’s final test procedures.

7.	Advertising Cost

Advertising cost is expensed as incurred. Advertising expense totaled $ 435 for the six months ended June 30, 2005 and $ 550 for the year ended December 31, 2004.

8.	Recent Accounting Pronouncements

New accounting statements issued, and adopted by the Company, include the following:

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement No. 14 “Business Combinations” (“SFAS 141”), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company’s results of operations, financial position or cash flows.

In July 2001, the FASB issued Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company’s 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this

Statement. The adoption of SFAS 142 did not have an impact on the Company’s results of operations, financial position or cash flows.

In October 2001, the FASB issued Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS 142. SFAS 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. This Statement is

WORLD PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

effective for the Company’s 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 144 did not have a material impact on the Company’s results of operations, financial position or cash flows.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company’s financial position, results of operations or cash flows.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SFAS 146 in fiscal 2003, and has determined it will not impact the Company’s financial position, results of operations or cash flows.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” This statement amends SFAS No. 123, transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complies with the disclosure provisions of SFAS 123 and SFAS 148.

In November 2002, FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others,” was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

In January 2003, FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“VIE’s”) was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE’s created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

9.	Estimates

Preparing the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

WORLD PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

NOTE B - INCOME TAXES

The Company has elected to be taxed as an S-Corporation and under this election the Company’s net income or loss is reportable by the stockholders. Therefore, no provision for income taxes is reflected in the accompanying statements.

NOTE C - COMMITMENTS AND CONTINGENCIES

Lease/Rent Agreement

The Company utilizes a service to use a mail box and conference room on a month-to-month basis at $150 per month with no written agreement.

NOTE D – OTHER ASSETS

Accounting Policy for Trademarks:

In March 2002, the Company registered with the United States Department of Commerce Patent and Trademark Office, the mark “Aircharge”, serial no. 78/058,265. Costs incident to the creation and registration of trademarks, including legal fees, are capitalized. Trademarks are being amortized on a straight-line basis over a period of five to fifteen years and are stated at cost net of accumulated amortization of $ 678 and $ 703 at June 30, 2005 and December 31, 2004. Amortization expense charged to operations was $ 25 for the six months ended June 30, 2005 and $ 50 for the year 2004.

Agreement and Plan of Merger:

On September 30, 2005, the Company merged with Aircharge, Inc., a wholly-owned subsidiary of Pipeline Data Inc., with Aircharge, Inc. being the Surviving Corporation. Pursuant to the merger agreement, Aircharge, Inc. acquired all the stock of the Company in exchange for:

•	Two Hundred Thousand ($200,000) Dollars in immediately negotiable funds.
•

A promissory note in the principal amount of Five Hundred Twenty-Five Thousand ($525,000) Dollars bearing interest at LIBOR, convertible into shares of Pipeline Data Inc.’s common stock at $1.50 per share.

•	Nine Hundred Thousand Shares of Pipeline Data Inc.’s restricted common stock.
•	An additional One Million Shares of Pipeline Data Inc.’s restricted common stock subject to performance incentives.

No dealer, salesman or any other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this prospectus. This prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of our company or the facts herein set forth since the date hereof.

Until                 , 2005, 25 days after the date of this offering, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		Pipeline Data Inc. Shares
		Common Stock
Prospectus Summary	1
Risk Factors	9
Note Regarding Forward-Looking Statements	29
Use of Proceeds	30
Capitalization	32	PROSPECTUS
Dilution	33
Dividend Policy	34
Market for Common Equity and Related Stockholder Matters	35
Management’s Discussion and Analysis of Financial Condition and Results of Operations	36
Business	47
Charge.Com Acquisition	64
Pro Forma Financial Information	65
Directors, Executive Officers, Promoters and Control Persons	70
Executive Compensation	74
Security Ownership of Certain Beneficial Owners and Management	79	Maxim Group LLC
Description of Securities	81
Shares Eligible For Future Sale	88
Certain Relationships and Related Transactions	90
Underwriting	92
Legal Matters	98	, 2005
Experts	98
Disclosure of Commission Position On Indemnification for Securities Act Liabilities	98
Where You Can Find More Information	99

Subject to Completion dated November 9, 2005

Prospectus

PIPELINE DATA INC.

440,548 Shares of Common Stock

This prospectus relates to up to 440,548 shares (on a post-reverse stock split basis) of common stock, par value $.001 per share, of Pipeline Data Inc. for the sale from time to time by a selling stockholder of our securities, or by its pledgees, donees, transferees or other successors in interests. Of the shares, up to 331,173 will be issuable to the selling stockholder upon the conversion of the principal and accrued interest on an aggregate of $2,000,000 of our convertible promissory notes issued in connection with our private financing in September 2005 based on a conversion price of $8.80 per share. In addition, up to 109,375 shares are issuable upon the exercise of warrants issued in connection with our private financing. The shares issuable upon the conversion of the convertible promissory notes and the exercise of the warrants includes shares issued pursuant to certain anti-dilution provisions contained in the convertible promissory notes or the warrant.

The distribution of shares offered hereby may be effected in one or more transactions that may take place on the American Stock Exchange, including ordinary brokers’ transactions, in privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders.

The selling stockholder and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

On ________, 2005, a registration statement under the Securities Act with respect to a public offering by us underwritten by Maxim Group LLC of [                     ] shares of common stock, was declared effective by the U.S. Securities and Exchange Commission. We will receive approximately $[                       ] of net proceeds from the offering (assuming no exercise of the underwriter’s over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE A-2 OF THIS PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is               , 2005

RISK FACTORS

With respect to Risk Factors, the alternate Prospectus will have all of the same Risk Factors as the underwritten public offering except the Risk Factors entitled “We will have broad discretion over how we use the proceeds of this offering, and we may use them for corporate purposes that do not immediately enhance our profitability or market-share” and “You will suffer immediate and substantial dilution as a result of this offering” will be deleted in their entirety. In addition, the Risk Factors entitled “Our executive officers, directors and stockholders have substantial control over our business and their interest may not be aligned with the interest of our other stockholders” and “Future sales of our common stock, or the perception in the public markets that these sales may occur, could depress or stock price” are amended to read in their entirety as follows:

Risks Relating to this Offering

Our executive officers, directors and principal stockholders have substantial control over our business, and their interests may not be aligned with the interests of our other stockholders.

Currently our officers and directors, together with their affiliates, will beneficially own approximately [       ]% of our outstanding common stock. In addition, assuming the Charge.com acquisition is consummated, our officers and directors and the founders of Charge.com, together with their respective affiliates, will beneficially own approximately [      ]% of our outstanding common stock. Accordingly, these stockholders, acting together, will be able to exert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders may dictate the day-to-day management of our business. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination or a sale of all or substantially all of our assets.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could depress our stock price.

Sales of substantial amounts of our common stock in the public market, or the perception in the public markets that these sales may occur, could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities or to make acquisitions through the issuance of additional shares of our common stock or other equity securities. Currently, there are [       ] shares of our common stock outstanding. In addition, there will be options to purchase a total outstanding under our Non-Statutory Incentive Stock Option Plan, including, without limitation, options issued to former executives of Aircharge, and options to be issued to the principals of Charge.com. In addition, we anticipate that we will issue Nine Million Five Hundred Thousand ($9,500,000) Dollars in shares of our restricted common stock in connection with the acquisition of Charge.com as well as any additional shares in connection with price protection provisions for certain of such shares. We also anticipate that (i) pursuant to our acquisition of Aircharge, we will issue additional shares in connection with the conversion of a $525,000 promissory note and a potential one million (1,000,000) share issuance (on a pre-reverse stock split basis) in connection with performance incentives and (ii) pursuant to our recently completed private placement with CAMOFI Master LDC, we may issue up to an additional 3,524,385 shares (on a pre-reverse stock split basis) in connection with the conversion of a $2,000,000 convertible promissory note, including interest thereon, and the exercise of warrants or pursuant to certain anti-dilution provisions contained in the convertible promissory notes or the warrant. Our current stock option and warrant holders and holders of convertible promissory notes, on a fully-diluted basis assuming exercise of all outstanding options and warrants and conversion of the convertible promissory notes, currently own [        ]% of the outstanding shares of our common stock.

Such amount does not include [                ] shares issuable upon the conversion of secured convertible notes held by Laurus Master Fund, which are expected to be paid off with the proceeds from this offering.

[remainder of page intentionally left blank]

USE OF PROCEEDS

We will receive the exercise price of the warrants when exercised by the selling stockholders. Such proceeds will be used for working capital purposes. We will not receive any of the proceeds from the reoffer and resale of the shares of common stock by the selling stockholders.

SELLING STOCKHOLDER

An aggregate of up to 440,548 shares (on a post-reverse stock split basis) may be offered by a stockholder who received convertible promissory notes and warrants in connection with our private financing in September 2005. See “Prospectus Summary - Private Financings” and “Description of Securities.”

The following table sets forth certain information with respect to the selling stockholder for whom we are registering shares for resale to the public. No material relationships exist between the selling stockholder and us nor have any such material relationships existed within the past three years, except as described below.

Selling Stockholder	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned before the Offering	Maximum Number to be Sold	Number of Shares Beneficially Owned after the Offering

CAMOFI Master LDC (1)	440,548	9.9%	440,548	0

_________________

(1)	Based on a Schedule 13G filed by CAMOFI Master LDC, Richard Smithline and CAM Opportunity Advisors LLC, CAMOFI Master LDC currently holds an aggregate of 440,548 shares (on a post-reverse stock split basis) underlying Convertible Notes and warrants. Richard Smithline is a Director of CAMOFI Master LDC and his address is 350 Madison Avenue, 8th Floor, New York, New York 10017. CAM Opportunity Advisors LLC is the investment manager of CAMOFI Master LDC and its address is 350 Madison Avenue, 8th Floor, New York, New York 10017. The amount reflected above does not include any shares that may be issued pursuant to any accrued interest on the Convertible Notes or certain anti-dilution provisions of the Convertible Notes and the warrants. In addition, the terms of the Convertible Notes and warrants provide that CAMOFI Master LDC is not entitled to receive shares upon exercise of the warrants, upon payment of principal and interest on the notes, or upon conversion of the notes if such receipt would cause CAMOFI Master LDC to be deemed to beneficially own in excess of 9.99% of the outstanding shares of our common stock on the date of issuance of such shares.

The sale of shares of common stock underlying the private financing convertible promissory notes and warrants by the selling stockholder may be effected from time to time in transactions (which may include block transactions by or for the account of the selling stockholder) on the American Stock Exchange, in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

The Selling Stockholder may effect such transactions by selling its shares underlying private financings notes and warrants directly to purchasers, through broker-dealers acting as agents for the selling stockholders or to broker-dealers who may purchase such shares as principals and thereafter sell the shares underlying private financings notes and warrants from time to time on the American Stock Exchange, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

The selling stockholder and broker-dealers, if any, acting in connection with such sales might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

On the date of this prospectus, the registration statement which includes this Prospectus was declared effective under the Securities Act. Such registration statement also relates to an underwritten public offering of [                    ] shares of common stock. Sales of the common stock underlying the CAMOFI Master LDC convertible promissory notes and warrants by the selling stockholder after such dates, or the potential of such sales, could have an adverse effect on the market price of the common stock.

No dealer, salesman or any other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this prospectus. This prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of our company or the facts herein set forth since the date hereof.

Until                         , 2005, 25 days after the date of this offering, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		Pipeline Data Inc. Shares Common Stock
Prospectus Summary	1	_________________________ PROSPECTUS _________________________
Risk Factors	A-2
Note Regarding Forward-Looking Statements	29
Use of Proceeds	30
Capitalization	32
Dividend Policy	34
Market for Common Equity and Related Stockholder Matters	35
Management’s Discussion and Analysis of Financial Condition and Results of Operations	36
Business	47
Charge.Com Acquisition	64
Pro Forma Financial Information	65
Directors, Executive Officers, Promoters and Control Persons	70
Executive Compensation	74
Security Ownership of Certain Beneficial Owners and Management	79
Selling Stockholders	A-5
Description of Securities	81
Shares Eligible For Future Sale	88	, 2005
Certain Relationships and Related Transactions	90
Legal Matters	98
Experts	98
Disclosure of Commission Position On Indemnification for Securities Act Liabilities	98
Where You Can Find More Information	99

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Certificate of Incorporation contains provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law (the “DGCL”) or for any transaction from which the director derived an improper personal benefit) and (ii) indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. As a result of this provision, our or our stockholders’ ability to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

In addition, the Certificate of Incorporation and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement. The following amounts are estimates and are subject to change.

ITEM	AMOUNT ($)

SEC Registration Fee		$3,688.31
NASD Fess		$3,174.89
EDGAR Filing Expenses	$
Printing fees	$
AMEX Listing fees	$
Transfer Agent Fees	$
Legal Fees	$
Accounting Fees	$
Miscellaneous	$

TOTAL	$

Item 26. Recent Sales of Unregistered Securities.

With respect to all of the transactions listed below, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Pursuant to the NMSI Acquisition Agreement, dated August 26th, 2002, whereby we purchased our NMSI subsidiary, we agreed that during the initial 36-month period of the agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

As part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000 from our company. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004.

On February 27, 2004, we entered into a financing arrangement with Laurus Master Fund, Ltd., a financial institution specializing in funding small and micro-capitalization companies. We issued Laurus Master Fund, Ltd. a $2,000,000 convertible note on February 27, 2004, a $1,000,000 convertible note on June 16, 2004 and a $3,000,000 convertible note on August 31, 2004. These secured convertible term notes mature on February 27, 2007, June 16, 2007 and August 31, 2007, respectively, and each bears interest at the rate of six percent (6.0%) per annum. Convertible notes in the principal amount of $5,000,000 are convertible into shares of our common stock at a fixed conversion price of $1.00 per share. Convertible notes in the principal amount of $5,000,000 are convertible into shares of our common stock at a fixed conversion price of $1.25 per share to provide our company with up to $3.0 million in financing. We used $1,000,000 of the proceeds of the financing to fulfill our repayment obligation under the NMSI Acquisition Agreement to repurchase a portion of the Weller stock and to purchase rights to receive recurring revenue payments to merchant portfolios. We intend to use the remainder to acquire merchant portfolios in order to grow our business.

We issued 56,250 shares of our common stock to Gunn Allen Financial, Inc. as a finder’s fee with respect to the Laurus Master Fund, Ltd. transaction.

On March 14, 2002, Accu-Search renegotiated their note with us. We agreed to convert the $200,000 note with interest totaling $224,000 into preferred stock of Accu-Search. They also paid an upfront payment of $4,000 in cash. In addition, Accu-Search would provide Pipeline Data two years’ Web access to Accu-Search’s online data and map system. Contracts were finalized and signed and monies delivered on or about April 30, 2002. During 2003, $63,528 was received from Accu-Search representing payments of interest of $24,620 and a partial redemption of Accu-Search’s preferred shares of $38,908.

On March 8th, 2002, Jack Rubinstein, our Chairman of the Board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion, Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005. As of June 30, 2004, our company issued $1,102,423.44 in convertible debt. The outstanding notes have a two year term, accrue interest at the annual interest rate of 8% and have 33% warrant coverage at a conversion price of $.35 per share. Beginning November 1, 2003, the conversion price was $.50 per share. As of January 2004, the conversion price was $0.65 per share and as of March 8, 2004, the conversion price was $1.00 per share. On December 31, 2004 the note plus accrued interest of $22088.95 was converted to 348,825 shares of our common stock and the expiration date of the warrants was extended to March 8, 2006.

The names and amounts of the recipients are as follows:

Date	Name	Amount

12.31.02	Chasm Holdings	20,524
3.12.03	Cara J. Fascione	200,000	*
3.31.03	Chasm Holdings	26,120
6.9.03	William Haas	5,000
6.26.03	Lane Gordon	50,000	***
5.6.03	Chasm Holdings	2,000
8.8.03	Tracy Bertolino	46,873	**
9.25.03	Chasm Holdings	5,000
9.25.03	Chasm Holdings	15,000
9.2.03	Michael Greenburg	8,000
10.21.03	Chasm Holdings	15,000
10.27.03	Chasm Holdings	8,950
10.31.03	Lane Gordon	50,000
11.13.03	Lane Gordon	50,000
11.25.03	Chasm Holdings	5,000
12.18.03	Tracy Bertolino	1,400
1.8.04	Chasm Holdings	10,000
1.14.04	Chasm Holdings	4,000
1.2.04	Elaine Greenburg	5,000
1.20.04	Michael Greenburg	3,333.50
1.26.04	G. Timothy Kane	35,000
1.27.04	Alexis Rudolph	5,000
1.28.04	Tanya Crowley	15,000
1.28.04	Barbara Klein	15,000
2.3.04	Barry Shore	5,000
2.4.04	Robin & William Maher	10,000
2.5.04	Ken & Linda Swift	10,000
2.6.04	Joe Chang	5,000
2.9.04	Terry Buckley	5,000
2.13.04	Jill Johnson	5,000
2.13.04	Chris Bertolino	5,000
2.13.04	Louis Bertolino	5,000

Date	Name	Amount

2.13.04	Blair & Jill Johnson	16,000
2.17.04	Louis Bertolino	10,500
2.17.04	Carolyn Bertolino	5,000
2.19.04	David Cushing	20,000
2.25.04	Melvin Chait	9,000
2.25.04	Trudy Becker	5,000
2.25.04	Bob Erlichman	5,000
2.27.04	Peter Thompson	25,000
2.27.04	Carmen Lopez	4,000
2.27.04	Lane Gordon	50,400
3.5.04	Bob Erlichman	7,500
3.8.04	David Cushing	20,000
4.22.04	Donald Swift	3,000

______________
*	Note and accrued interest converted into Pipeline Data stock during March 2005.
**	Note and accrued interest converted into Pipeline Data stock on 8/8/2003.
***	Note and accrued interest converted into Pipeline Data stock on 8/26/2005.

On September 30, 2005, our wholly-owned subsidiary, Aircharge, Inc., acquired World Products, Inc. d.b.a. AIRCHARGE (“Aircharge”). Pursuant to our merger agreement with Aircharge we acquired all the stock of Aircharge in exchange for $200,000, a $525,000 convertible promissory note, bearing interest at LIBOR, convertible into shares of our common stock at $12.00 per share, 112,500 shares of our restricted common stock and an additional 125,000 shares of our restricted common stock if performance incentives are met.

On September 30, 2005, we entered into a financing arrangement with CAMOFI Master LDC, an affiliate of Centrecourt Asset Management LLC. Under the arrangement, we issued CAMOFI Master LDC a $2,000,000 in convertible note that will mature on September 30, 2008. The convertible note bears interest at an adjustable rate of Wall Street Journal Prime Rate plus two and one-half percent (2.5%). The note is convertible into registered shares of our common stock at a fixed conversion price of $1.10 per share. We granted to CAMOFI Master LDC a second priority security interest in our assets after the Laurus Fund to secure the obligations under the note pursuant to a security agreement dated September 30, 2005. Pursuant to the financing arrangement, we issued CAMOFI Master LDC warrants to purchase 700,000 shares of our common stock. The warrants have a five year term and have an exercise price of $1.10 per share.

Item 27. Exhibits and Financial Statement Schedules

Exhibit No.	Description

1.1*****	Form of Underwriting Agreement between the Company and Maxim Group LLC

3.1*	Certificate of Incorporation

3.2*	Amended and Restated Certificate of Incorporation

3.3*	By-laws of registrant

3.4*	Form of class A Redeemable Warrant

3.5*	Form of class B Redeemable Warrant

3.6*	Form of class A Warrant Agreement

3.7*	Form of class B Warrant Agreement

3.8*	Form of Lock-up Agreement

5******	Opinion on Legality of Olshan Grundman Frome Rosenzweig &Wolosky LLP

10.1*	Web site development and servicing agreement

10.2*	Consulting Agreement with Unifund America, Inc.

10.3*	Agreement with Rainbow Media

10.4*	Promissory Note dated November 1,2000 issued by Accu-Search, Inc. as Debtor to Pipeline Date Inc. as Payee

10.5*	License Agreement for Technology dated November 1, 2000 between Pipeline Date Inc. and Accu-Search Inc.

10.6*	Amended Promissory Note by Accu-Search as Debtor to Pipeline as Payee

10.7*	Acquisition Agreement dated March 19, 2002 between the Registrant and SecurePay.Com,

10.8*	Acquisition Agreement dated August 26, 2002 between the Registrant and Northern Merchant Services, Inc.

10.9**	Securities Purchase Agreement dated February 27, 2004 between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.10**	Convertible Term Note dated February 27, 2004, made by Pipeline Data Inc. in favor of Laurus Master Fund, Ltd.

10.11**	Security Agreement dated February 27, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.12**	Registration Rights Agreement dated February 27, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.13**	Common Stock Purchase Warrant dated February 27, 2004 issued by Pipeline Data Inc, in favor of Laurus Master Fund, Ltd.

10.14**	Asset Purchase Agreement dated May 18, 2004, between Millennium Merchant Services, Inc. and Pipeline Data Processing Inc.

10.15**	Secured Term Note dated May 18, 2004 between Millennium Merchant Services, Inc. and Pipeline Data Processing Inc.

10.16**	Pledge Agreement dated May 18, 2004 Millennium Merchant Services, Inc. and Pipeline Data Processing Inc.

10.17**	Asset Purchase Agreement dated May 24, 2004 United Processing Corp and Pipeline Data Processing Inc.

10.18***	Convertible Term Note dated June 16, 2004, made by Pipeline Data Inc. in favor of Laurus Master Fund, Ltd.

10.19***	Security Agreement dated June 16, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.20***	Security Agreement dated June 16, 2004 by and between SecurePay.com, Inc. and Laurus Master Fund, Ltd.

10.21***	Security Agreement dated June 16, 2004 by and between NMSI and Laurus Master Fund, Ltd.

10.22***	Stock Pledge Agreement dated June 16, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.23***	Registration Rights Agreement dated June 16, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.24***	Common Stock Purchase Warrant dated June 16, 2004 issued by Pipeline Data Inc, in favor of Laurus Master Fund, Ltd.

10.25****	Convertible Term Note dated August 31, 2004, made by Pipeline Data Inc. in favor of Laurus Master Fund, Ltd.

10.26***	Security Agreement dated August 31, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.
10.27***	Security Agreement dated August 31, 2004 by and between SecurePay.com, Inc. and Laurus Master Fund, Ltd.
10.28***	Security Agreement dated August 31, 2004 by and between NMSI and Laurus Master Fund, Ltd.
10.29***	Security Agreement dated August 31, 2004 by and between Pipeline Data Processing, Inc. and Laurus Master Fund, Ltd.
10.30***	Stock Pledge Agreement dated August 31, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.
10.31***	Stock Pledge Agreement dated August 31, 2004 by and between Pipeline Data Processing, Inc. and Laurus Master Fund, Ltd.
10.32***	Registration Rights Agreement dated August 31, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.
10.33***	Common Stock Purchase Warrant dated August 31, 2004 issued by Pipeline Data Inc, in favor of Laurus Master Fund, Ltd.
10.34***	Guaranties dated August 31, 2004 issued in favor of Laurus Master Fund, Ltd.
10.35***	Restricted Account Agreement dated August 31, 2004 by and among North Fork Bank, Pipeline Data Inc. and Laurus Master Fund, Ltd.
10.36****	Common Stock Purchase Warrant dated March 11, 2005 issued by Pipeline Data Inc, in favor of Laurus Master Fund, Ltd.
10.37****	Letter Agreement regarding release of funds from the Restricted Account.
10.38*****	Certification of Chief Executive Officer of Pipeline Data Inc. to Laurus Master Fund, Ltd.
10.39	Securities Purchase Agreement dated September 30, 2005 between Pipeline Data Inc. and CAMOFI Master LDC
10.40	Security Agreement dated September 30, 2005 by and between Pipeline Data Processing, Inc. and CAMOFI Master LDC
10.41	Subsidiary Guarantee dated September 30, 2005 in favor of CAMOFI Master LDC
10.42	Registration Rights Agreement dated September 30, 2005 by and between Pipeline Data Inc. and CAMOFI Master LDC

10.43	$2,000,000 Senior Subordinated Secured Note dated September 30, 2005 in favor of CAMOFI Master LDC
10.44	Common Stock Purchase Warrant to Purchase 700,000 shares of common stock of Pipeline Data Inc. dated September 30, 2005 in favor of CAMOFI Master LDC
10.45	Agreement and Plan of Merger by and among Pipeline Data Inc., Charge.Com Acquisition, Inc., Charge.Com, Inc. and the shareholders of Charge.Com, Inc. dated July 15, 2005
10.46	Agreement and Plan of Merger by and among Pipeline Data Inc., Aircharge, Inc. and World Products, Inc. d/b/a Aircharge dated August 15, 2005
10.47******	Employment Agreement between Pipeline Data Inc. and James Plappert.
10.48	Employment Agreement between Pipeline Data Inc. and Thomas Tesmer.
10.49	Employment Agreement between Pipeline Data Inc. and Kevin Smith.
10.50	Employment Agreement between Pipeline Data Inc. and Kevin Weller.
10.51	Employment Agreement between Pipeline Data Inc. and Nancy Weller.
10.52	2005 Stock Option Plan.
23.1******	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (part of Exhibit 5)
23.2	Consent of Drakeford & Drakeford, Certified Public Accountant
______________
*	Previously filed as an exhibit to Registration Statement on Form SB-2, file number 333-79831
**	Previously filed as an exhibit to Registration Statement on Form SB-2, file number 333-114590
***	Previously filed as an exhibit to Amendment No. 1 to Registration Statement on Form SB-2, file number 333-121840
****	Previously filed as an exhibit to Amendment No. 2 to Registration Statement on Form SB-2, file number 333-12840
*****	Previously filed as an exhibit to Amendment No. 3 to Registration Statement on Form SB-2, file number 333-12840
******	To be filed by Amendment

Item 28. Undertakings.

The undersigned registrant hereby undertakes:
(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Sections 10(a)(3) of the Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Quincy, Commonwealth of Massachusetts, on November 9, 2005.

PIPELINE DATA INC.
By:	/s/ MacAllister Smith

MacAllister Smith Chief Executive Officer, Director
By:	/s/ Donald Gruneisen

Donald Gruneisen Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Pipeline Data Inc., a Delaware corporation that is filing a registration statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint MacAllister Smith and Donald Gruneisen, and each of them, their true and lawful attorneys-in-fact and agents; with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such amendment to registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JACK RUBINSTEIN		Director

JACK RUBINSTEIN	November 9, 2005

/s/ KEVIN WELLER		Director

KEVIN WELLER	November 9, 2005

/s/ MACALLISTER SMITH		Director

MACALLISTER SMITH	November 9, 2005